As filed with the Securities and Exchange Commission on February 12, 2013
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DECISIONPOINT SYSTEMS, INC.
 (Name of registrant in its charter)

Delaware	7373	37-1644635
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
 (949) 465-0065
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas R. Toms
Chief Executive Officer
8697 Research Drive
Irvine, CA 92618
 (949) 465-0065
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David Manno, Esq.
Jeff Cahlon, Esq. 61 Broadway
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

i

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Series D Preferred Stock, par value $0.001 per share (1)	704,200	$10.00	$7,042,000	$960.53
Common Stock, $.001 par value issuable upon conversion of Series D Preferred Stock convertible at $1.00 per share (1)(2)	7,042,000	-	-	-
Series D Preferred Stock, par value $0.001 per share, issuable as dividends (1)	253,512	$10.00	$2,535,120	$345.79
Common Stock, $.001 par value issuable upon conversion of Series D Preferred Stock issuable as dividends convertible at $1.00 per share (1)(2)	2,535,120	-	-	-
Shares of Common Stock underlying Common Stock Purchase Warrant	704,200	$1.15(5)	$809,830	$110.46

Shares of Common Stock, par value $0.001 (4)	1,558,272	$1.15(5)	$1,792,013	$244.43

Total				$1,661.21

(1)	Fee calculated pursuant to Rule 457(i).

(2)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Series D Preferred Stock held by the selling stockholders.  Pursuant to Rule 416 under the Securities Act, the shares offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. No registration fee is required pursuant to Rule 457(i).

(3)	No registration fee required pursuant to Rule 457(g).

(4)  Represents outstanding shares of common stock.

(5) Estimated at $1.15 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board on February 8, 2013, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2013

PRELIMINARY PROSPECTUS

DECISIONPOINT SYSTEMS, INC.

Up to 957,712 shares of Series D Preferred Stock and 11,839,592 Shares of Common Stock

This prospectus relates to the offering by the selling stockholders of up to 957,712 shares of Series D Preferred Stock and 11,839,592 shares of common stock of DecisionPoint Systems, Inc.

Selling stockholders will offer their respective shares of Series D Preferred Stock at a fixed price of $10.00 per share until the Series D Preferred Stock is quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

Our Series D Preferred Stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our Series D Preferred Stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   If our shares of Series D Preferred Stock become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

The selling stockholders will offer their shares of Series D Preferred Stock at a fixed price of $10.00 per share until such shares are quoted on the Over-the-Counter Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.

Our common stock is traded on the OTC Bulletin Board under the symbol “DPSI.” On February 8, 2013, the closing price of our common stock was $1.17 per share. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

 We will bear all costs relating to the registration of these shares of our common stock and Series D Preferred Stock, other than any selling stockholders’ legal or accounting costs or commissions.

We will not receive any proceeds from the sale of common stock and Series D Preferred Stock by the selling stockholders.

Investing in our Series D Preferred Stock and common stock involves a high degree of risk. Before making any investment in our Series D Preferred Stock or common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors ” beginning on page __ of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated _____________, 2013

v

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not undertake to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under “Risk Factors” beginning on page __ of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

In this prospectus, we refer to DecisionPoint Systems, Inc. as the “Company,” “we”, “us” or “our”.

Our Company

We are an enterprise systems integrator that provides mobility systems integration and supply chain systems integration, as well as traditional scanning and mobility hardware solutions.  We design, deploy and support mobile computing and wireless systems that enable our customers to access enterprise data at the point of decision whether they are on the retail selling floor, warehouse loading dock or on the road making deliveries.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  We also provide professional services including consulting, proprietary and third party software and software customization as an integral part of our customized solutions for our customers.  Our supply chain systems integration offerings include Warehouse Management Systems, Transportation Management Systems, and Enterprise Resource Planning Systems as well as legacy systems.  We operate in one business segment.

We deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line employees, inside and outside of the ‘four-walls’.  It is these systems which provide the information to improve the hundreds of individual business decisions made each day.  The “productivity paradox” is that the information remains locked away in their organization’s enterprise computing system, and historically, accessible only when employees were at their desk.  Our solutions solve this productivity issue.  As a result our customers are able to move their business decision points closer to their own customers who in turn, drive their own improved productivity and operational efficiencies.

We accomplish this by providing our customers with everything they need to achieve their enterprise mobility goals, starting with the planning of their systems, to the design and build stage, to the deployment and support stage, and finally to achieving their projected Return On Investment.

We have developed an ‘ecosystem’ of partners which we bring to every customer situation.  The standout partner in this ecosystem is Motorola Solutions, Inc. (“Motorola Solutions”), for whom we consistently are rated one of its top Value Added Resellers (“VAR”) and which provides the vast amount of our re-sold products including bar code scanners, battery’s charging stations and accessories.  We also partner with other top equipment and software suppliers such as Zebra Technologies Corporation, Datamax - O’Neil — a unit of the Dover Corporation, in addition to a host of specialized independent software vendors such as AirVersent, AirWatch, Antenna Software, Verifone GlobalBay and Wavelink.

We are focused on several commercial enterprise markets.  These include retail, manufacturing, distribution, transportation and logistics.  We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers.  These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental.  This part of our business did not exist a few years ago.  But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities.  We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers.  Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

We have several offices throughout the U.S which allows us to serve any customer on a nation-wide basis.  We can provide depot services through our West and East coast facilities.

We have recently seen indications that the major retailers are optimistic about the future economic climate which will translate into increased opportunities in our largest target market.  Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

An investment in DecisionPoint Systems, Inc. is speculative and involves substantial risks. You should read the “Risk Factors” section of this Memorandum for a discussion of certain factors to consider carefully before deciding to invest in us.

Recent Developments

On June 4, 2012 (the “Apex Closing Date”), pursuant to a Stock Purchase Agreement, the Company acquired all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada.  Apex is a leading provider of wireless mobile work force software solutions.  Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management.  Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world.

In consideration for the shares of Apex, the Company paid CDN$5,000,000 (US$4,801,000 at the Apex Closing Date) in cash.  The Company could pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Apex Closing Date) in consideration  for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization in the period ended July 2013.

On July 31, 2012 (the “Illume Closing Date”), the Company entered into an asset purchase agreement (the “Illume Purchase Agreement”) with MacroSolve, Inc. (the “Seller”). Pursuant to the Illume Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the Seller’s Illume Mobile division (“Illume Mobile”), for a purchase price of $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock.  The number of shares to be issued was based on a value of $1.215 per share which was based on the volume weighted-average trading price of the Company’s common stock over the twenty trading days prior to the Illume Closing Date.  Pursuant to the asset purchase agreement, the Company may be required to make an additional payment (“Additional Payment”) to the Seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company.  The value of the shares will be based on the closing price of the Company’s common stock on the one year anniversary of the Illume Closing Date.  The Additional Payment will be paid within 30 days of the one year anniversary of the Closing Date.  The Illume Mobile business acquired by the Company includes patent protected domain expertise in developing Enterprise mobile software for Android and Apple (iOS) mobile devices.

Corporate Information

DecisionPoint Systems, Inc., formerly known as Comamtech, Inc., was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”).  On June 15, 2011, we entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation that had been publicly traded since June 2009 (“Old DecisionPoint”).  Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company.  Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”).  On June 15, 2011, both companies were reincorporated in the State of Delaware.

About this Offering

Series D Private Placement

On December 20, 2012, we entered into and closed a securities purchase agreement (the “Series D Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which we sold an aggregate of 633,600 shares of Series D Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).

We retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series D First Closing. We paid the Placement Agent $506,880 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 633,600 shares of our common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D First Closing. The Investors included certain of our officers, directors and employees, who purchased an aggregate of 20,700 Series D Preferred Shares.  We used $4.7 million of the proceeds from the Series D Closing to redeem all of our outstanding shares of Series C Preferred Stock.

On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock (the “Series D Second Closing”, and together with the Series D First Closing, the “Series D Closings”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold.  The Placement Agent acted as the placement agent for the Series D Second Closing as well. We paid the Placement Agent $56,480 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent Placement Agent Warrants to purchase 70,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Series D Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Second Closing for an aggregate of 704,200 such Placement Agent Warrants.  The Investors included one of our officers who purchased an aggregate of 2,500 Series D Preferred Shares.

Gross Proceeds		$7,042,000
Less:
Redemption of Preferred Series C Shares	$4,732,567
Payment of placement agent fees, including other estimated costs	881,921
Funds restricted pursuant to terms of APEX Stock Purchase Agreement	1,427,512
		7,042,000
Funds available for general corporate purposes		$-

Our proceeds from the Series D Closings, before deducting placement agent fees and other expenses, were  approximately $7.0 million. We used $4.7 million for redemption of all of our outstanding shares of Series C Preferred Stock. Approximately $0.9 million was used to pay fees and expenses of this offering, and $1.4 million are funds restricted pursuant to terms of APEX Stock Purchase Agreement.

Pursuant to the Series D Purchase Agreement, we agreed to, within 60 days of the final closing under the Series D Purchase Agreement, (a) file a registration statement (the “Registration Statement”) with the SEC covering the re-sale of the Series D Preferred Shares, the shares of common stock underlying the Series D Preferred Shares, the shares of Series D Preferred Stock issuable as dividends on the Series D Preferred Shares (the “PIK Shares”), the shares of common stock underlying the PIK Shares, and the shares of common stock underlying the Placement Agent Warrants, (b) file a registration statement under the Securities Exchange Act of 1934, as amended, with the SEC registering the class of Series D Preferred Stock, and (c) use our best efforts, including seeking and cooperating with one or more market makers, to cause the quotation of the Series D Preferred Stock on the OTC Bulletin Board and the OTC QB tier of the OTC Markets Group. We also agreed to use our best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement), and to keep such Registration Statement effective for a minimum of three years.

In connection with the Series D First Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

This prospectus includes (i) 704,200 Series D Preferred Shares sold under the Series D Purchase Agreement, (ii) 253,512 PIK Shares of Series D Preferred Stock issuable as dividends on the Series D Preferred Shares (calculated based on a 12% dividend rate at a Conversion Price of $1.00 over three years), (iii) 7,042,000 shares of common stock issuable upon conversion of the 704,200 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement, (iv) 2,535,120 shares of common stock underlying the PIK Shares, (v) 704,200 shares of common stock underlying the Placement Agent Warrants, and (vi) 1,558,272 shares of common stock held by certain selling stockholders.

Preferred stock offered by the selling stockholders 957,712 shares of preferred stock, including the following:	- 704,200 Series D Preferred Shares sold under the Series D Purchase Agreement; and - 253,512 PIK Shares issuable as dividends on the Series D Preferred Shares.

Common stock offered by the selling stockholders 11,839,592 shares of common stock, including the following:

- 7,042,000 shares of common stock underlying the Series D Preferred Shares sold under the Series D Purchase Agreement,

- 2,535,120 shares of common stock underlying the PIK Shares;

- 704,200 shares of common stock underlying the Placement Agent Warrants; and

- 1,558,272 shares of common stock presently issued and outstanding.

Common stock to be outstanding after the offering	Up to 19,581,759 shares. (1)

OTCBB symbol	DPSI

 (1) Based on 9,300,439 shares of common stock outstanding as of January 31, 2013. Assumes conversion of the 704,200 Series D Preferred Shares and 253,512 PIK Shares offered hereunder and exercise of the Placement Agent Warrants.

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

Our limited operating history as a public company makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although our management team has been engaged in software development for an extended period of time and we began the operations of our current business in December 2003, we have only been operating as a public company with our current operations since June 2009.  We have a limited operating history in our current combined form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

The RFID industry is characterized by rapid technological change, and our success depends upon the frequent enhancement of existing products and timely introduction of new products that meet our customers’ needs.

Customer requirements for RFID products are rapidly evolving and technological changes in our industry occur rapidly. To keep up with new customer requirements and distinguish us from our competitors, we must frequently introduce new products and enhancements of existing products. Enhancing existing products and developing new products is a complex and uncertain process. It often requires significant investments in research and development (“R&D”) which we do not undertake. We do not have adequate resources to invest in R&D that will keep pace with technological changes in our industry. Even if we made adequate investments in R&D, they may not result in products attractive or acceptable to our customers. Furthermore, we may not be able to launch new or improved products before our competition launches comparable products. Any of these factors could cause our business or financial results to suffer.

Future business combinations and acquisition transactions, if any, as well as recently closed business combinations and acquisition transactions may not succeed in generating the intended benefits and may, therefore, adversely affect shareholder value or our financial results.

Integration of new businesses or technologies into our business may have any of the following adverse effects:

●	We may have difficulty transitioning customers and other business relationships.
●	We may have problems unifying management following a transaction.
●	We may lose key employees from our existing or acquired businesses.
●	We may experience intensified competition from other companies seeking to expand sales and market share during the integration period.
●	Our management’s attention may be diverted to the assimilation of the technology and personnel of acquired businesses or new product or service lines.
●	We may experience difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds.

The inability of our management to successfully integrate acquired businesses, and any related diversion of management’s attention, could have a material adverse effect on our business, operating results and financial condition.

Business combinations and other acquisition transactions may have a direct adverse effect on our financial condition, results of operations or liquidity, or on our stock price.

To complete acquisitions or other business combinations, we may have to use cash, issue new equity securities with dilutive effects on existing stockholders, take on new debt, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on our balance sheet, results of operations or liquidity. We are required to record certain financing and acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. These and other potential negative effects of an acquisition transaction could prevent us from realizing the benefits of such transactions and have a material adverse impact on our stock price, revenues, revenue growth, balance sheet, results of operations and liquidity.

We expect that we will need to raise additional funds, and these funds may not be available when we need them or the additional funds may not be obtained on favorable terms.

We believe that we will need to raise additional monies in order to fund our growth strategy and implement our business plan. Specifically, we expect that we will need to raise additional funds in order to pursue rapid expansion, develop new or enhanced services and products, and acquire complementary businesses or assets. Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business. There can be no assurance that additional financing will be available when needed, on favorable terms, or at all. If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

Our competitors may be able to develop their business strategy and grow revenue at a faster pace than us, which would limit our results of operations and may force us to cease or curtail operations.

The wireless mobile solutions marketplace, while highly fragmented, is very competitive and many of our competitors are more established and have greater resources. We expect that competition will intensify in the future. Some of these competitors also have greater market presence, marketing capabilities, technological and personnel resources than we do. As compared with our company therefore, such competitors may:

●	develop and expand their infrastructure and service/product offerings more efficiently or more quickly
●	adapt more swiftly to new or emerging technologies and changes in client requirements
●	take advantage of acquisition and other opportunities more effectively
●	devote greater resources to the marketing and sale of their products and services
●	leverage more effectively existing relationships with customers and strategic partners or exploit better recognized brand names to market and sell their services.

These current and prospective competitors include:

●	other wireless mobile solutions companies such as International Business Machines, Accenture, Sedlak, Peak Technologies, Agilysys, Acsis, Stratix and Catalyst International
●	in certain areas our existing hardware suppliers, in particular Motorola Solutions but also Intermec, Zebra and others
●	the in-house IT departments of many of our customers.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 19.4% of our revenues from two customers in 2012. We derived approximately 24% of our revenues from our two largest customers in 2011. Customer mix shifts significantly from year to year, but a concentration of the business with a few large customers is typical in any given year. A decline in our revenues could occur if a customer which has been a significant factor in one financial reporting period gives us significantly less business in the following period.

For the year ended December 31, 2012, we had one customer within the healthcare industry that generated 12.5% of our total sales, and another customer, which is a leading provider of communication technologies that generated 6.9% of our total sales. Any one of our customers could reduce their orders for our products and services in favor of a more competitive price or different product at any time.

Our contracts with these customers and our other customers do not include any specific purchase requirements or other requirements outside of the normal course of business. The majority of our customer contracts are on an annual basis for service support while on a purchase order basis for hardware purchases. Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities. These sales are ultimately subject to the time that the units are installed at all of the customer locations as per their requirements. Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company. Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days. General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

Growth of and changes in our revenues and profits depend on the customer, product and geographic mix of our sales. Fluctuations in our sales mix could have an adverse impact on or increase the volatility of our revenues, gross margins and profits.

Sales of our products to large enterprises tend to have lower prices and gross margins than sales to smaller firms. In addition, our gross margins vary depending on the product or service made. Growth in our revenues and gross margins therefore depends on the customer, product and geographic mix of our sales. If we are unable to execute a sales strategy that results in a favorable sales mix, our revenues, gross margins and earnings may decline. Further, changes in the mix of our sales from quarter-to-quarter or year-to-year may make our revenues, gross margins and earnings more volatile and difficult to predict.

Our sales and profitability may be affected by changes in economic, business or industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

●	the introduction and market acceptance of new technologies, products and services;
●	new competitors and new forms of competition;
●	the size and timing of customer orders;
●	the size and timing of capital expenditures by our customers;
●	adverse changes in the credit quality of our customers and suppliers;
●	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
●	changes in the terms of our contracts with our customers or suppliers;
●	the availability of products from our suppliers; and
●	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

Use of third-party suppliers and service providers could adversely affect our product quality, delivery schedules or customer satisfaction, any of which could have an adverse effect on our financial results.

We rely heavily on a number of privileged vendor relationships as a Tier-1, VAR for the Motorola Solutions Partner Pinnacle Club program, a manufacturer of bar code scanners and portable data terminals; as an Honors Solutions Provider for Intermec, a manufacturer of bar code scanners and terminals; as a Premier Partner with Zebra, a printer manufacturer, and O’Neil, the leading provider of ‘ruggedized’ handheld mobile printers. The loss of VAR status with any of these manufacturers could have a substantial adverse effect on our business.

We have not sought to protect our proprietary knowledge through patents and, as a result, our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets.

We have generally not sought patent protection for our products and services, relying instead on our technical know-how and ability to design solutions tailored to our customers’ needs. Our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets. To remain competitive, we must continually improve our existing personnel skill sets and capabilities and the provision of the services related thereto. Our success will also depend, in part, on management’s ability to recognize new technologies and services and make arrangements to license in, or acquire such technologies so as to remain always at the leading edge.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we intend to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

If we fail to continue to introduce new products that achieve broad market acceptance on a timely basis, we will not be able to compete effectively and we will be unable to increase or maintain sales and profitability.

Our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance. If we are unable to develop and introduce new products that respond to emerging technological trends and customers’ mission critical needs, our profitability and market share may suffer. The process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed.

We are active in the identification and development of new product and technology services and in enhancing our current products. However, in the enterprise mobility solutions industry, such activities are complex and filled with uncertainty. If we expend a significant amount of resources and our efforts do not lead to the successful introduction of new or improved products, there could be a material adverse effect on our business, profitability, financial condition and market share.

We may also encounter delays in the manufacturing and production of new products from our principal suppliers. Additionally, new products may not be commercially successful. Demand for existing products may decrease upon the announcement of new or improved products. Further, since products under development are often announced before introduction, these announcements may cause customers to delay purchases of any products, even if newly introduced, until the new or improved versions of those products are available. If customer orders decrease or are delayed during the product transition, we may experience a decline in revenue and have excess inventory on hand which could decrease gross profit margins. Our profitability might decrease if customers, who may otherwise choose to purchase existing products, instead choose to purchase lower priced models of new products. Delays or deficiencies in the development, manufacturing, and delivery of, or demand for, new or improved products could have a negative effect on our business or profitability.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than us. We believe that barriers to entry are not significant and start-up costs are relatively low, so our competition may increase in the future. New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost. If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion. We may not have the resources to compete effectively with current or future competitors. If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Senior Vice Presidents and certain other senior management individuals. We cannot guarantee that we will be successful in retaining the services of these or other key personnel. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

Our inability to hire, train and retain qualified employees could cause our financial condition to suffer.

The success of our business is highly dependent upon our ability to hire, train and retain qualified employees. We face competition from other employers for people, and the availability of qualified people is limited. We must offer a competitive employment package in order to hire and retain employees, and any increase in competition for people may require us to increase wages or benefits in order to maintain a sufficient work force, resulting in higher operation costs. Additionally, we must successfully train our employees in order to provide high quality services. In the event of high turnover or shortage of people, we may experience difficulty in providing consistent high-quality services. These factors could adversely affect our results of operations.

Our net operating loss carryforwards may be limited.

Pursuant to Internal Revenue Code (IRC) Section 382, annual use of our net operating loss carryforwards may be limited in the event a cumulative change in ownership of more than fifty percent occurs within a three-year period. We have not completed an IRC 382 analysis regarding the limitation of our net operating loss carryforwards. When this analysis is finalized, we may determine that our ability to use our operating loss carry forwards may be significantly limited on an annual basis.

RISKS RELATED TO OUR CAPITAL STOCK

There has been a limited trading market for our common stock.

Currently, our common stock is available for quotation on the Over-the-Counter Bulletin Board under the symbol “DPSI.” It is anticipated that there will be a limited trading market for the common stock on the Over-the-Counter Bulletin Board. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

There is no trading market for our Series D Preferred Stock and as a result you may not be able to sell our Series D Preferred Stock.

There is no market for our Series D Preferred Stock and there may never be a market for our Series D Preferred Stock. We do not anticipate that a market for our Series D Preferred Stock will develop, if at all, until after the registration statement of which this prospectus is a part has been declared effective by the Securities and Exchange Commission. In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations; the market visibility for our Series D Preferred Stock may be limited, and the lack of visibility for our Series D Preferred Stock may have a depressive effect on the market price for our Series D Preferred Stock.

The market price for our common stock may be volatile, and your investment in our common stock could decline in value.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute its business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;

•	announcements of technological innovations or new products by us or our competitors;

•	the loss of any strategic relationship;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in the capital stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our capital stock.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

If we or our existing shareholders sell a substantial number of shares of our common stock in the public market, our stock price may decline.

If we or our existing shareholders sell a large number of shares of our common stock, or the public market perceives that we or our existing shareholders might sell shares of common stock, particularly with respect to our affiliates, directors, executive officers or other insiders, the market price of our common stock could decline significantly.

In the future, we may issue additional shares to our employees, directors or consultants, in connection with corporate alliances or acquisitions, or to raise capital. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

 We do not anticipate paying dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

USE OF PROCEEDS

We will not receive any proceeds from the sale of stock offered by the selling stockholders under this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol “DSPI.”  There was no trading in our stock through June 30, 2009.

The following table sets forth the range of high and low bid prices for our common stock for each of the periods indicated as reported by the OTC BB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

First Quarter of 2011	$3.24	$1.50
Second Quarter of 2011	$3.25	$2.22
Third Quarter of 2011	$2.50	$1.85
Fourth Quarter of 2011	$2.10	$0.50
First Quarter of 2012	$1.64	$0.65
Second Quarter of 2012	$1.54	$0.90
Third Quarter of 2012	$1.35	$0.71
Fourth Quarter of 2012	$1.25	$0.55

On February 8, 2013, the closing bid price of our common stock, as reported on the OTC Bulletin Board was $1.17 per share.

Number of Stockholders

As of January 31, 2013, there were approximately 623 holders of record of our common stock.

Dividend Policy

Common Stock – The holders of our common stock are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.

We have not paid any dividends on our common stock since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Preferred Stock - The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  Dividends shall be cumulative and shall accrue on each share of the outstanding Series A and B Preferred Stock from the date of its issue. Cumulative, undeclared dividends on our Series A Preferred and Series B Preferred Shares totaled $285,168 and $62,369 at December 31, 2012, respectively.

The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days. Undeclared dividends on our Series D Preferred Shares totaled $13,887 at December 31, 2012.

Securities Authorized for Issuance under Equity Compensation Plans

In December 2010, we established the 2010 Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the Merger Agreement, we assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

Under the Plan, common stock incentives may be granted to officers, employees, directors, consultants, and advisors.  As of December 31, 2012, incentives under the Plan may be granted only in the form of non-statutory stock options and all stock options of Old DecisionPoint that were assumed by us became non-statutory options on the date of the assumption.

The Plan is administered by our Board of Directors, or a committee appointed by our Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the Plan cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of our common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of our stock, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

Provided below is information regarding our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2012 subject to our available authorized shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	544,505	$1.82	455,495
Equity compensation plans not approved by security holders	-	-	-
Total	544,505	$1.82	455,495

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

You should read the following discussion and analysis of financial condition and results of operation together with the financial statements and the related notes included in this prospectus.

In addition, some of the statements contained in this prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include, without limitation:

●	Our ability to raise capital when needed and on acceptable terms and conditions;
●	Our ability to manage the growth of our business through internal growth and acquisitions;
●	The intensity of competition;
●	General economic conditions and,
●	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.  Except as may be required under applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result more information, future events or occurrences.

OVERVIEW

We are an enterprise systems integrator that provides mobility systems integration and supply chain systems integration, as well as traditional scanning and mobility hardware solutions.  We design, deploy and support mobile computing and wireless systems that enable our customers to access enterprise data at the point of decision whether they are on the retail selling floor, warehouse loading dock or on the road making deliveries.  We provide development and integration of business applications for mobile environments.  These systems generally include mobile computers and related devices such as tablet computers, and smartphones, mobile application software for tablet computers and smartphones, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  We also provide professional services including consulting, proprietary and third party software and software customization as an integral part of our customized solutions for our customers.  Our supply chain systems integration offerings include Warehouse Management Systems, Transportation Management Systems, and Enterprise Resource Planning Systems as well as legacy systems.  We operate in one business segment.

We deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line employees, inside and outside of the ‘four-walls.’  It is these systems which provide the information to improve the hundreds of individual business decisions made each day.  The “productivity paradox” is that the information remains locked away in their organization’s enterprise computing system, and historically, accessible only when employees were at their desk.  Our solutions solve this productivity issue.  As a result our customers are able to move their business decision points closer to their own customers who in turn, drive their own improved productivity and operational efficiencies.

We accomplish this by providing our customers with everything they need to achieve their enterprise mobility goals, starting with the planning of their systems, to the design and build stage, to the deployment and support stage, and finally to achieving their projected Return On Investment.  We serve the mobile application development needs of a wide range of customers, from Fortune 500 companies to small and medium-sized businesses.  We deliver advanced, mobile applications for many device platforms including iPad®, iPhone® and Android with functionality including 3D animation, mobile video, augmented reality, GPS, and more.  Our unique combination of creativity, technical savvy, years of mobile experience and market insight enables our customers to envision their mobile applications and bring them to reality, providing the most value in the shortest amount of time.

 We have developed an ‘ecosystem’ of partners which we bring to every customer situation.  The standout partner in this ecosystem is the Motorola Solutions, Inc. (“Motorola Solutions”), for whom we consistently are rated one of its top Value Added Resellers (“VAR”) and which provides the vast amount of our re-sold products including bar code scanners, battery’s charging stations and accessories.  We also partner with other top equipment and software suppliers such as Zebra Technologies Corporation, Datamax - O’Neil — a unit of the Dover Corporation, in addition to a host of specialized independent software vendors such as AirVersent, AirWatch, Antenna Software, Verifone GlobalBay and Wavelink.

We are focused on several commercial enterprise markets.  These include retail, manufacturing, distribution, transportation and logistics.  We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers.  These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental.  This part of our business did not exist a few years ago.  But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities.  We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers.  Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

We have several offices throughout the U.S which allows us to serve any customer on a nation-wide basis.  We can provide depot services through our West and East coast facilities.

We have recently seen indications that the major retailers are optimistic about the future economic climate which will translate into increased opportunities in our largest target market.  Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

Acquisition of Illume Mobile

On July 31, 2012 (“Illume Closing Date”), we consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc.  Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma.

Founded in 1996, Illume is a mobile business solutions provider that services mobile products and platforms.  Illume Mobile’s initial core business is the development and integration of business applications for mobile environments.  Today, Illume Mobile serves the mobile application development needs of a wide range of customers, from Fortune 500s to small and medium-sized businesses.  It delivers advanced, mobile applications for many device platforms including iPad®, iPhone® and Android with functionality including 3D animation, mobile video, augmented reality, GPS, and more.  Illume Mobile seeks to leverage its combination of creativity, technical savvy, years of mobile experience, and market insight to enable customers to envision their mobile applications and bring them to reality, providing the most value in the shortest amount of time.

In consideration for the business of Illume Mobile, we paid $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of our common stock.  The number of shares issued was based on the volume weighted-average closing price of our common stock of $1.215 per share over the twenty trading days prior to the Illume Closing Date.  The closing price of our common stock on the last business day prior to the Illume Closing was $1.13 per share.  Accordingly, we valued the shares issued in conjunction with the acquisition at $697,531.

Pursuant to the Asset Purchase Agreement, we may be required to make an additional payment (“Earn Out Payment”) to the Seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of our common stock.  The value of the shares will be based on the closing price of our common stock on the one year anniversary of the Illume Closing Date.  The Earn Out Payment will be paid within 30 days of the one year anniversary of the Closing Date.  Closing costs and associated expenses totaled $0.1 million.  We paid Sigma Capital Advisors a fee of $45,000 for services provided in connection with the Asset Purchase Agreement.  The transaction was accounted for using the purchase method of accounting and the operating results for Illume Mobile have been consolidated into our results of operations beginning on August 1, 2012.

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.  The following table summarizes the fair value of the Illume Mobile assets acquired and liabilities assumed at July 31, 2012:

Assets acquired:
Accounts receivable	$16,270
Other current assets	14,886
Property and equipment	25,592
Intangible assets	630,000
Goodwill	443,801
Total assets	1,130,549

Liabilities assumed:
Accounts payable and other accrued liabilities	38,838
Unearned revenue	36,971
Total liabilities assumed	75,809
Net assets acquired	$1,054,740

Purchase consideration:
Cash paid at closing	$250,000
Shares issued at closing	697,531
Accrued earn out consideration	107,209
Total purchase consideration	$1,054,740

Under the Asset Purchase Agreement, the Earn Out Payment will be computed as follows:

(a)  If Net Revenue (as defined in the Purchase Agreement) attributable to Illume Mobile, during the one year period commencing on the Illume Closing Date) is $1,500,000 or less, the Additional Payment will be $0.

(b)  If Net Revenue (as defined in the Purchase Agreement) is greater than $1,500,000 but less than $2,000,000, the Earn Out will be $100,000.

(c)  If Net Revenue (as defined in the Purchase Agreement) is at least $2,000,000 but less than $3,000,000, the Earn Out payment will be equal to the sum of (i) $100,000 plus (ii) 40% of the excess of the Net Revenue amount over $2,000,000.

(d) If Net Revenue (as defined in the Purchase Agreement) is $3,000,000 or more, the Earn Out will be $500,000

The Earn Out amount was recorded as additional purchase price consideration and the fair value was estimated by using a probability weighting of achieving various future revenue results simulation model to calculate the present value of the earn out and determine the probability of reaching the earn out milestones.

The present value of the total earn out amount was calculated using a discount rate of 21.0%.  The discount rate was determined based on an estimated venture capital rate of return.  The fair value of the Earn Out was calculated to be approximately $107,000.

The fair value of the intangible assets acquired at July 31, 2012, and the estimated useful lives over which they are being amortized are:

	Fair Value	Estimated Useful life

Software	$310,000	3.5 years
Customer relationships	100,000	3 years
Trade name	130,000	3 years
Covenant not to compete	90,000	2 years

	$630,000

Amortization of proprietary software is calculated as the greater of the proportional revenue approach or the straight-line approach.  Amortization of customer relationships and trade names are calculated on the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years and the covenant not to compete is amortized on a straight-line basis.

The transaction resulted in a purchase price residual at the Illume Closing Date of approximately $434,000 for goodwill, representing the financial, strategic and operational value of the transaction to us.  Goodwill is attributed to the premium that we were willing to pay to obtain the value of the Illume Mobile business and the synergies created with the integration of key components of a commercial infrastructure.  The total amount of the goodwill acquired is deductible for tax purposes.

Acquisition of Apex Systems Integrators, Inc.

On June 4, 2012 (“Closing Date”), pursuant to a Stock Purchase Agreement (“Apex Purchase Agreement”), we acquired all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada.  Apex is a leading provider of wireless mobile work force software solutions.  Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management.  Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world.

In consideration for the shares of Apex, we paid CDN$5,000,000 (US$4,801,000 at the Closing Date) (“Closing Amount”) in cash.  We could pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Closing Date) in consideration of achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization (“EBITDA”)in the period ended June 2013.  Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs after the Closing Date total approximately $2.2 million which includes the issuance of 325,000 shares of the Company’s common stock. The shares were valued at $341,250 based on the market price of $1.05 per share on the Closing Date.  Of the total amount, approximately $190,000, was reflected as deferred financing costs and the remainder was reflected as a charge to selling, general and administrative expenses in our historical financial statements as follows: 1) fourth quarter ended December 31, 2011: $46,000; 2) first quarter ended March 31, 2012: $351,000: 3) second quarter ended June 30, 2012: $1,213,000; and 4) third quarter ended September 30, 2012: $380,000.  The transaction was accounted for using the purchase method of accounting and the operating results for Apex have been consolidated into our results of operations beginning on June 5, 2012.  We funded the purchase of Apex through borrowings as further explained below.

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.  The following table summarizes the fair value of the Apex assets acquired and liabilities assumed at June 4, 2012:
Assets acquired:
Accounts receivable	$242,992
Due from related party	411,926
Other current assets	63,456
Property and equipment	29,780
Intangible assets	4,465,890
Goodwill	2,448,969
Total assets	7,663,013

Liabilities assumed:
Accounts payable and other accrued liabilities	194,721
Unearned revenue	297,518
Deferred tax liability	1,183,927
Total liabilities assumed	1,676,166
Net assets acquired	$5,986,847

Purchase consideration:
Cash paid at closing	$4,801,000
Earn out consideration	1,185,847
Total purchase consideration	$5,986,847

Under the Apex Purchase Agreement, the following post-closing adjustments will be made:

(a)
if the Closing Working Capital as defined in the Apex Purchase Agreement as shown on the closing date balance sheet: (i) is less than CDN$200,000 (US$192,000 at the Closing Date), the Closing Amount shall be reduced on a dollar for dollar basis by the amount of the shortfall; (ii) is greater than CDN$200,000 (US$192,000 at the Closing Date), the Closing Amount shall be increased on a dollar for dollar basis by the amount of such excess; and (iii) is equal to than CDN$200,000 (US$192,000 at the Closing Date), there shall be no adjustment to the Closing Amount as a result of this provision; and

(b)
the Closing Amount shall be reduced on a dollar for dollar basis by the amount of any liabilities of Apex on the Closing Date as shown on the closing date balance sheet, including any taxes payable and indebtedness of Apex (other than the executory obligations under contracts and all accounts payable and accrued liabilities of Apex incurred in the ordinary course of business) and excluding any liabilities otherwise adjusted pursuant to (a) above.

Pursuant to the above, a working capital adjustment of approximately $412,000 was recorded at the Closing Date.  In July of 2012, pursuant to the above arrangement, the Closing Working Capital was audited and resulted in an adjustment of $76,414. The total due from the prior shareholder is reflected on the unaudited condensed consolidated balance sheet as of September 30, 2012, contained elsewhere in this prospectus, as due from related party and a reduction to goodwill.

In addition, if EBITDA, of Apex for the twelve months ending July 31, 2013 (“2013 EBITDA”), is equal to or less than CDN$2,000,000 (US$1,920,000 at the Closing Date), then Apex shall pay an amount equal to the product of the 2013 EBITDA multiplied by four less $4,801,000 (“2013 EBITDA Basic Earn Out Amount”), up to a maximum of CDN$3,000,000 (US$2,881,000 at the Closing Date).  An amount equal to 22.22% of the 2013 EBITDA Basic Earn Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note (“Note”).

Under the terms of the Note, Apex will pay the principal sum due on the Note in eight quarterly payments beginning on January 31, 2014 (“Installment Dates”).  Interest from and after August 1, 2013, shall be paid in arrears on the last day of each calendar quarter commencing on January 31, 2014.  The interest rate shall be determined as follows:

(i)	9% per annum, calculated and compounded quarterly before November 1, 2014; and

(ii)	11% per annum, calculated and compounded quarterly after October 31, 2014;

(iii)
except, however, that, if, during the term of the Note, we raise Net Equity Capital (as defined in the Note) in an amount greater than CDN$5,000,000 and this Note is not repaid in full within 30 days from the date that we receive such Net Equity Capital, the interest rate otherwise provided in the Note shall be 15% per annum from the end of such 30-day period to the first anniversary thereof and 20% per annum thereafter to the date of payment in full.

The Note is convertible, only on each Installment Date, at the option of the Note holder, into shares of our common stock at a conversion price that is equal to the greater of the market price of our common stock on the day prior to the conversion, or $1.00.  The shares issuable under the Note will be restricted but will have certain piggy back registration rights as set forth in the Apex Purchase Agreement.

If the 2013 EBITDA is greater than CDN$2,000,000 (US$1,920,000 at the Closing Date), then Apex shall pay an amount (the “2013 EBITDA Additional Earn Out Amount”) by which the dollar-for-dollar 2013 EBITDA exceeds CDN$2,000,000 ($1,920,000 at the Closing Date), up to a maximum of CDN$500,000 (US$480,000 at the Closing Date).  The 2013 EBITDA Additional Earn Out shall be paid by the issuance of shares of our common stock.  The number of shares to be issued shall be determined by the amount due divided by the 30 day average daily closing price of the shares of our common stock in the month of July 2013.  The shares issued will be restricted but will have certain piggy back registration rights as set forth in the Apex Purchase Agreement.

The obligations of Apex under the Apex Purchase Agreement are guaranteed by us.

The 2013 EBITDA Basic Earn Out Amount and 2013 EBITDA Additional Earn Out Amount were recorded as additional purchase price consideration and the fair value was estimated by using a Monte Carlo simulation model to calculate the present value of the earn out and determine the probability of reaching the earn out milestones.  We simulated the EBITDA in the earn out periods by varying the following inputs:

•	Revenue – Earn out period revenue was simulated based on management’s projected revenue and a standard deviation based on revenue variance shown throughout management’s 2012 - 2014 projections.

•
Cost of Goods Sold (“COGS”) Margin – Earn out period COGS margin was simulated based on management’s projected margin and a standard deviation based on COGS margin variance shown throughout management’s 2012 - 2014 projections.

•
General and Administrative Expenses (“G&A”) – Earn out period G&A expense was simulated based on management’s projected G&A expense and a standard deviation based on G&A expenses variance shown throughout management’s 2012 - 2014 projections.

Once the EBITDA was simulated in the earn out period, we then determined the amount of the 2013 EBITDA Basic Earn Out and the 2013 EBITDA Additional Earn Out that was achieved.

The present value of the total earn out amount was calculated using a discount rate of 19.7%.  The discount rate was determined based on: (i) a discount rate of 16.0% based on the cost of equity less 2.0 percent specific risk premium since the Earn Out period is only for one year, plus (ii) a counterparty risk of 3.7% based on the after-tax estimated cost of debt.  The fair value of the earn out was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date).  At the current balance sheet translation rate, approximately $1,094,000 is recorded in accrued earn out consideration in our unaudited condensed consolidated balance sheet as of September 30, 2012, contained elsewhere in this prospectus.

As part of the Apex Purchase Agreement, we are obligated to pay an additional bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as we are obligated to pay the bonus regardless of whether or not the CEO’s employment is retained.  The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date).  At the current balance sheet translation rate, approximately $162,000 is recorded in accrued earn out consideration in the unaudited condensed consolidated balance sheet, as of September 30, 2012, contained elsewhere in this prospectus.

The fair value at June 4, 2012, of the intangible assets acquired and the estimated useful lives over which they are being amortized are:

	Fair Value	Estimated Useful Life

Customer relationships	$1,536,320	9 years
ApexWare software	2,483,077	3.5 years
Trade name	432,090	7 years
Covenant not to compete	14,403	1 year

	$4,465,890

Amortization of the ApexWare software is calculated as the greater of the proportional revenue approach or the straight-line approach.  Amortization of customer relationships and trade names are calculated on the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years and the covenant not to compete is amortized on a straight-line basis.

 The transaction resulted in a purchase price residual at the Closing Date of approximately $2,449,000 for goodwill, representing the financial, strategic and operational value of the transaction to us.  Goodwill is attributed to the premium that we were willing to pay to obtain the value of the Apex business and the synergies created with the integration of key components of a commercial infrastructure.  The total amount of the goodwill acquired is not deductible for tax purposes.

On June 4, 2012, Apex entered into a Credit Agreement (“RBC Credit Agreement”) with Royal Bank of Canada (“RBC”), pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000 (US$2,641,000 at the Closing date), including a revolving demand facility with an authorized limit of CDN$200,000 (US$192,000 at the Closing Date).  In addition, Apex entered into a Loan Agreement (”BDC Loan Agreement”) with BDC Capital Inc. (“BDC”), a wholly-owned subsidiary of Business Development Bank of Canada, pursuant to which  BDC made available to Apex a term credit facility (“BDC Credit Facility”) in the aggregate amount of CDN$1,700,000 (US$1,632,000 at the Closing Date). Further, we drew amounts under our line of credit with SVB to fund the remainder of the cash purchase price.

Pro Forma Financial Information:

The following summarizes the Company’s unaudited combined results of operations for the three and nine months ended September 30, 2012 and 2011 that includes Apex and Illume Mobile: (000’s except per share data):

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011

Net revenues	$18,669	$17,258	$56,346	$44,867
Net loss attributable to common shareholders	$(1,446)	$(706)	$(5,312)	$(7,539)

Net loss per share - basic and fully-diluted	$(0.18)	$(0.08)	$(0.69)	$(1.17)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the three months ended September 30, 2012 and 2011 of $0 and $352,000, respectively, and for the nine months ended September 30, 2012 and 2011 of $572,000 and $1,056,000, respectively and (ii) a net increase in interest expense for the three months ended September 30, 2012 and 2011 of $0 and $179,000, respectively, and for the nine months ended September 30, 2012 and 2011 of $291,000 and $537,000, respectively.  Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the three months ended September 30, 2012 and 2011 of $18,000 and $53,000, respectively, and for the nine months ended September 30, 2012 and 2011 of $125,000 and $160,000, respectively.  Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for each period presented.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the Apex and Illume Mobile acquisitions been completed as of the beginning of the period presented, nor should it be taken as indicative of our future consolidated results of operations.

Recent Business Developments

Retail solution sales have continued to bounce back as the industry is in the beginning stages of a technology upgrade that will enhance retailers’ own competitiveness.  Our tablet-based assisted shopping solution suite for in-store applications is a revenue generation and productivity tool that continues to gain acceptance with existing and new retail customers.  In field mobility applications our major wireless carrier partners are embracing our Grapevine Push-to-Talk solution for enterprise and small business applications.  In addition we recently introduced a number of packaged solutions to be sold through our carrier partners which have been well received by the market.  These encouraging demand trends reinforce our belief that revenue will continue to grow in 2012.

In connection with these trends, in September 2012 we announced further upgrades to two of our bundled solutions -- Fleet Control and the Field Force Manager Pro Kit -- developed in cooperation with and fulfilled for a major Wireless Carrier.  XRS Corporation provides vehicle management applications for these mobile workforce efficiency solutions.

An Android version of APEXWare™ Field Service has been ported to a mobile application that went into beta with one account in June 2012.

In July 2012, we relocated our Foothill Ranch, CA office to a larger facility in Irvine, CA.  The new facility provides additional space to accommodate the expansion of the Express Depot and staging operation.  Additionally, the new building provides expansion for our technical support team as well as larger customer meeting and product demonstration areas.

RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations is based upon the unaudited results of operations for the three and nine months ended September 30, 2012, as compared to the same periods ended September 30, 2011.  These should be read in conjunction with our unaudited condensed consolidated financial statements and notes thereto contained elsewhere in this Prospectus along with our Form 10-K, filed with the Securities and Exchange Commission on March 30, 2012.

For comparison purposes, all dollar amounts have been rounded to the nearest million while all percentages are actual.

Comparison of the Quarters Ended September 30, 2012 and 2011

Revenues were $18.5 million for the quarter ended September 30, 2012, compared to $16.4 million for the same period ended September 30, 2011, an increase of $2.1 million or 12.9%.  The increase in revenue was primarily due to the increased field mobility solution sales and increased professional services revenue from our CMAC subsidiary in 2012 as compared to 2011.  The incremental revenue from our acquisitions of Apex and Illume Mobile has not been material in the quarter.  The return of normal product availability from our principal hardware vendor enabled us to fulfill our increased field mobility solutions sales in the current period.

During 2011, we experienced decreases in traditional mobility solutions revenue which historically generated lower gross margins, while our field mobility solutions and professional services revenues have continued to grow.  While the slowly improving economic conditions in the U.S. have had a positive effect generally, we have continued to experience greater competitive forces in the market place within our core traditional solutions business.  Major retail chains had deferred new technology implementation and delayed systems’ refresh in recent years.  Conversely, the economic environment in 2012 has continued to improve slightly, and accordingly we are continuing to see an increased volume of requests for implementation of new cost saving technology which will enable our customers to compete for the ultimate consumer spending in their retail stores.

Cost of sales were $14.2 million for the quarter ended September 30, 2012, compared to $13.0 million for the quarter ended September 30, 2011, an increase of $1.2 million or 9.2%.  Our gross profit was $4.3 million for the quarter ended September 30, 2012, compared to $3.4 million for the quarter ended September 30, 2011, an increase of $0.9 million or 26.5%.  Our realized gross margin percentage has increased by 2.6 percentage points to 23.5% in the 2012 quarter, from 20.9% in the comparable quarter of 2011.  The increase is due to the higher gross margin from our professional services revenue including CMAC and improved utilization of our professional services resources.  We believe that we would have realized even better gross margins had it not been for the very competitive environment for hardware sales across our entire customer base, as noted above.  Additionally, we have continued our increased emphasis on cost control and improved utilization and efficiency of our professional services personnel and related costs.  We expect to realize increased gross margins as our two recent acquisitions begin to ramp up their revenue as their product offerings become more integral with our existing sales force and customer base.

Selling, general and administrative expenses were $5.0 million for the quarter ended September 30, 2012, compared to $3.3 million for the quarter ended September 30, 2011, an increase of $1.7 million or 51.2%.  Substantially all of the increase was due to increased personnel and operating expenses relating to the Illume Mobile and Apex acquisitions of $0.6 million, Illume Mobile and Apex acquisition related costs of $0.5 million, and accrued severance for a terminated employee of $0.2 million.

Interest expense, which is related to our lines of credit, subordinated debt (in 2011) and our obligations to related parties, was $0.3 million for the quarter ended September 30, 2012, compared to $0.2 million for the quarter ended September 30, 2011.  The $0.1 million increase in interest expense was the result of increased borrowings outstanding as a result of the Apex acquisition in June 2012.

In connection with the Apex acquisition in June 2012, we obtained two additional new term loan facilities from separate Canadian lenders in the total of amount $4.0 million.  Principal and interest are obligations of Apex.  Expenses directly related to obtaining the financing of $0.2 million were recorded as deferred financing costs and amortized over the term of the respective loans in our unaudited condensed consolidated statements of operations and comprehensive loss as of September 30, 2012.

Comparison of the Nine Months Ended September 30, 2012 and 2011

Net sales were $54.1 million for the nine months ended September 30, 2012, compared to $42.5 million for the nine months ended September 30, 2011, an increase of $11.6 million or 27.3%.  The increase in net sales in the current nine months was due to the revenues earned by CMAC and the increase in our core revenue from the comparable period in 2011.  The incremental revenue from our two acquisitions has not been material in 2012.

Cost of sales was $42.3 million for the nine months ended September 30, 2012, compared to $34.0 million for the nine months ended September 30, 2011, an increase of $8.3 million or 24.2%, in line with the increase in net sales.  Our gross margin and gross profit were 21.9% and $11.9 million for the nine months ended September 30, 2012, respectively, as compared to 19.8% and $8.4 million for the nine months ended September 30, 2011, respectively.  We have continued to implement increased cost control for the products and services which we resell, our professional services costs were positively impacted by our better utilization associated with greater recognized revenue from these services in the current nine months and therefore, we did realize higher margins on those services.  We have continued personnel reductions in the first nine months that will be fully realized in the fourth quarter of 2012.

Selling, general and administrative expenses were $13.6 million for the nine months ended September 30, 2012, compared to $10.3 million for the nine months ended September 30, 2011, an increase of $3.3 million or 31.9%.  The increase in the current nine months was primarily the direct result of costs of $2.1 million incurred to complete our acquisitions of Apex and Illume Mobile.  Additionally, there were increased personnel and operating costs relating to the two acquisitions of $0.7 million which impacted the current nine month period.

Interest expense is primarily related to our lines of credit and term loans, and was $0.7 million for the nine months ended September 30, 2012, compared to $1.0 million for the nine months ended September 30, 2011, a decrease of $0.3 million.  Interest expense due related parties was $0.1 million and $.0.2 million for the 2012 and 2011 periods. respectively.  The decrease in interest expense was the result of the exchange of our subordinated notes for preferred stock in June 2011, lower amounts outstanding on our lines of credit and term loans in the first five months of 2012, prior to the issuance of term debt for the Apex financing.

In connection with the Apex acquisition in June 2012, we obtained two additional new term loan facilities from separate Canadian lenders in the total of amount $4.0 million.  Principal and interest are obligations of Apex.  Expenses directly related to obtaining the financing of $0.2 million were recorded as deferred financing costs and amortized over the term of the respective loans in our unaudited condensed consolidated statements of operations and comprehensive loss as of September 30, 2012.

In June 2011, we sold $4.0 million of secured debt and exchanged that same debt for convertible preferred stock in the same period.  The accrued interest expense and preferred stock issued as relating to the debt exchange along with an additional issuance of common shares, at no cost, were all treated as a loss on debt extinguishment which is recorded as a separate line in ‘other expense’ in our unaudited condensed consolidated statements of operations and comprehensive loss as of September 30, 2011.  This one-time, non-cash expense totaled $2.6 million in the period.  There were no further expenses related to this transaction in the subsequent periods.

Revenue Concentration - We derived approximately 20% and 22% of our revenues from two customers in the nine months ended September 30, 2012 and 2011, respectively.  Customer mix can shift significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in our revenues could occur if a customer which has been a significant factor in one financial reporting period gives us significantly less business in the following period.

Comparison of the Fiscal Years Ended December 31, 2011 and 2010

Revenues were $58.4 million for the year ended December 31, 2011, compared to $56.2 million for the same period ended December 31, 2010, an increase of $2.1 million or 3.8%.  The increase in revenue was primarily due to the inclusion of the operating results of our CMAC subsidiary for the entire year and the improved product availability from our principal vendor.

Although we have greater total revenues for the year, revenues from our business excluding CMAC’s revenue have declined by $9.2 million in 2011.  We have experienced decreases in traditional mobility solutions revenue which has historically generated lower gross margins, while our professional services revenues have continued to grow.  While the improved economic conditions in the U.S. which had begun in the first half of 2010, and continued throughout 2011 have had a positive effect generally, we have experienced greater competitive forces in the market place within our core hardware business.  Major retail chains had deferred new technology implementation and delayed systems’ refresh.  Conversely, the current economic environment in 2012 has stabilized whereupon we are seeing greater renewed interest and more importantly, fundamental need to implement new cost saving technology which will enable our customers to compete for the ultimate consumer spending in their retail stores.

Cost of sales were $46.4 million for the year ended December 31, 2011, compared to $45.4 million for the same period ended December 31, 2010, an increase of $1.0 million or 2.2%.

Our gross profit was $12.0 million for the year ended December 31, 2011, compared to $10.9 million for the same period ended December 31, 2010, an increase of $1.1 million or 10.5%.  Our realized gross margin percentage has increased by 1.2% to 20.5% in 2011, from 19.3% in the comparable period of 2010.  The increase in gross margin is directly due to the higher gross margin from professional services revenue from our business excluding CMAC for the full year in 2011.  We believe that we would have realized even better gross margins had it not been for the very competitive environment for hardware sales across our entire customer base, as noted above.  Another factor which reduced our realized gross margin was the integration of CMAC for the entire first quarter of 2011.  Additionally, we have continued our increased emphasis on cost control and improved utilization and efficiency of our professional services personnel and related costs.

Selling, general and administrative expenses were $13.6 million for the year ended December 31, 2011, compared to $9.6 million for the same period ended December 31, 2010, an increase of $4.0 million or 41.5%.  The majority of the increase was due to the inclusion of our CMAC subsidiary’s selling and administration expenses for the entire period of $2.4 million.  Additional increases in the year were from $0.2 million sales expenses.  Finance and administration expenses were higher due primarily to increased professional fees and investor relations expenses associated with being a public company of approximately $0.2 million, $0.5 million increase in executive salaries and applicable payroll taxes and $0.2 million increase in Director’s fees.

 Additionally, we have expensed approximately $0.2 million for a finder’s fee associated with the Merger as well as due diligence on a potential acquisition in the later part of 2011.

Interest expense, which is related to our line of credit, subordinated debt and our obligations with related parties, was $1.2 million for the year ended December 31, 2011, compared to $2.2 million for the same period ended December 31, 2010.  The $1.0 million decrease in interest expense was the result of lower associated interest expense and charges related to our senior debt and a general decrease in the amount of borrowings under our debt agreements in 2011.  Further, our related party balances were reduced in 2011 and the commensurate interest rate was reduced from 25% to 12%.  In 2010, interest expense included $421,000 for amortization of deferred financing costs and $600,000 for warrant expenses.  Our subordinated debt was fully repaid during 2010, and we ended 2010 with a line of credit and new term loan with our long standing financial institution that has resulted in significantly lower interest charges and other costs of financing as noted above for 2011.  We had originally estimated this savings to be approximately $1.0 million for 2011, which has been fully realized.

The change in other (income) expense, net to $(0.3) million of income from $1.1 million of expense for the year ended December 31, 2011 and 2010, respectively, consists primarily of expenses related to the June 2011 merger transaction that were expensed during 2010 of approximately $0.3 million and an additional $0.7 million of expenses that we incurred relating to an acquisition that did not materialize in 2010.  During 2011, we satisfied our receivable from Empresario for a net gain of $0.3 included as ‘other income’ as more fully described in the notes to the audited consolidated financial statements, contained elsewhere in this prospectus.

Liquidity and Capital Resources

Series D Preferred Stock

The proceeds to the Company from the Series D Closings, before deducting placement agent fees and other expenses, will be approximately $7.0 million. The Company used $4.7 million for redemption of all of our outstanding shares of Series C Preferred Stock. Approximately $0.9 million was used to pay the expenses of this offering. $1.4 million are funds restricted pursuant to terms of APEX Stock Purchase Agreement.

Credit Facility

In December 2006, pursuant to a Loan and Security Agreement (“Loan Agreement”), we obtained a $6.5 million line of credit, which provides for borrowings based upon eligible accounts receivable.  In March 2009, pursuant to an Amendment to the Loan Agreement (“First Amendment”), the line of credit was renewed through March 2011, and the amount available for borrowing was increased to $8.5 million.  We are required to pay an annual renewal fee of one percent of the total line of credit facility.  Pursuant to the First Amendment, the rate at which interest accrues is prime plus 4%, with a potential interest rate reduction of 0.50% based on future profitability.

The amount outstanding under our lines of credit at September 30, 2012, was approximately $4.7 million with interest accruing at 7.5%.  Availability under our lines of credit was approximately $2.7 million at September 30, 2012.  During the first quarter we paid an annual renewal fee of $100,000. The line of credit matures February 28, 2013 and is currently being negotiated.

In December 2010, the line of credit was temporarily reduced to $7.0 million in conjunction with a new Term Loan of $3.0 million in order to facilitate the CMAC acquisition.  The Term Loan was used to acquire CMAC and repay all of our remaining subordinated debt.  We paid a $60,000 commitment fee over the first six quarters of the loan and will pay a final payment of $60,000, or 2% of the principal amount borrowed, at the earlier of the maturity date in December 2013, or date of prepayment of the Term Loan.  The Term Loan accrues interest at a fixed rate of 9% and $1.25 million was outstanding at September 30, 2012.

In February 2011, pursuant to a Second Amendment to the Loan Agreement the line of credit was renewed for an additional two year period and the amount available for borrowing was increased to $10.0 million.  We paid an annual renewal fee of $100,000.  The overall credit facility with our financial institution was $13.0 million and reducing as the term loan principal is repaid over the 36 month term.

In May 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (“Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment.  The principal amount outstanding under the Term Loan accrues interest at a fixed rate equal to 9% per annum.  In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid.  This final payment of $60,000 has been recorded as a discount to the Term Loan, which is being amortized to interest expense over the term of the Loan using the effective interest method.  In September 2011, pursuant to a Limited Waiver and Amendment to Loan and Security Agreement, the Loan Agreement was amended and certain covenants were replaced or modified resulting in our being in full compliance at September 30, 2011.  In addition, the maturity date was extended to the earlier of the maturity of the line of credit (see Note 7 of the unaudited condensed consolidated financial statements as of September 30, 2012, contained elsewhere in this prosepctus) or December 1, 2013, the original maturity of the Term Loan and the principal is due in equal installments with no balloon payment.

 In conjunction with the acquisition of Apex 0n June 4, 2012, we increased our fix term loan debt as follows:

RBC Term Loan -- On June 4, 2012, Apex entered into the RBC Credit Agreement with RBC described in Notes 5 and 8 of the Notes to the unaudited condensed consolidated financial statements as of September 30, 2012, contained elsewhere in this prospectus, pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000, including a term facility (“RBC Term Loan”) in the amount of CDN $2,500,000 (US$2,400,500 at the Closing Date).  The RBC Term Loan accrues interest at RBP plus 4% (7% at September 30, 2012).  Principal and interest is payable over a three year period at a fixed principal amount of CDN $69,444 a month beginning in July 2012.  Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs in the unaudited condensed consolidated balance sheet as of September 30, 2012, contained elsewhere in this prospectus, and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014.  This amount is estimated to be $80,000.

The RBC Term Loan has certain financial covenants and other non-financial covenants.  As of September 30, 2012, Apex was not in compliance with these covenants.  RBC has indicated it is in process of providing a waiver for the covenant violations at September 30, 2012.

BDC Term Loan --   On June 4, 2012, Apex also entered into the BDC Loan Agreement (Note 5 of the unaudited condensed consolidated financial statements as of September 30, 2012, contained elsewhere in this prospectus), pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,340 at the Closing Date).  The BDC Term Loan accrues interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at that time.  In addition to the interest payable, consecutive quarterly payments of CDN$20,000, as additional interest are due beginning on June 23, 2012.  Apex paid approximately $70,000 in financing costs.

Subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex.  The maximum annual cash flow sweep in any year will be CDN$425,000.  As of September 30, 2012, the Company estimates that the cash sweep will be approximately $20,000.  Such payments will be applied to reduce the outstanding principal payment due on the maturity date.  In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date.

The terms of the BDC loan agreement also provide for a fee to BDC in the event of the occurrence of any of the following:

(a) if 50% or more of any company comprising Apex or the Company (consolidated assets or shares) is sold or merged with an unrelated entity; or

(b) if there is a change of control of Apex and/or DecisionPoint prior to the Maturity Date or any extended maturity date of the BDC Tern Loan,

In the event of (a) or (b) above, Apex will pay to the BDC a bonus in an amount equal to 2% of the aggregate value of Apex and DecisionPoint determined as at the closing date of such transaction, which bonus shall become due and payable at the time of the closing of such transaction. Notwithstanding any prepayment of the BDC Term Loan, the bonus and Apex’s obligation to pay same to the BDC will remain in full force and effect until the Maturity Date or any amended or extended maturity date agreed by the BDC such that in the event of any sale, initial public offering or similar transaction, Apex’s obligation to pay the bonus amount to the BDC will survive such prepayment.

We believe that cash on hand, plus amounts anticipated to be generated from operations and from other contemplated financing transactions, whether from issuing additional long term debt or from the sale of equity securities through a private placement, as well as borrowings available under our line of credit, will be sufficient to support our operations through September 2013.  If we are not able to raise funds through private placements, we may choose to modify our growth plans to the extent of available funding, if any, and further reduce our selling, general and administrative expenses.

Cash and Cash Flow

We have seen our revenue increase in the nine months almost 27%, due to increases in our core field mobility solutions and professional services provided by CMAC.  Our gross margin percentage improved as a result of improved utilization of our professional services resources.  Selling, general and administrative expenses increased due to significant professional fees and other expenses associated with the completion of the acquisitions of Apex and Illume Mobile of approximately $2.1 million in 2012.  Had we not incurred those substantial professional fees, our net loss of $2.4 million for the nine month period ended September 30, 2012 would have approximated breakeven.

We believe that our strategic shift to higher margin field mobility solutions, and with additional ApexWare software and professional service revenues, will improve our results through this improving economic period.

As a matter of course, we do not maintain significant cash balances on hand since we are financed by lines of credit.  Typically, any excess cash is automatically applied to the then outstanding line of credit balance.  As long as we continue to generate revenues, we are permitted to draw down on our lines of credit to fund our normal working capital needs.  As such, we anticipate that we will have more than sufficient borrowing capacity to continue our operations in the normal course of business unless unforeseeable, material economic events occur that are beyond our control.  Availability on our line of credit was $2.7 million at September 30, 2012.

In the last three complete years of operations from 2009 through 2011, we have not experienced any significant effects of inflation on our product and service pricing, revenues or our income from continuing operations.

As of September 30, 2012 and December 31, 2011, we had cash on hand of approximately $0.4 million.  We have used, and plan to use, such cash for general corporate purposes, including working capital.

For the nine months ended September 30, 2012, net cash provided by operating activities was $0.7 million, primarily due to a $3.9 million increase in accounts receivable offset by an increase in accounts payable of $0.6 million.  All of these have offset our net loss of $2.5 million in the nine month period ended September 31, 2012.  Net cash used in investing activities was $5.1 million, for the acquisitions of Apex and Illume Mobile.  Net cash provided by financing activities was $4.5 million for the nine months ended September 30, 2012, primarily from the proceeds of issuance of term debt for the acquisition of Apex in the net amount of $4.0 million, collection of a $1.5 million receivable in connection with Comamtech merger, the net reduction in our credit line of $0.7 million, the payments on our term loan of $1.0 million, paid financing expenses of $0.3 million and the payment of dividends of $0.5 million.

For the nine months ended September 30, 2011, net cash used in operating activities was $1.4 million, primarily due to a $3.0 million increase in accounts receivable offset by a reduction in accounts payable of $0.5 million and $0.8 million reduction in accrued expenses.  All of these have offset our net loss of $5.2 million in the 2011 for the period and which was also reduced by the non-cash loss debt extinguishment of $2.3 million.  Net cash used in investing activities was $1.8 million, primarily due to a $2.2 million cash payment for the acquisition of CMAC, offset by the collection of a note receivable of $0.4 million in connection with the Comamtech merger.  Net cash provided by financing activities was $3.1 million for the nine months ended September 30, 2011, primarily from the proceeds of the issuance of subordinated debt of $4.0 million, the net reduction on our credit line facility of $2.0 million, cash received in the merger with Comamtech of $2.0 million and the repayment on our term loan of $0.8 million.

As of September 30, 2012, we have negative working capital of $9.2 million and total stockholders’ equity of $0.9 million.  Included in our current liabilities is unearned revenue of $6.4 million, which reflects services that are to be performed in future periods but that have been paid and/or accrued for and therefore, do not generally represent additional future cash outflow requirements.  Included in our current assets are deferred costs of $3.6 million which reflect costs paid for third party extended maintenance services that are being amortized over their respective service periods, which do not generally represent future cash outflows.  The increase in the unearned revenue, offset by the deferred costs, continues to provide a benefit in future periods as the amounts convert to net realized revenue.

For the periods presented, the table below sets forth a non-GAAP presentation of our ‘cash’ working capital position after removing the accrual effect of the current deferred assets and liabilities and should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto, contained elsewhere in this prospectus:

	September 30,	December 31,
(000's)	2012	2011

Current assets	$16,227	$20,342
Current liabilities	25,448	24,104

Working capital - GAAP	(9,221)	(3,762)
Deferred cost	(3,603)	(3,469)
Unearned revenue	6,368	6,756

Adjusted working capital - non-GAAP measure	$(6,456)	$(475)

For the year ended December 31, 2011, net cash used in operating activities was $2.4 million.  Our net loss was $5.2 million in 2011, most of which was the result of non-cash transactions during the year.  Specifically, we had a $2.3 million non-cash loss on debt extinguishment as it related to the exchange of the $4.0 million subordinated debt for preferred stock and $1.3 million of other non-cash transactions such as depreciation and amortization, employee and non-employee stock-based compensation, and deferred taxes.  Additionally, our cash position was positively affected by the net change in our unearned revenue of $1.4 million associated with increased deferred revenues and associated costs.

During the year ended December 31, 2010, net cash used in operating activities was $2.5 million.  Our net loss was $2.2 million in 2010, of which approximately $2.0 million was due to non-cash transactions such as depreciation and amortization, employee and non-employee stock-based compensation, and deferred taxes.  Additionally, our cash position was positively affected by the $2.1 million decrease in accounts receivable.  Although accounts payable had increased by $2.6 million this was off-set by a $2.2 million reduction in accrued expenses for the payment to the CMAC shareholders in connection with the acquisition.

Net cash used in investing activities was $1.7 million for the year ended December 31, 2011, and was related to the cash payment to the shareholders of CMAC in January 2011 of $2.2 million offset by the $0.5 million collection of a note receivable in connection with the Merger in September 2011.

Net cash provided by investing activities was $0.1 million for the year ended December 31, 2010, from the assets net of cash acquired from the CMAC acquisition during December 2010.

During the year ended December 31, 2011, net cash provided by financing activities was $4.2 million, primarily due to the $4.0 million in proceeds from sale of subordinated debt and the $2.0 million of cash received from the Merger.  Cash used in financing activities was the result of $1.0 million of senior long-term debt repayment, $0.3 million of net repayments on the line of credit, $0.2 million for the purchase of treasury stock, payment of $0.1 million for the Series C Preferred Stock dividend and $0.1 million of financing costs.

For the year ended December 31, 2010, net cash provided by financing activities was $2.6 million, primarily due to $3.0 million of borrowings under the long term debt related to the acquisition of CMAC, $1.8 million of net borrowings from the line of credit for operations, $0.6 million from the exercise of employee stock options, $0.4 million from the issuance of convertible preferred stock, repayment of $2.8 million of subordinated debt and $0.4 million of paid financing costs and holding share liability.

Liquidity – Although we have historically experienced losses, a material part of those losses were from non-cash transactions In connection with these losses, we have accumulated substantial net operating loss carry-forwards to off-set future taxable income.   In order to maintain normal operations for the foreseeable future, we must continue to have access to our line of credit, become profitable and/or access additional equity capital.  There can be no assurance that we will become profitable or that we can continue to raise additional funds required to continue our normal operations.  The consolidated financial statements, contained elsewhere in this prospectus, do not include any adjustments that would be required should we not be successful with these activities.

CRITICAL ACCOUNTING ESTIMATES

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods.  In preparing the consolidated financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality.  Actual results may differ from these estimates.  In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses.  We believe that the following critical accounting policies involve a high degree of judgment and estimation:

Accounts Receivable and Allowance for Doubtful Accounts

We have policies and procedures for reviewing and granting credit to all customer accounts, including:

•	Credit reviews of all new customer accounts,
•	Ongoing credit evaluations of current customers,
•	Credit limits and payment terms based on available credit information,
•	Adjustments to credit limits based upon payment history and the customer’s current credit worthiness, and
•	An active collection effort by regional credit functions, reporting directly to the corporate financial officers.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on both recent trends of certain customers estimated to be a greater credit risk, as well as historical trends of the entire customer pool.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  To mitigate this credit risk we perform periodic credit evaluations of our customers.

Accounts receivable allowance as of September 30, 2012, were approximately $232,000, or 2.1% of the balance due.  Accounts receivable allowance as of December 31, 2011, were approximately $245,500 or 1.7% of the balance due.  We believe our reserve level is appropriate considering the quality of the portfolio as of September 30, 2012, based on the lack of any material write-offs of bad debt.  While credit losses have historically been within expectations and the provisions established, we cannot guarantee that our credit loss experience will continue to be consistent with historical experience due to the current economic recession.

 Inventory

Inventory is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  We periodically review our inventory and make provisions as necessary for estimated obsolete and slow-moving goods.  We mark down inventory by an amount equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demands, selling prices and market conditions.  The creation of such provisions results in a write-down of inventory to net realizable value and a charge to cost of sales.

Goodwill and Long-Lived Assets

Goodwill represents the excess purchase price paid over the fair value of the net assets of acquired companies.  Goodwill is subject to impairment testing as necessary, (at least once annually at December 31) if changes in circumstances or the occurrence of certain events indicate potential impairment.  In assessing the recoverability of our goodwill, identified intangibles, and other long-lived assets, significant assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets must be made, as well as the related estimated useful lives.  The fair value of goodwill and long-lived assets is estimated using a discounted cash flow valuation model and observed earnings and revenue trading multiples of identified peer companies.  If these estimates or their related assumptions change in the future as a result of changes in strategy or market conditions, we may be required to record impairment charges for these assets in the period such determination was made.

Intangible Assets

We make judgments about the recoverability of purchased finite-lived intangible assets whenever events or changes in circumstances indicate that impairment may exist.  Recoverability of finite-lived intangible assets is measured by comparing the carrying amount of the asset to the future undiscounted cash flows that the asset is expected to generate.  If it is determined that an individual asset is impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

The assumptions and estimates used to determine future values and remaining useful lives of our intangible are complex and subjective.  They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our forecasts.

Income Taxes

We account for income taxes using the asset and liability method.  Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized as deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under the accounting for uncertain tax positions the Company has clarified the recognition threshold and measurement attributes for financial statement disclosure of tax positions taken, or expected to be taken, on a tax return.  The impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority.  An uncertain tax position will not be recognized if it has a less than fifty percent likelihood of being sustained.

Revenue recognition

Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred and title has passed to the customer, which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  We generate revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract and we may be liable to refund a customer for amounts paid in certain circumstances.  This has not been an issue for us historically.

We also generate revenue from software customization and professional services on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service, also referred to as per-diem billing, is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.

When a sale involves multiple elements, revenue is allocated to each respective element at inception of an arrangement using the relative selling price method.  Selling price is determined based on a selling price hierarchy, consisting of vendor specific objective evidence (“VSOE”), third party evidence or estimated selling price.

 Stock-based compensation

We record the fair value of stock-based payments as an expense in our consolidated financial statements.  When more precise pricing data is unavailable, we determine the fair value of stock options using the Black-Scholes option-pricing model.  This valuation model requires us to make assumptions and judgments about the variables used in the calculation.  These variables and assumptions include the weighted-average period of time that the options granted are expected to be outstanding, the volatility of our common stock, the risk-free interest rate and the estimated rate of forfeitures of unvested stock options.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements as of December 31, 2012.

Inflation

We do not believe that inflation has had a material impact on our business or operating results during the periods presented.

BUSINESS

Overview

DecisionPoint Systems, Inc. (“DecisionPoint”, “Company”), is an enterprise systems integrator that provides mobility systems integration and supply chain systems integration, as well as traditional scanning and mobility hardware solutions.  We design, deploy and support mobile computing and wireless systems that enable our customers to access enterprise data at the point of decision whether they are on the retail selling floor, warehouse loading dock or on the road making deliveries.  We provide development and integration of business applications for mobile environments.  These systems generally include mobile computers and related devices such as tablet computers, and smartphones, mobile application software for tablet computers and smartphones, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  We also provide professional services including consulting, proprietary and third party software and software customization as an integral part of our customized solutions for our customers.  Our supply chain systems integration offerings include Warehouse Management Systems (“WMS”), Transportation Management Systems (“TMS”), and Enterprise Resource Planning Systems (“ERP”) as well as legacy systems.  We operate in one business segment.

The Company, formerly known as Comamtech, Inc. (“Comamtech”), was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”). On June 15, 2011, the Company entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly-owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”) incorporated on December 27, 2006, under the laws of the State of Delaware. Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company. In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”). The Company and DecisionPoint Systems International each reincorporated in the State of Delaware, subsequent to the Merger. Upon completion of the Merger, the Company adopted Old DecisionPoint’s business plan.

DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc, (“DPS Group”) and CMAC, Inc. (“CMAC”). DPS Group has two wholly owned subsidiaries, DecisionPoint Systems CA, Inc. and DecisionPoint Systems CT, Inc.  DecisionPoint Systems CA, Inc., formerly known as Creative Concepts Software, Inc. (“CCS”) was founded in 1995 and is a leading provider of Enterprise Mobility Solutions.  Enterprise Mobility Solutions are those computer systems that give an enterprise the ability to connect to people, control assets, and transact business from any location by using mobile computers, tablet computers, and smartphones to securely connect the mobile worker to the back office software systems that run the enterprise.  Technologies that support Enterprise Mobility Solutions include national wireless carrier networks, Wi-Fi, local area networks, mobile computers, smartphones and tablets, mobile software applications, middleware and device security and management software.  DecisionPoint Systems CT, Inc. formerly known as Sentinel Business Systems, Inc. (“SBS”) was founded in 1976 and has developed over time a family of powerful enterprise data collection software solutions, products and services.  The combined company is a data collection systems integrator that sells and installs mobile devices, software, and related bar coding equipment, radio frequency identification (“RFID”) systems technology and provides custom solutions and other professional services.

Following the Merger, the business conducted by us is now the business conducted by Old DecisionPoint prior to the Merger.

We deliver to our customers the ability to make better, faster and more accurate business decisions by implementing industry-specific, enterprise wireless and mobile computing systems for their front-line employees, inside and outside of the ‘four-walls’.  It is these systems which provide the information to improve the hundreds of individual business decisions made each day.  The “productivity paradox” is that the information remains locked away in their organizations’ enterprise computing system, accessible only when employees are at their desks.  Our solutions solve this productivity issue.  As a result, our customers are able to move their business decision points closer to their own customers who in turn, achieve their own improved productivity and operational efficiencies.

We accomplish this by providing our customers with everything they need to achieve their enterprise mobility goals, starting with the planning of their systems, to the design and build stage, to the deployment and support stage, and finally to achieving their projected Return On Investment.

Many of our software and systems integration projects are necessary to stabilize the customer’s existing environment in order to fully capture the intended functionality of the software application.  Examples of this include Configuration, QA Testing, Volume and Regression Testing as well as Process Improvement and Engineering.  Our team of experienced resources engages with the customer to provide a “current state” analysis as well as a “future state” roadmap that provides valuable data to executive management to make critical business decisions.

DecisionPoint Offerings

We deliver a solution that typically consists of a combination of the following:

●	specialized mobile computers
●	a wireless network infrastructure (or the use of a national wireless carrier)
●	specialized mobile application software
●	integration software to our customers’ existing enterprise systems,
●	a range of professional services needed to make it all ‘work’; and
●	industry and/or software specific consulting and integration services.

We employ a staff of consultants (both in-house and on a contract basis), architects, engineers, and support personnel to guide our customers through this process to success.

Our staff will:

●	consult with customers about their business needs
●	design the overall enterprise mobile solution to fit the needs
●	build or acquire the software needed for the solution
●	acquire the wireless and mobile computers needed
●	deliver the services to deploy it all, and
●	support the system after it has been installed.

Bringing mobile computing to the front-line enterprise worker is orders of magnitude more challenging than delivering similar technology to the consumer.  Unlike the individual consumer, a business enterprise has significant performance, reliability and security requirements.  In addition, any system must be integrated with the complex enterprise systems already in place.  Therefore, we must possess the required knowledge and be able to manage a myriad of technical details and nuances to achieve our customers’ desired outcome.

We have developed an ‘ecosystem’ of partners which we bring to every customer situation.  The standout partner in this ecosystem is Motorola Solutions, Inc. (“Motorola Solutions”) for which we consistently are one of the nation’s top Value Added Resellers (“VAR”) and which provides the vast amount of our re-sold products including bar code scanners, battery charging stations and accessories.  We also partner with other equipment and software suppliers such as Zebra Technologies Corporation, Datamax - O’Neil — a unit of the Dover Corporation, in addition to a host of specialized independent software vendors such as AirVersent, AirWatch, Antenna Software, Verifone GlobalBay and Wavelink.

Product availability from suppliers and wholesale distributors can be subject to short term delays of 30 to 60 days due to significant demand changes, and at times we may have exposure to potential longer term limited product availability due to product recalls or natural disasters such as the recent tsunami in Japan.  Such product availability issues do not generally affect our ability to compete in the marketplace; rather it may affect our ability to deliver our solutions on a timely basis.  We purchase most of our hardware from Motorola Solutions since they are the industry leader for ruggedized mobile scanner hardware and related accessories which they manufacture, but we have the ability to purchase hardware from other suppliers such as Intermec.

We do not engage in any research and development activities.

Major manufacturers and other top partners have come to depend on the VAR channel in order to grow their own businesses.  This is because they cannot cost-effectively penetrate their target markets alone given the number and variety of ways their product is applied and because of the myriad of complex integration requirements.  They have come to view their role as providing the best-of-breed wireless and mobile computing technology to the market and partner with us to extend their business.  This applies not only to Motorola Solutions with wireless and mobile computing technology, but also to other high tech manufacturers who produce printers, labels, RFID and other technology products.

As our markets have grown and have become more sophisticated, we have grown both in size and in the nature and type of services offered.  As our customers come to depend more and more on enterprise wireless and mobile computing to run their businesses, we continue to deliver and expand our services to keep those systems running.  We are actively moving into the areas of enterprise managed services, consulting services and software-as-a-service (“SaaS”) to continue to deliver our value and build ongoing revenue streams for the Company.

We continue to make investments in SaaS offerings in response to what we believe is a fundamental shift in our customers’ requirements.  And we are monitoring the results closely.  In 2011, we increased our commitment to our Mobile Device Management offering through a new relationship with AirWatch as well as additional investment in infrastructure and resources to expand our capabilities in this offering.  This expansion is directly related to the continuing growth we are seeing from our customers for this service.  Customers have begun to realize that they do not have to own the entire end-to-end solution in order to reap its benefits.  In fact, there can be major cost savings for them if they choose instead to receive part of the value of what we have to offer in a SaaS model.  We are a believer in this theory ourselves, as we are an avid salesforce.com customer. Salesforce.com is one of the world’s largest SaaS companies.

We are focused on several commercial enterprise markets. These include retail, manufacturing, distribution, transportation and logistics. We are also increasingly focused on the markets for these systems in the markets where there are large groups of field services workers. These markets include maintenance and repair, inspections, deliveries, and other specialized business services such as uniform rental. This part of our business did not exist a few years ago. But with the continued growth of the mobile internet, we expect to add resources in this area in order to take advantage of the increasing opportunities. We expect our customers to continue to embrace and deploy new technology to enhance their own customers’ experience with business and improve their own operations to lower their operating costs and better service their customers. Our expertise and understanding of our customers’ operations and business operations in general, coupled with our expertise and understanding of new technology for equipment and software offerings enables us to identify new trends and opportunities to implement new solutions to our existing and potential customers.

We have several offices throughout the U.S. which allows us to serve any customer on a nation-wide basis. We can provide depot services through our West and East coast facilities.

We have recently seen indications that the major retailers are optimistic about the future economic climate which will translate into increased opportunities in our largest target market. Additionally, we are always keenly aware of potential acquisition candidates that can provide complementary products and service offerings to our customer base.

Acquisition of CMAC

On December 31, 2010, DecisionPoint Systems International acquired CMAC, a supply chain consulting and systems integration firm focused on delivering operational and technical solutions for enterprises.  Both CMAC and DecisionPoint are in the same vertical markets, and the acquisition was intended to broaden our professional services and software integration.  Our combined teams work together to complement each other’s strengths.  The acquisition of CMAC also expands our data base of professional services contractors who are available on an as needed basis, thereby enabling us to be more responsive and act more quickly to assist our customers.

CMAC is committed to improving its clients’ competitive position by developing operational excellence strategies and implementing best-in-class supply chain planning, execution and automated technology solutions.  Its focus is on providing integration and implementation services for customer supply chain management applications ranging from WMS, ERP, to TMS as well as others provides highly skilled resources to manage or augment customer project teams during the design, development and/or deployment stages.

For over 16 years, CMAC’s experienced team has provided cost effective solutions to organizations in various industries and has evolved into a proven market leader.  CMAC has standardized processes and procedures that allow for rapid deployment of integration and implementation solutions.  This methodology is designed for success and will aid us in managing our customer deployments from the software selection process through the implementation and launch support phases.  Together our combined team aims to provide our clients with highly experienced and affordable professionals using proven methodologies designed to achieve a quicker value realization.

CMAC has a Technology Center located in Alpharetta, GA that provides our partners and customers with an avenue to perform software solution demos and evaluations, end user training, conference room pilots, hardware and software validation, and device management services.  In addition, the Technology Center is equipped with all of the latest wireless network technologies to perform real-time testing and validation of software applications, hardware and network functionality and infrastructure.

 Acquisition of Apex Systems Integrators, Inc.

On June 4, 2012 (“Apex Closing Date”), pursuant to a Stock Purchase Agreement (“Apex Purchase Agreement”), we acquired all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada.

Apex is a leading provider of wireless mobile work force software solutions. Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management. Its clients are North American companies whose products and services are used daily to feed, transport, entertain and care for people throughout the world.

Acquisition of Illume Mobile

On July 31, 2012 (“Illume Closing Date”), we consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc. Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma.

Founded in 1996, Illume is a mobile business solutions provider that services mobile products and platforms. Illume Mobile’s initial core business is the development and integration of business applications for mobile environments. Today, Illume Mobile serves the mobile application development needs of a wide range of customers, from Fortune 500s to small and medium-sized businesses. It delivers advanced, mobile applications for many device platforms including iPad®, iPhone® and Android with functionality including 3D animation, mobile video, augmented reality, GPS, and more. Illume Mobile seeks to leverage its combination of creativity, technical savvy, years of mobile experience, and market insight to enable customers to envision their mobile applications and bring them to reality, providing the most value in the shortest amount of time.

Marketplace

Industry

Over the past five years, the Enterprise Mobile Computing industry has standardized several key technologies.  This standardization has enabled the market to grow.  Examples of this include the Windows Mobile, Android, RIM and iPhone® operating system for mobile devices, 802.11 a/b/g “Wi-Fi” wireless local area networks, and robust nationwide wireless carrier data networks such as T-Mobile, Verizon and Sprint.

This standardization has allowed mobile computing manufacturers to build products to these widely adopted standards, creating the opportunity to automate workers using these standards.  These developments have created many opportunities for us to build enterprise wireless and mobile computing solutions for our customers’ needs.

Determining which enterprise wireless and mobile solutions we deliver to our customers depends on several key factors including the customer’s industry.  It requires that we possess domain expertise in our customers’ industries.  It also requires business application software expertise, general industry and software specific knowledge and mobile computing and wireless networking technical acumen.

The customer’s industry is very important because unlike generic wireless business applications such as email, the applications that we provide involve business processes which are very specific to a vertical market.  An example is Proof-of-Delivery (“POD”).  In order for a POD application to deliver value it must not only be tailored to a specific industry such as couriers, but it must also be tailored to each specific courier company depending on how they run their business process.

The key to delivering customer solutions profitably is for us to know where standardized system hardware and software components will deliver the required result and where they cannot and therefore, more custom components need to be utilized.  This capability comes from our years of experience, our talented professionals and our highly developed ecosystem of partners.

We provide a complete line of consulting, deployment and integration services, including site surveys, equipment configuration and staging, system installation, depot services, software support, training programs and project management.

Current Market Environment

Over the last several years, we have been repositioning ourselves to focus more on providing higher margin consulting services along with customer-driven, mobile wireless and RFID solutions rather than providing simply hardware and customized software as a reseller.  This is the key to increasing our profitability and is also a major point of differentiation.  The acquisition of CMAC has been instrumental in this repositioning.  Small resellers and large catalog resellers simply do not want to, or cannot, provide the types of custom, hands-on services needed to make these systems a success.  Our major ecosystem partners and Independent Software Vendors (“ISV’s”) recognize this and have come to depend more and more on us to deliver the business value that their products enable.

By referring more end-user demand to DecisionPoint, partners can leverage our personnel and skills to provide customers with enhanced personal service.  With deep expertise about specific customers’ operations and industry, resellers are very effective in promoting sales of key vendor’s products.  Today, a majority of Motorola’s sales of mobile computers are through the sales channel in which we participate.

We benefit from other advantages by participating in this sales channel.  The industry leaders have established program rewards, such as favorable pricing structure incentives, for those top-tier VARs, such as DecisionPoint, who invest in their programs and technologies.  As a result, we train our personnel, which differentiate us from other potential competitors whose personnel may not have the same training as ours. Within our commercial enterprise market, we believe there continues to be long-term opportunity for growth as the global workforce continues to become more mobile and the industries and markets that purchase our products and services continue to expand.  The markets in which we compete include mobile computing products and services, enterprise wireless services, bar code scanning, RFID products and services and mobile network management platforms.  Organizations looking to increase productivity and derive benefits from mobilizing their applications and workforces are driving adoption in this market.

Our strategy in our target market is to enable our customers to focus on their missions, not the technology.  This is accomplished by providing mission-critical systems, seamless connectivity through highly reliable voice and data networks and a suite of advanced and/or custom applications that provide real-time information to end users.

DecisionPoint Target Markets

The markets for enterprise wireless and mobile computing are very fragmented while also being extremely complex in nature.  But generally they can be characterized by the following attributes:

1.	Vertical market industries which require specific domain expertise.
2.	Industries which track goods or deliver a service in the field (or both).
3.	Industries which have a significant group of mobile workers, whether they operate primarily in one place or in the field.
4.	Manufacturing operations where there’s real-time interaction between the shop floor employees and the management decision makers.
5.	Manufacturing and assembly operations that are moving more and more to a Just-in-Time (“JIT”) operation where accurate data is critical.

In the commercial enterprise market, our approach is to deliver products and services that are designed to empower the mobile workforce to increase productivity, drive cost effectiveness and promote faster execution of critical business processes.

Vertical Markets

The attractiveness of any vertical market depends directly on the size and nature of the problems which that market faces that can be addressed by enterprise wireless and mobile computing.  Historically, retail, warehousing, and manufacturing were the largest industries.  Each typically had large amounts of goods in constant motion which needed to be tracked.  In addition, each had a workforce which primarily operated in one place (i.e. a retail store, a distribution center or a factory).

Although these markets are still attractive for us and comprise a significant portion of our business, new markets are emerging which hold as great or even greater promise than our historical markets.

Transportation, logistics and field services such as repair and maintenance, delivery and inspections are now emerging as great new markets.  This is primarily due to the arrival of robust, national wireless carrier networks that can reach a field-based mobile worker almost anywhere they are.  The general term for this new group of markets is referred to as “Field Mobility”.  Although it cuts across multiple industries and business applications, it has one common characteristic: goods are tracked or services are being performed by field-based workforces, not workers operating in a single location under one roof.

Our Field Mobility Practice

We believe that the growth of Field Mobility based markets will be so significant over the next several years, that we have created a dedicated business practice to focus on it.  This practice was established in 2008, with the express purpose of replicating our historical success with a new set of customers together with a new ecosystem of partners which include three major wireless carriers; Verizon, Sprint and T-Mobile.  The carriers not only bring potential new opportunities but also have attractive programs which allow us to earn additional revenue when we facilitate service of mobile computers and devices on their networks.  We currently have active projects with Verizon, such as Fleet Control.  We also recently released bundled solutions and enhanced services that Sprint will be providing to customers on the Sprint bill.  These bundles and services include Proof-of-Delivery, Inspection Services and Grapevine Push-to-Talk.

We are not alone in our expectations of growth for Field Mobility.  Motorola Solutions has demonstrated through its strong on-going support that it’s also counting on significant growth as well.  They believe that as wireless carrier networks become ubiquitous, it will increase their market opportunity to put greater numbers of mobile computers into the hands of entire groups of field-based workers who may have never had a mobile computer before.

Products and Services

Mobile Applications

We deploy mobile applications for a wide variety of business processes, depending on the industry.  Below is a brief overview of some of those applications by industry:

Retail Store: Stock locator, shelf price marking, markdowns, inventory control, physical inventory, merchandising, customer service and mobile point-of-sale (“POS”).

Warehousing and Distribution: Order shipping, order picking and packing, stock move and replenishments, product receipt and put-away, labeling, physical inventory and cycle counts.

Manufacturing: Production count, work-in-process tracking, raw material consumption, Just-in-Time manufacturing requirements, quality control and assurance, lot/batch/serial number control and scrap reporting.

Transportation and Logistics: Proof-of-delivery, commercial turn-by-turn directions, route optimization, cross-docking, returns and Department Of Transportation driver hours of service and route logging.

Field Mobility: Field service and repair or wireless work order management, enterprise asset management, inspection, preventative maintenance, surveys, rounds and readings.

Software

Compared to the market for standardized business software such as email or accounting, the market for enterprise mobile software is more customized.  One size does not fit all.  Enterprise mobile software systems must support the specialized business processes in an industry-specific and sometimes customer-specific way.  For this reason, we utilize several avenues to provide mobile software solutions that meet our customers’ unique requirements.

●
Software sourced from specialized ISV’s.  The software produced by specialized ISVs is designed to fit a particular vertical market and application.  Even still, it must be tailored to meet the needs of each customer and often requires integration to the customer’s enterprise system(s).  Depending on the requirements, this tailoring is provided by DecisionPoint or by the ISV themselves under contract to DecisionPoint.  We have built a network of market and application focused ISVs specializing in Field Mobility applications for this purpose.  In short, an ISV application, ruggedized mobile hardware, a wireless network, deployment services, and ongoing system support can be delivered by DecisionPoint more effectively and with less risk than with any other combination of providers.

●
When an ISV solution is not available, custom software can be created in-house using standardized programming platforms like Microsoft.NET® framework, Java™, Android and Apple iOS.  These are used when there is simply no other “off-the-shelf” way to meet the customer’s requirements.

We have multiple software options available which gives us the ability to meet the customer’s total need at the best value to them.  We intentionally have made a point not to be “married” to any single vendor, product offering and/or solution in order to be focused on the customer’s ultimate needs.

Professional Services

Our professional services offerings fall into one of three categories: business consulting, technical consulting and technical development.  Business consulting is where we engage with our customer to help them understand the potential ROI of implementing mobile computing, or supply chain services as examples, for a particular business process.  Technical consulting services help determine the technology to be used and how it is to be implemented.  We utilize our proven evaluation techniques, tools, and experience to recommend the optimal technology solution that provides organizational, operational and system improvements to our customers.  We take advantage of our database and assessment methodology to quickly identify viable solutions for client operations.  Once the solution is identified and selected, we apply our proven fast track “3D” (Define, Design, Deliver) implementation methodology to insure project success.  Technical development includes actual software programming and configuration of the mobile computing, WMS and TMS application solutions as well as interface software needed to connect to our customer’s existing back-office systems.

Our full suite of professional services allow for many “areas of engagement” with our customer base.  We can initiate and engage on an opportunity in several areas of the project lifecycle.  The professional services listed below allow us to provide value to organizations regardless of where the customer is in their project evaluation/implementation or rollout:

●Engineering & Material Handling	●Middleware Applications
●Facility Automation	●Site Surveys & Installation
●Supply Chain Strategy	●Change Management
●Six Sigma & Lean Six Sigma	●Resource Augmentation
●WMS/3PL Selection & Support	●Temp-to-Perm
●Call Center Outsourcing	●Contract-to-Hire
●Project Management	●Direct Hire
●WMS/ERP Implementation	●Team Services
●Transportation Management	●Work Flow Management

Supply Chain Services

Supply Chain services include Pre-Contract, Pre Go-Live and Post Go-Live solutions.  Our project team will engage and manage the project from end-to-end, allowing the customer resources to stay focused on their tasks.  Many of the services that we provide are listed below:

Pre-Contract	Pre Go-Live	Post Go-Live
Project Management	CRP Execution	Post implementation audit
Solution Design	Training Documents	System re-configuration
Application Study	Job Aid Development	Custom report design and development
CRP Script Development	Training Execution	EDI Interface design and development
CRP Configuration & Setup	Software Configuration	Issues documentation and management
Current State Design	Technical Support	Training and certification
Future State Design	System Interface Development/Programming	Satisfaction surveys/ process improvement
Mobility Readiness Evaluation	Implementation Support	Enhancement management/ implementation
ROI Targets/Worksheet	Modification Specification & Design	Multi-site rollout
Proof of Concept Design	Testing	Service Level Agreement
Host application requirements	Vendor Management	ROI Analysis
Device application requirements	Custom Reports	Ongoing Support

CMAC, along with one of our ISV Partners, offers Near-Shoring services for application development and host application programming.  Our partnership allows us to offer extremely competitive resource rates for application development, scripting, code design, and custom application development.  This area has significant growth potential as more companies are looking to move application development closer to their operations where the time zones and language barriers are not an issue.  We also have Tier 3 WMS ISV partners for traditional WMS turnkey solutions as well as SaaS inventory management hosted solutions.

Rollout, Support and Management Services

These services involve installing a solution into the customer’s computer systems infrastructure (“implementation”) and then replicating that implementation out to all their operating locations (“rollout”).  The rollout is critical because unless the mobile computing solution is rolled out across all operating locations, the desired ROI will most likely be limited.

We offer a wide range of services in this category.  They include everything from assembling kits of everything needed for the system on a per location basis (“kitting”) to providing logistical services for rollout (“staging”), to advanced exchange services for broken units in the field, to help desk support and to a self-service portal where a customer can check the status of a service case or equipment repair.

For Field Mobility projects, carrier activation is a key service.  Activation is where we actually activate mobile computers and/or devices to run on the carrier networks.  Not only is this a key service to complete projects, but it is also a source of revenue for us from the carriers when we activate mobile computers and/or devices to operate on the carrier networks.

In addition, we offer staff augmentation services to customers that allow for shorter term projects or implementations, workflow management teams for cyclical business customers, as well as contract-to-hire resources that engage on supply chain projects and can convert to a permanent position at the customer location, which helps significantly with the knowledge transfer as well as capital knowledge base.  Contract-to-hire solutions have proven beneficial for customers to overcome workforce issues during hiring freezes by allowing them to deploy solutions and then convert resources to full-time status upon expiration of the hiring freeze.

Finally, we are adding offerings in the managed services and SaaS categories.  Increasingly, customers want to outsource various aspects of operating and maintaining their enterprise mobile systems.  We are providing various service offerings to remotely manage customers’ mobile computers and wireless networks as well as offer mobile software on a SaaS subscription basis.

Hardware

Our hardware reseller sales strategy is designed to avoid competing for hardware sales based solely on low cost provider status.  Throughout the sales cycle, we are diligent to point out to a customer that hardware is only one component of the complete solution they are looking for.  By bundling the software and services, mentioned above together with the hardware, we position ourselves as the value-added solution provider.  This positioning differentiates us from the low-price, ‘discount’ hardware resellers who do not have this capability.

We offer the following types of enterprise wireless and mobile computing hardware on a cost competitive basis:

●	Handheld and vehicle-mounted, ruggedized mobile computers
●	802.11 a/b/g wireless LAN (“Wi-Fi”) infrastructure
●	RFID tag readers and related infrastructure
●	GPS receivers
●	Two-way radios
●	Handheld bar code scanners
●	Bar code label and RFID tag printers and encoders
●	Ruggedized laptops for industrial environments

Consumables

We have extensive expertise in bar code and RFID consumables solutions.  We offer a full line of high quality labels, RFID tags, and printer ribbons to meet the demands of every printing system.  We select the right components from a wide range of products on the market from both independent and original equipment manufacturers of printers and RFID printers/encoders.  Matching media to the unique application is what makes the system work.  In addition, consumables are essentially a recurring revenue stream once a customer has their system up and running.

Sales and Marketing

Customer Base

Our historical success has largely followed the broad adoption of enterprise wireless and mobile computing technology industry by industry.  As mentioned above, this adoption pattern started with retail stores and moved backward through the retail supply chain into distribution and then manufacturing.  It also spread horizontally from the retail supply chain into the supply chain of industrial goods as well.  Since the roots of DecisionPoint go back to the mid 1970’s, our customer base mirrors this fact as well.  Our products and services are sold nationwide to a diverse set of customers such as retail, utility, transportation and logistics, manufacturing, wholesale and distribution and other commercial customers.

A cross-section of our customers includes:

●
Retailers in various categories and sizes, including “Tier-1” companies such as J. Crew Group, Inc., Liz Claiborne, Inc., PETCO Animal Supplies, Inc., Nike, Inc., Nordstrom, Inc. , and Grocery Outlet (Canned Foods, Inc.).

●
Manufacturing companies such as Dade Behring (Division of Siemens), Mercedes Benz US International, Inc., BMW Manufacturing Company, KIA Motors Manufacturing Georgia, Inc., Sargent Manufacturing Co. (Division of ASSA Abloy),  BASF Corp, Sanmina-SCI Corp, Orica USA, Inc., Timken Corp., Swiss Army Brands, Smith & Wesson and pharmaceutical companies such as Pfizer, Inc., Johnson & Johnson and Bristol-Myers Squibb.

●
Transportation, warehousing and distribution, including logistics companies such as Golden State Overnight Delivery Service, Inc., Ryder System, Inc., Exel, DHL Global Mail, Inc., SAIA, Inc. and Frontier Logistics LP.

Now that the Field Mobility marketplace is starting to grow significantly, we are working with customers such as G4S, for security services for their patrol officers, Scientific Games Corp., for their field service technicians, and Mobile Mini, Inc., a provider of mobile temporary storage facilities.  In addition, we are working with several automotive OEM’s on a dealership application that has significant revenue and growth potential.  A common element of many customers in this marketplace is that they are new to mobile computing and thus have limited staff or expertise to deploy and support such programs.  As such, DecisionPoint is an ideal partner for these customers in that our portfolio of development, deployment and support services ensure the success of their mobile and wireless projects.

We aim to deliver the ‘whole solution’ to a customer, from solution design through support.  Our objective is to target markets that will permit the delivery of as many of these products and services as possible, so as to maximize the profit opportunity while minimizing the costs of sale and delivery.

Thus, we seek to classify the type of end-user that it targets in order to quickly and cost-effectively put the right amount of resources on each sales opportunity.  The three main end-user classifications are:

●
Full Solution Customer - This is a customer that wants us to provide not only the entire solution from initial consultation and design, but also the ongoing support of the system.  Such an end-user views the entire system as critical to its business and wants to outsource it to industry professionals.  This is the ideal customer for us, one that understands and values the cost effectiveness of the entire solution and ongoing support of the system.

●
Customer as their own integrator - The end-user sources all the parts and pieces of the system, programs it, installs it, commissions it and supports it.  In effect, the customer is their own integrator, and wants to buy products and services only in a transactional relationship.  DecisionPoint limits its resources to provide these customers with competitive product and service pricing.

●
Hybrid Customer - Such customers have some systems integration capability themselves but have also recognized that “they know what they don’t know” and are willing to contract for certain services as part of an enhanced transactional relationship.  A Hybrid Customer is attractive on a case-by-case basis depending on the circumstances of the situation.

In each of the three scenarios above, we strive to position our professional services as a core value-added component to the customer.  Our ability to reliably test, configure, kit, stage, and deploy large rollouts of mobile computers for specialized applications is a key service offering that enables our customers to realize the ROI they were expecting on mobile computing in the first place.

Sales and Sales Support

We support our business model using field-based teams of seasoned account executives with both pre- and post- sale systems architects who are experienced in all areas of enterprise mobile computing.  Their focus is to develop customers’ enterprise wireless and mobile computing requirements in order to develop solutions for them and ultimately close business for our product and service set that fulfills those requirements.

We fulfill the need for application software both in-house and through ISVs depending on specific customer need. ISVs like this model because they are generally looking for sales, marketing and integration partners like us to expand their own reach.

We currently employ 95 people in our marketing, sales and professional services operation.  We have 3 marketing people, 36 sales people, all of whom are qualified in system technology design, installation and integration.  They receive substantial technical support and assistance from 37 systems engineers and technicians and 19 software engineers.  Supporting the sales effort are 6 sales administrators, who are responsible for the detailed order entry and for the inputting of the related data into our accounting system.

Additionally we have access to an in-house database with several thousand contractors.

Geographically, the sales team is spread throughout the United States and can handle projects on a national and international basis from its East and West coast facilities.  When a situation dictates, we may utilize independent contractors.

Sales System Support: SalesForce.com

We make extensive use of the salesforce.com customer relationship management (“CRM”) system to support our sales and marketing operations.  All business processes from demand creation through closing orders are tracked using salesforce.com.  This includes the following business processes: marketing campaign management, lead generation, sales opportunity and pipeline management, sales forecasting, sales territory and account management, and strategic account planning.

In addition, all professional services projects and time are tracked using salesforce.com.  These tools allow us to get a better understanding of project profitability which helps us manage our key project resources.

Marketing Activities

We address our target markets through a combination of our own marketing activities, relationship selling and vendor-supplied leads.  The common aim is to establish our credibility in the space, and then definitively demonstrate to the potential customer that we can tailor solutions to that customer’s needs.

Our sales team also provides many sales opportunities through past relationships and detailed domain knowledge of the operations of the top companies in the target market space.  Given that enterprise wireless and mobile computing systems are a complex sale, it is very beneficial to have knowledge of how individual companies actually operate, how they address IT systems issues, and how they buy and manage complex technology.  Our sales teams use such information to their advantage against some of the commodity-type resellers in our industry.

Vendor-supplied leads play a part in our success as well, in that vendors see it to their advantage to funnel sales opportunities to us thereby minimizing their selling costs.  They are also willing to spend a sizeable portion of their discretionary marketing development budget for demand generation activities.

Our investment in our Field Mobility practice is generating wireless carrier sales and the establishment of a new sales channel.  We have established key wireless carrier relationships with Sprint, T-Mobile and Verizon and are now seeing the fruit of our labor.

In 2011, we again increased our internal sales development function to support these carrier relationships.  We seek to continually cull all sources of leads and nurture them to the qualification stage where it makes economic sense for one of our account executives to get involved.

We believe that because the vast majority of business-to-business, or “B2B” activity today starts with an Internet search, we have invested in some forward-thinking tools and technologies to help meet our future customers there.  We continue to invest in our website, www.decisionpt.com, and we also have a complete online, closed-loop demand generation tool to track and manage leads to productively increase the sales pipeline.  This includes email marketing with closed-loop feedback as well as email campaigns that track recipient behavior after their receipt in real time.  This allows us to convert them into active prospects at the exact time they are investigating solutions for their particular problem.

Competition

The business in which we operate is highly competitive.  Continued evolution in the industry, as well as technological migration, is opening up the market to increased competition.  Other key competitive factors include: technology offered; price; availability of financing; product and system performance; product features, quality, availability and warranty; the quality and availability of service; company reputation; relationship with key customers and time-to-market.  We believe we are uniquely positioned in the industry due to our strong customer and vendor relationships, our consultative and technological leadership and capabilities and our comprehensive range of offerings.

We compete with other VAR’s and System Integrators/engineering organizations (“SI’s”) in system design, integration and maintenance arenas.  However, as a Tier-1 reseller for major equipment vendors including Motorola Solutions and Zebra, we encounter fewer than ten competitive Tier-1 VARs and SIs representing these manufacturers in the marketplace.

We typically win business from such competitors based on our turnkey software engineering skills and one-stop-shop technical capabilities.  Recognizing us as a significant VAR within its universe of Tier-1 partners, Motorola Solutions has granted us variable pricing applicable to specific major customers.  These price discounts give us an edge in the marketplace through greater margin flexibility.  As a result, we do not typically lose contracts due to price sensitivity.

Large system integrators are seeking to move further into the segment in which we compete.  Competitors in this segment, may also serve as subcontractors to large system integrators and are selected based on a number of competitive factors and customer requirements.  Where favorable to us, we may partner with other system integrators to make available our portfolio of advanced mission-critical services, applications and devices.

We have identified the following ten companies as primary competitors in the VAR and SI spaces:

●
Agilysys, Inc. (Nasdaq: AGYS) - Agilysys is a publicly traded NASDAQ company and is a leading provider of innovative technology solutions for the hospitality and retail markets. Agiliysys solutions include property and lodging management, inventory and procurement, point-of-sale (“POS”), document management, mobile, wireless and other types of guest-engagement software. Agilysys also provides support, maintenance, resold hardware products and software hosting services.  Agilysys has annual revenue of $100 million.   Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom and Asia. Agilysys  has two operating segments: Hospitality Solutions Group (“HSG”) and Retail Solutions Group (“RSG”).

●
International Business Machines Corp. (NYSE: IBM) – Although significantly larger than us, IBM Mobility and Wireless Services seek to deliver the same type of value proposition to the market.  IBM is a very large organization; enterprise wireless and mobile computing are just one of a large set of competencies and services they provide to the marketplace. To address growing needs of the mobile enterprise, IBM is expanding its software and services capabilities through acquisitions and organic innovation to provide customers with all the resources to develop a mobile computing strategy.  In February 2012, IBM acquired Worklight, a privately held Israeli-based provider of mobile software for smartphones and tablets, and accelerates IBM’s mobile portfolio helping corporations leverage the proliferation of mobile devices for B2C, B2E and B2B.

●
Accenture plc (NYSE: ACN) – Accenture is a global management consulting, technology consulting and technology outsourcing company.  Their global headquarters are in Dublin, Ireland.  It is the largest consulting firm in the world, as well as being a global player within the technology consulting industry.

●
Sedlak Management Consultants – Sedlak is a supply chain consulting firm specializing in distribution consulting. They are a privately-held Cleveland, Ohio based company, and have been in business for over 50 years.

●
Peak-Ryzex– Maryland based Peak-Ryzex is an integrator of Automated Identification and Data Collection (“AIDC”) equipment including wireless RF, network and ERP integration solutions, enterprise printing, bar code scanning, mobile computing, and terminal and software technologies.  Peak-Ryzex was originally built up by current DecisionPoint executives, CEO Nicholas Toms and former DecisionPoint CFO Donald Rowley, and was then sold to Moore Corporation (now RR Donnelley) in 1997.  RR Donnelley, as part of its strategy to focus on commercial printing, sold Peak to Platinum Equity in December 2005.  Keystone Capital, Inc. acquired Peak in October 2011, from Platinum Equity.  During December 2011, Peak Technologies acquired Washington based Ryzex, a mobile technology solutions company and subsequently changed their name to Peak-Ryzex in 2012. During August 2012, Peak-Ryzex acquired Catalyst from CDC Global Services.  Catalyst is a highly specialized SAP services partner and a leader in the design and implementation of SAP Supply Chain Management (SAP SCM) solutions.

●
Stratix, Inc. - Georgia based Stratix is a substantial competitor of DecisionPoint, especially in the South Eastern part of the U.S.  Their customer base includes large nationally based Tier-1 retailers, distributors, major commercial airlines and general manufacturers.  In December 2011, Stratix announced that Grey Mountain Partners had acquired a majority interest in the company. In 2012, Stratix, Inc. announced a strategic partnership with PiiComm, Inc., a provider of wireless and mobile workforce solutions for enterprise and government in Canada specializing in transportation & logistics, field services, warehouse and healthcare.

●
Denali Advanced Integration - Washington based Denali Advanced Integration is a full system integration company with services ranging from IT Consulting, Managed Services and Enterprise Mobility Solutions. Denali is a substantial competitor of DecisionPoint in the North Western part of the U.S. Denali Advanced Integration partners with major mobility vendors Motorola, Intermec and Zebra.

●	Group Mobile –Arizona based Group Mobile is exclusively focused on providing a total solution to customers within the area of rugged, mobile, and field-use computing products.

●	Pariveda Solutions –Headquartered in Dallas Texas, Pariveda Solutions is an IT consulting company delivering both strategic consulting services and technical solutions to customers.

●
Barcoding, Inc. – Maryland based Barcoding helps organizations streamline their operations with automatic identification and data collection systems (AIDC).  Clients include manufacturing, distribution, healthcare and warehousing enterprises, as well as state, local and federal agencies.

●
Other Competitors in the U.S. - Certain ‘catalog and online’ AIDC equipment resellers offer end-users deeply discounted, commodity oriented products; however, they typically offer limited or no maintenance support beyond the manufacturer’s warranty (which generally results in slower repair turnaround time).  More importantly, as end users have become increasingly dependent on VARs and SIs to provide platform design, integration and maintenance, end users typically do not place major purchase orders with such resellers.

Employees

As of January 2013, we have a total of 110 full time employees and 5 part time employees.  We have not experienced any work disruptions or stoppages and we consider relations with our employees to be good.

DESCRIPTION OF PROPERTIES

The Company leases its office and warehouse facilities under various operating leases. Its corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management were located in Foothill Ranch, California where the Company leased 7,500 square feet of office space which expired in July 2012. In May 2012, the Company entered into a new office lease agreement for 10,325 square feet beginning in July 2012, the lease expires in July 2017. The property is located in Irvine, California.

In addition, the Company has a lease for 4,100 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015. In September 2012, the Company notified the landlord to early terminate the lease as of April 2013. The Company also leases 6,800 square feet in Edison, New Jersey which expires in December 2014. The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 5,100 square feet for general office purposes which expires in April 2015. In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expired in April 2012. During April, the lease was extended for an additional 3 years until April 2015, under the same terms and conditions.

Effective upon the Closing Date of the purchase of Apex in June 2012, the Company assumed Apex’s lease of 7,800 square feet in Burlington, Ontario, Canada, which expires in March 2016. The current monthly rental expense is approximately CDN$10,000 per month.

Effective upon the Illume Closing Date, the Company assumed the Illume lease of 10,000 square feet in Tulsa, Oklahoma which expires September 2013, with the same terms and conditions as the underlying lease. The current monthly rental expense is approximately $12,000.

We believe that our properties are in good condition, adequately maintained and suitable for the conduct of our business. Certain of our lease agreements provide options to extend the lease for additional specified periods.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

The names of our executive officers and directors and their age and title as of the date of this prospectus are set forth below:

Name	Age	Title
Nicholas R. Toms	64	Chief Executive Officer, President and Chairman
Paul Ross	39	Interim Chief Financial Officer
Donald Dalicandro	52	Chief Executive Officer of Apex, Director
Ralph S. Hubregsen	53	Chief Operating Officer
John E. Chis	56	Senior Vice President, Sales
Bryan E. Moss	46	Senior Vice President, Professional Services
David M. Rifkin	57	Director
Jay B. Sheehy	57	Director
Robert M. Chaiken	49	Director
Marc Ferland	68	Director
Lawrence Yelin	69	Director

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Nicholas R. Toms, Chairman, Chief Executive Officer, President and Director

Mr. Toms became CEO of DecisionPoint as of December 2003, when an ESOP that he organized together with Mr. Rowley acquired DecisionPoint.  As a former corporate finance/M&A attorney with Skadden Arps Slate Meagher & Flom, Mr. Toms is an entrepreneur and has been involved with middle market businesses for the past several years.  He also serves as CEO of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.), a provider of warehouse management software systems.  In 1989, Mr. Toms founded Peak Technologies where he served as Chairman, President and CEO.  In 1997, Peak was sold to Moore Corporation in a transaction valued at approximately $300 million.  In 1986, an investor group of which Mr. Toms was a principal, orchestrated the buyout of Thomson T-Line Plc, a publicly traded company based in London, England. Mr. Toms is a graduate of Stellenbosch University (South Africa) in economics and law (LL.B) and New York University (LL.M).

Paul Ross, Interim Chief Financial Officer

Mr. Ross has been our Interim Chief Financial Officer since September 2012. From April 2011 until April of 2012, Mr. Ross was the Chief Financial Officer of GenMark Diagnostics, a NASDAQ traded “start-up” company which manufactured molecular diagnostic medical devices where Mr. Ross completed a capital raise through a public offering and oversaw implementation of the company’s Sarbanes-Oxley compliance program.  From October 2009 until April 2011, Mr. Ross was the Chief Financial Officer of Teledata Technology Solutions, a technology services company that was the subsidiary of a publically-traded overseas corporation, where Mr. Ross restructured the company’s financial reporting policy.  From March 2007 until April 2009, Mr. Ross was the Senior Vice President, Finance and Chief Financial Officer at Meade Instruments Corp., a NASDAQ traded consumer optical products manufacturing company where Mr. Ross helped complete a capital raise via a public offering.  From May 2005 until March 2007, Mr. Ross was the Chief Financial Officer and Treasurer of Power-One, Inc., a NASDAQ traded electronics manufacturer with operations throughout North America, Europe and Asia.  Mr. Ross holds an MBA from the University of Southern California and BA from the University of California, Los Angeles.  Mr. Ross is a licensed certified public accountant in the state of California.

Don Dalicandro, Chief Executive Officer of Apex, Director

Mr. Dalicandro joined the Company upon the consummation of the acquisition of Apex Systems Integrators on June 4, 2012. Mr. Dalicandro is the founder of Apex Systems Integrators, which he founded in 1998. During his career he has founded, led and worked for companies in diverse business sectors including manufacturing, commercial property management, retail consulting services and mergers and acquisitions. In 2007, Mr. Dalicandro obtained his Chartered Director designation from The Directors College, Degroote School of Business.  He currently holds Board positions with Joseph Brant Memorial Hospital, Vice-Chair and Governance Chair, Deposit Insurance Corporation of Ontario and Burlington Hydro Inc., Chair, Governance and Audit.  Mr. Dalicandro has an honours engineering degree from the University of Waterloo and completed his MBA at McMaster University.  He is a registered Professional Engineer in Ontario.

Ralph S. Hubregsen, Chief Operating Officer

Mr. Hubregsen joined the Company in September 2011, as Chief Operating Officer.  From November 2010 until July 2011, Mr. Hubregsen was the Vice President of Worldwide Channels at Symplified, a cloud security company that provides a SaaS-based single sign-on and identity access management solution.  From March 2009 until July 2011, Mr. Hubregsen was the Founder and President of Venado Technologies a company that provides innovative software solutions and performs Open Source software research for several federal government agencies.  Prior to that Mr. Hubregsen served as Vice President of Sales at MonoSphere, Inc., beginning in January 2006 until it was acquired by Quest Software in December 2008.  In addition to founding Venado Technologies, Mr. Hubregsen founded the Saillant Consulting Group in 1998, which specialized in the delivery of content management and document management solutions for large Fortune 500 companies and federal agencies.  Between 1995 and 1997, Mr. Hubregsen served as Vice President of Western Field Operations for Peak Technologies Group after Peak purchased Innovative Products and Peripherals (“IPPC”), a company also founded by Mr. Hubregsen and his partners.  IPPC was a provider of mobility solutions for the industrial marketplace.  Mr. Hubregsen holds an MBA from the University of Denver and BA from Saint Michael's College.

John E. Chis, Senior Vice President, Sales

Mr. Chis joined DecisionPoint in November 2004, as General Manager and Vice President of Sales.  Mr. Chis has been an integral part of the Senior management leadership from 2004 till present with responsibility in Operations, Marketing, Strategic Planning, Partner Development…   Mr. Chis has over thirty years of Senior Management experience beginning his career at Telxon- Position to take company public- NASDAQ; grew revenues to $600M;  Sr. Management positions at Symbol in both Sales and Retail Vertical Lead;  Mr. Chis has deep knowledge and experience with Building and Leading Market/Customer focused organizations, Creating Winning Strategies, Developing and Leading Large Scale Organizational change.  Mr Chis is a Graduate from The University Of Akron (College of Business)  and has participated as an Advisor to the College of Business on their Advisory Board.

Bryan Moss, Senior Vice President, Professional Services

Mr. Moss joined DecisionPoint upon the consummation of the CMAC acquisition on December 31, 2010.  He has 23 years of Information Technology, Logistics, Sales, and Engineering experience.  Mr. Moss had been a principal along with being the President of CMAC Inc. for the past 14 years.  Prior to CMAC, he was Senior Manager of the Supply Chain Practice for Accenture, responsible for Alliances and Supply Chain Execution Systems Implementations.  Mr. Moss served in a management capacity for 8 years with UPS and Burnham Logistics in Information Technology, Engineering, and Operations.  He attended Southern Tech on a Athletics Scholarship receiving a Bachelor of Science degree in Industrial Engineering with a Minor in Technical Sales.

David M. Rifkin, Director

Mr. Rifkin has been an investor in DecisionPoint and a Director since 2003.  Mr. Rifkin is the President and CEO and co-owner of eGlobalfares, LLC, a software and solution provider to the travel industry.  Prior to investing in and joining eGlobalfares in 2006, Mr. Rifkin was the SVP of Corporate Sales and a member of the executive team at Adelman Travel Group, a top 10 U.S. travel management company from 2003.  After graduating Bucknell University in 1977 with a bachelor’s degree in business administration, Mr. Rifkin joined the family businesses in insurance, real estate and travel.  As a result, Mr. Rifkin has had experience with owning, managing and selling commercial properties and he was licensed in personal and commercial insurance lines. Rifkin Travel was sold to the Adelman Travel Group in 2003.  Mr. Rifkin has been involved at executive board levels with many community and not-for-profit organizations.  This includes challenging experiences of successfully executing several turn-arounds of critical community agencies and institutions.

Jay B. Sheehy, Director

Mr. Sheehy became associated with DecisionPoint as an early investor in 2003 and became a Director concurrent with the Merger.  Mr. Sheehy has been the President and Principal of Kamco Supply of New England, a $100 million building materials distribution business since 1996.  From 1984-1995, Mr. Sheehy was President and Principal of Stanley Svea Building Supply until he merged the company into Kamco.  Previously, Mr. Sheehy held an internal audit position at Connecticut Bank and Trust, Budget Analyst post with Combustion Engineering and was a Manager of Financial Analysis with PepsiCo.  After graduating Bucknell University in 1977 with a bachelor’s degree in business administration he went on to earn an MBA from the University of Connecticut, APC from NYU and his CPA accreditation.  Mr. Sheehy is a Trustee of The Gunnery School, a former Board Member of the Connecticut Business and Industry Association (CBIA) and a former officer of Churchill Casualty Insurance.

Robert M. Chaiken, Director

Mr. Chaiken became a Director and investor of DecisionPoint in November 2010.  Mr. Chaiken has worked for Adelman Travel Group, a $600M privately-held travel management company, since 1991. Since 2008, he has served as Adelman Travel Group’s President.  In previous roles he served as Adelman's Chief Operating Officer, Chief Financial Officer and Controller.  His additional experience includes acquisitions, strategic partnerships organizational design, and travel technology development.  He is a Certified Public Accountant and holds a B.B.A. from the University of Wisconsin with majors in accounting and information systems.

Marc Ferland, Director

Mr. Ferland became a Director of DecisionPoint upon completion of the Merger.  Mr. Ferland had served as President and Chief Executive Officer of Copernic Inc. from March 3, 2008, and on its Board of Directors since September 2007.  On November 4, 2010, Copernic was sold to N. Harris Computer Corporation and he resigned his duties with Copernic and simultaneously assumed the positions of Chairman of the Board and President/Chief Executive Officer of its successor, Comamtech.  Prior to his affiliation with Copernic and Comamtech, Mr. Ferland worked in the venture capital industry in various capacities for 10 years with Microcell, Caisse de Dépôt et Placement du Quebec (Canada’s largest pension fund), VantagePoint (a Silicon Valley venture capital fund) and Gen24 Capital, which he co-founded.  Mr. Ferland also worked in the Telecommunications industry for over 10 years in senior roles with Cantel (now Rogers), Scotpage/Scotcom, Telesystem National and Microcell Telecom.  Mr. Ferland also spent almost 20 years in a variety of management positions with Canadian General Electric.  He graduated from the University of Montreal with a B.A. honors in economics and did post graduate work at McGill University and Harvard Business School.  Mr. Ferland is a Canadian citizen.

Lawrence Yelin, Director

Mr. Yelin became a Director of DecisionPoint upon completion of the Merger.  Mr. Yelin is an attorney, who has had his own practice since February, 2009.  From June 1980 until January 2009, he was attorney partner at the law firm of Fasken Martineau DuMoulin LLP.  Mr. Yelin is a Canadian citizen.

Committees of the Board

The Audit Committee members are Jay B. Sheehy, David M. Rifkin, and Robert M. Chaiken.  The Audit Committee Chairman is Jay B. Sheehy.  The Audit Committee assists our board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing, and reporting practices, and such other duties as directed by the board.  The committee's purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our public accounting firm engaged by us as our independent auditor to prepare or issue an audit report on our financial statements.  Jay B. Sheehy is the "audit committee financial expert" within the meaning of SEC rules and regulations.

The Compensation and Governance Committee members are Jay B. Sheehy, David M. Rifkin and Robert M. Chaiken.  The Compensation and Governance Committee Chairman is David M. Rifkin.  The Compensation Committee's role is to discharge our board’s responsibilities relating to compensation of our executives and to oversee and advise the board of directors on the adoption of policies that govern our compensation and benefit programs.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, the Company and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth above.  Mr. Toms has experience as Chairman, President and CEO in growing middle market businesses engaged in providing consultative solutions including professional services, software and equipment.  In particular, with regard to Mr. Rifkin, the Board considered his strong background in software development while providing comprehensive, problem solving solutions and significant expertise and background as a CEO, President and director of both private companies and community groups.  With regard to Mr. Sheehy, the Board considered his position as President in similar revenue size and entrepreneurial companies to DecisionPoint is a significant attribute, and his financial experience and general business acumen along with being a CPA qualifies him for being the Audit Committee.  With regard to Mr. Chaiken, the Board considered his extensive experience in positions of President, Chief Operating Officer and Chief Financial Officer in growing entrepreneurial companies whereby his understanding of business operations of a growing company can be best utilized and also qualifies him as a finance expert.  In regards to Mr. Rothblum, he has extensive experience as a principal in a successful investment firm and has demonstrated his firms’ confidence in our Company by making a $4.0M investment.  Messer’s Ferland and Yelin were directors of our predecessor entity, Comamtech and therefore their experience in technology space proves invaluable to the Company.

Except as otherwise reported above, none of our directors have held directorships in other reporting companies and registered investment companies at any time during the past five years.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•
Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements

 We have a standard three (3) year employment agreement with Mr. Bryan Moss, our Senior Vice President, as a result of the CMAC acquisition.  The agreement calls for an annual bonus upon achieving certain results of operations at CMAC.  None of the other terms of the agreement are out of the ordinary course of business.

We also have an employment agreement with Mr. Ralph S. Hubregsen, our Chief Operating Officer.  Pursuant to the Agreement, Mr. Hubregsen will be entitled to an annual bonus calculated pursuant to terms set forth in the Agreement..  Additionally, Mr. Hubregsen will be granted options to purchase 50,000 common shares of the Company.  Such options will vest over three years.  The agreement also calls for a severance provision ranging from two months to twelve months of salary.

We have an employment agreement with Donald Dalicandro, our Chief Executive Officer of Apex, as a result of the Apex acquisition.  Under the employment agreement, the Company further agreed Mr. Dalicandro would be appointed to the Company’s board of directors effective June 4, 2012, and would not be removed from the Company’s board of directors during the Earn-Out Period (as defined in the employment agreement) and the Bonus Period (as defined in the employment agreement) except by except by death, bankruptcy, incapacity or voluntary resignation. The agreement calls for annual bonus upon achieveing certain results of operation at Apex for the 12 months ending July 31, 2013, 2014, and 2015.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

EXECUTIVE COMPENSATION

Executive Compensation

The following table summarizes all compensation recorded by DecisionPoint in each of the last two completed fiscal years for our principal executive officers and our three most highly compensated executive officers who were serving as executive officers as of the end of the last fiscal year.  Such officers are referred to herein as our “Named Officers”.

						Non-	Change in
						Equity	Pension Value &
				Stock	Option	Incentive	Nonqualified	All
Name	Year	Salary (2)	Bonus	Award	Award (1)	Plan	Deferred Comp	Other (3)	Total

Nicholas R. Toms
	2012	$450,000	$-	$-	$-	$-	$-	$9,800	$459,800
	2011	446,000	80,000	-	54,700	-	-	-	580,700

Donald W. Rowley
	2012	316,000	-	-	-	-	-	12,000	328,000
	2011	421,000	80,000	-	54,700	-	-	2,200	557,900

Ralph S. Hubregsen
	2012	275,000	-	-	-	-	-	10,000	285,000
	2011	80,000	-	-	-	-	-	8,950	88,950

John E. Chis
	2012	225,000	25,000	-	-	-	-	7,000	257,000
	2011	225,000	25,000	-	66,000	-	-	-	316,000

Bryan E. Moss
	2012	240,000	-	-	-	-	-	2,000	242,000
	2011	230,000	-	-	-	-	-	-	230,000

Don Dalicandro
	2012	105,000	-	-	-	-	-	-	105,000
	2011	-	-	-	-	-	-	-	-

Paul E. Ross
	2012	-	-	-	-	-	-	100,500	100,500
	2011	-	-	-	-	-	-	-	-

(1)	The stock option awards represent the aggregate grant date fair value of the awards granted during the year completed in accordance with ASC718
(2)	The salary for Mr. Rowley includes $187,000 in separation expenses per his contract and $41,000 in vacation payout.
(3)	Mr. Ross, interim CFO, is paid on a consulting basis at $30,000 per month which includes a placement agency fee.

 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2012, for each of the executive officers.

	Option Awards					Stock Awards

Name	Number	Number	Equity	Option	Option	Number	Market	Equity	Equity
	of	of	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Securities	Securities	Plan	Price	Date	or Units	Shares or	Plan	Plan
	Underlying	Underlying	Awards:	($)		of Stock	Units of	Awards:	Awards:
	Unexercised	Unexercised	Number of			That	Stock	Number of	Market or
	Options	Options	Securities			Have	That	Unearned	Payout
	(#)	(#)	Underlying			Not	Have	Shares,	Value of
	Exercisable	Unexercisable	Unexercised			Vested	Not	Units or	Unearned
			Unearned			(#)	Vested	Other	Shares,
			Options				(#)	Rights	Units or
			(#)					That Have	Other
								Not Vested	Rights
								(#)	That Have
Not Vested
($)

Nicolas R. Toms
	158,381	-	-	$1.45	1/2/2014	-	-	-	$-
	13,542	-	-	1.90	12/31/2016	-	-	-	-
	8,019	32,077	-	2.17	6/15/2021	-	-	-	-

Ralph S. Hubregsen
	-	-	-	-		-	-	-	-

John E. Chis
	33,854	-	-	1.90	12/31/2016	-	-	-	-
	3,386	5,078	-	2.10	2/12/2019	-	-	-	-
	9,678	38,714	-	2.17	6/15/2021	-	-	-	-

Bryan E. Moss
	-	-	-	-		-	-	-	-

Except as set forth above, no other named officer of DecisionPoint has received an equity award.

Director Compensation

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made during the year ended December 31, 2012

					Change in
					Pension Value
	Fees Earned				& Nonqualified
	Earned			Non-Equity	Deferred
	or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

David M. Rifkin	$53,000	$-	$-	$-	$-	$-	$53,000
Jay B. Sheehy	58,000	-	-	-	-	-	58,000
Robert M. Chaiken	48,000	-	-	-	-	-	48,000
Sigma Capital Advisors, LLC	48,000	-	-	-	-	-	48,000
Marc Ferland	48,000	-	-	-	-	-	48,000
Lawrence Yelin	48,000	-	-	-	-	-	48,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2011, the Company, Sigma Opportunity Fund II, LLC and Donald W. Rowley entered into an agreement pursuant to which Mr. Rowley converted $411,733 of the $1,227,335 in accounts payable owed to him by the Company (the “AP Amount”) into 128,667 shares of the Company’s Series C Preferred Stock and 49,000 shares of common stock.  Pursuant to this agreement, Mr. Rowley also agreed that the interest rate of the balance of the AP Amount not covered by the agreement shall be reduced to 12% per annum until such time as the annual dividend rate on the Series C Preferred Stock is increased to 12% per annum (month 17) and 20% per annum (month 31), at which times the interest rate on the AP Amount then outstanding shall be 16% and 25%, respectively.  On July 23, 2012, we entered into a Separation Agreement and General Release (“Separation Agreement”) with Mr. Rowley pursuant to which Mr. Rowley resigned as our Chief Financial Officer as of July 23, 2012 and as an employee of ours on July 23, 2012.  Pursuant to the Separation Agreement, we agreed to pay Mr. Rowley a total of $205,592 in equal installments in accordance with our payroll cycle beginning on August 1, 2012 through December 31, 2012.

On June 4, 2012 (the “Closing Date”), 2314505 Ontario Inc., a wholly-owned subsidiary of ours (the “Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Vendors”) entered into a Share Purchase Agreement (“SPA”).  Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc. (“Apex”), a corporation organized under the laws of the Province of Ontario, Canada.  In consideration for the shares of Apex, on the Closing Date, the Purchaser paid CDN$5,000,000 (“Closing Amount”), of which CDN$240,000 (the “Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 is held by the Purchaser as a holdback.  On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc., and is hereafter referred to herein as “Apex”). Mr. Dolicandro became a member of our board of directors on the Closing Date.

On November 15, 2012, the Company entered into an agreement (the “Sigma Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”) and Sigma Capital Advisors, LLC (“Sigma Advisors”).

Pursuant to the Sigma Agreement, the parties agreed to amend the Certificate of Designation of Series C Preferred Stock of the Company (the “Series C Certificate of Designation”) to modify the definition of Conversion Value such that effective as of January 1, 2013, if the Series C Preferred Stock has not been redeemed as of such date, the Conversion Value will be equal to the lower of the Conversion Value then in effect or $0.61 (representing the closing price of the common stock on October 31, 2012) per share (subject to adjustments for stock splits, stock dividends, recapitalizations and the like).

Pursuant to the Sigma Agreement, the Company paid to Sigma Advisors an administrative fee of $150,000 (which will be netted against amounts otherwise owed to Sigma Advisors by the Company in connection with any services provided or money owed to Sigma Advisors by the Company by December 31, 2012) and issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an antidilution adjustment.

Pursuant to the Sigma Agreement, Sigma Opportunity Fund and Sigma Advisors agreed to a standstill with respect to securities of the Company for the period from November 15, 2012 through December 31, 2012.

On October 3, 2012, the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley entered into Amendment No. 1 to the Consent and Waiver Agreement dated as of June 4, 2012 (“Consent and Waiver Amendment”).

Pursuant to the Consent and Waiver Amendment, the parties agreed to amend the Certificate of Designations of the Powers, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Cumulative Convertible Preferred Stock of the Company which was filed with the Secretary of State of Delaware on July 1, 2011 (“Certificate of Designations”) to increase the Dividend Rate (as defined therein) to 20% on the Stated Value (as defined therein) for each dividend period beginning June 4, 2012.  The parties also agreed to amend the Certificate of Designations to modify the definition of Breach Event.

Pursuant to the Consent and Waiver Amendment, the parties agreed that if the Company does not redeem on a pro rata basis for cash at least $2,206,000, in Stated Value (as defined in the Certificate of Designations) of the Series C Preferred Stock on or before October 31, 2012, then the parties will negotiate in good faith until November 15, 2012, relating to changes to the Certificate of Designations and other related matters that the parties may wish to agree upon in order to protect the interests of the Series C Preferred Stock and the Company will file the amended Certificate of Designations within two weeks thereafter.  If the Company and a majority in interest of the Series C Preferred Stock are unable to agree upon revised terms by November 15, 2012, the Company will file an amendment to the Certificate of Designations no later than November 15, 2012, to provide that the Conversion Value (as defined in the Certificate of Designations) will be equal to the lower of (i) the Conversion Value then in effect, (ii) $1.20 per share or (iii) the closing price of the Company’s common stock on October 31, 2012 (in each case subject to the continuing antidilution provisions contained in the Certificate of Designations).

Pursuant to the Consent and Waiver Amendment, the Company also agreed to issue an aggregate of 175,364 shares of its common stock to the holders of the Series C Preferred Stock on November 15, 2012.

On December 20, 2012, all outstanding shares of Series C Preferred Stock were redeemed by the Company for an aggregate redemption price (including accrued dividends) of $4,732,567.

Director Independence

The Board of Directors has determined that Messrs. Rifkin, Sheehy, Chaiken, Ferland and Yelin are each independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock, beneficially owned as of the date of this prospectus, by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each executive officer and director, and (iii) all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after the date of this prospectus are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.  Unless otherwise noted below, the address of each person listed is care of our company at 8697 Research Drive
Irvine, CA 92618. Percentages are 9,300,439 shares of common stock outstanding as of February 8, 2013.

	Common Stock		Percentage of
Name of Beneficial Owner (1)	Beneficially Owned		Common Stock (2)

Named Executive Officers
Nicholas R. Toms (*)	585,587	(3)	6.1%
Paul E. Ross (**)	20,000	(4)	0.2
Ralph S. Hubregsen (**)	13,300	(5)	0.1
John E. Chis (**)	98,999	(6)	1.1
Bryan E. Moss (**)	243,876	(7)	2.6
Don Dalicandro (*)	78,865		0.8

Directors
David M. Rifkin (***)	110,770	(8)	1.2
Jay B. Sheehy (***)	40,344	(9)	0.4
Robert M. Chaiken (***)	49,203	(15)	0.5
Marc Ferland (***)	-		-
Lawrence Yelin (***)	22,000	(10)	0.2

All Executive Officers and Directors as a group (11 people)	1,262,944		13.2

5% Shareholders
North Star Trust Company	1,692,753	(11)	18.2
Macrosolve, Inc.	617,284	(12)	6.6
Donald W. Rowley	596,724	(13)	6.4

(*) - Executive Officer and Director of the Company
(**) - Executive Officer of the Company
(***) - Director

All beneficial ownership percentages as they relate to the ESOP plan are as of December 31, 2012, the latest date of the ESOP share allocation.

(1)	Except as otherwise indicated, the address of each beneficial owner is 8697 Research Drive, Irvine, California 92618-4204.
(2)
Applicable percentage ownership is based on 9,300,439 shares of common stock outstanding as of December 31, 2012, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2012, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2012, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 56,467 shares of common stock held by the ESOP.  The shareholder beneficially owns 3.3% of the ESOP.  Of these shares, 179,942   are issuable upon the exercise of options, 66,365 are issuable upon conversion of Series A Preferred Stock and 100,000 are issuable upon conversion of Seried D Preferred Stock.

(4)	Consists of shares of common stock underlying 2,000 shares of Series D Preferred Stock.
(5)
Includes 3,300 shares of common stock held by the ESOP. The shareholder beneficially owns 0.2% of the ESOP. Also includes 10,000 shares of common stock underlying 1,000 shares of series D Preferred Stock.

(6)	Includes 36,845 shares of common stock held by the ESOP. The shareholder beneficially owns 2.2% of the ESOP. Also includes 51,998 shares issuable upon the exercise of options.
(7)           Includes 6,390 shares of common stock held by the ESOP. The shareholder beneficially owns 0.4% of the ESOP. Also includes 25,000 shares of common stock underlying 2,500 shares of series D Preferred stock.
(8)
Includes 10,000 shares of common stock underlying 1,000 shares of Series D Preferred Stock. Also includes 25,973 shares issuable upon the exercise of options and 48,931 shares issuable upon conversion of series A preferred stock.

(9)	Includes 10,000 shares of common stock underlying 1,000 shares of Series D Preferred Stock. Also includes 10,032 shares issuable upon the exercise of options.
(10)	Includes 22,000 shares of common stock underlying 2,200 shares of Series D Preferred Stock
(11)	North Star Trust Company, the trustee of the ESOP, is deemed to have the dispositive and voting control over the shares held by the ESOP.
(12)	The address of the shareholder is 1717 Boulder Avenue, #700, Tulsa, Oklahoma 74119
(13)	The address of the shareholder is 25501 Arctic Ocean Drive, Lake Forest, CA 92630.
(15)         Includes 4,840 shares issuable upon the exercise of options, 11,061 shares issuable upon conversion of series A Preferred Stock, and 27,652 shares issuable upon conversion of series B Preferred Stock.

DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock, each having a par value of $0.001.  The holders of our common stock are entitled to receive dividends if and when declared by our board of directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.  We have has not paid any dividends since our inception, and it is not likely that any dividends on our common stock will be declared in the foreseeable future.  Any dividends will be subject to the discretion of our board of directors, and will depend upon, among other things, our operating and financial condition and our capital requirements and general business conditions.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Delaware General Corporate Law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a majority is present shall be required to take action. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a majority is present. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock, each having a par value of $0.001, of which 500,000 shares are designated as Series A Preferred Stock, of which 269,608 are issued and outstanding, 500,000 shares are designated as Series B Preferred Stock, of which 131,347 are issued and outstanding, 5,000,000 shares are designated as Series C Preferred Stock, of which 0 shares are issued and outstanding and, 4,000,000 shares are designated as Series D Preferred Stock, of which 704,200 shares are issued and outstanding.

Series A Preferred Stock and Series B Preferred Stock

The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share.  Dividends shall be cumulative and shall accrue on each share of the outstanding preferred stock from the date of its issue. The holders of the Series A and Series B Preferred Stock have no voting rights except on matters affecting their rights or preferences.

Subject to the rights of the Series D Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred Stock has preference over the Series B Preferred Stock in liquidation.

Each share of Series A Preferred Stock is convertible, at the option of the holder, at a conversion price of $4.00 per share.  Each share of Series B Preferred Stock is convertible, at the option of the holder, at a conversion price of $3.20 per share.

Series C Preferred Stock

On December 20, 2012, all issued and outstanding shares of Series C Preferred Stock were redeemed using the proceeds generated from the sale of the Series D Preferred Stock.

Series D Preferred Stock

In connection with the Series D Closing, on December 20, 2012, we filed a Certificate of Designation of Series D Preferred Shares (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, we designated 4,000,000 shares of our preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of our common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. We may, at our option, pay dividends in PIK Shares, in which event the applicable dividend rate will be 12% and the number of such PIK Shares issuable will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Upon any liquidation, dissolution or winding-up of our Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

In addition, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, we may, in our sole discretion, effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares Series D Preferred Stock, including the PIK Shares, the shares of common stock previously issued and the shares of common stock issuable upon conversion of the Series D Preferred Stock, to permit the resale of these shares of stock by the holders thereof from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of stock.  We will bear all fees and expenses incident to our obligation to register the shares of stock.

No market currently exists for our Series D Preferred Stock.  The price reflected in this prospectus of $10.00 per share is the initial offering price of the shares of Series D Preferred Stock upon the effectiveness of the registration statement of which this prospectus forms a part.  The selling stockholders may, from time to time, sell any or all of their shares of Series D Preferred Stock covered by this prospectus in private transactions at a price of $10.00 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares of Series D Preferred Stock are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares of Series D Preferred Stock at prevailing market prices or privately negotiated prices.

The $10.00 per share offering price of the shares of Series D Preferred Stock being sold under this prospectus has been set based on the price at which the selling stockholders purchased the shares from the Company under the Series D Purchase Agreement. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

Our common stock is quoted on the OTCBB under the symbol “DPSI”. The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of stock short and deliver shares of stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of stock to engage in market-making activities with respect to the shares of stock. All of the foregoing may affect the marketability of the shares of stock and the ability of any person or entity to engage in market-making activities with respect to the shares of stock.

We will pay all expenses of the registration of the shares of stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 957,712 shares of Series D Preferred Stock and 11,839,592 shares of common stock.  The shares of Series D Preferred Stock consist of (i) 704,200 such shares purchased under the Series D Purchase Agreement, and (ii) an additional 253,512 such shares issuable as dividends on the shares of Series D Preferred Stock sold under the Series D Purchase Agreement (the “PIK Shares”). The shares of common stock consist of (i) 7,042,000 such shares underlying the Series D Preferred Stock purchased under the Series D Purchase Agreement, (ii) 2,535,120 such shares underlying the PIK Shares, (iii) 704,200 such shares underlying the Placement Agent Warrants, and (iv) 1,558,272 additional shares held by certain selling stockholders.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or affiliate of a broker-dealer.

We have assumed all shares of stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of stock listed in the table below, no estimate can be given as to the amount of those shares of stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

Selling Stockholder	Shares of Series D Preferred Stock Beneficially Owned Before this Offering	Shares of Common Stock Beneficially Owned Before this Offering	Shares of Series D Preferred Stock Offered in this Offering		Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Shares of Series D Preferred Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Aldo Kokot C/F Ivanka Marie Kokot UGMA NY	1,000	10,000	1,360	(1)	13,600	(2)	0	0	0
Alexis J. Bruce	1,300	13,000	1,768	(3)	17,680	(4)	0	0	0
Alice Ann Corporation (5)	5,000	50,000	6,800	(6)	68,000	(7)	0	0	0
Allan F Shapiro	2,500	25,000	3,400	(8)	34,000	(9)	0	0	0
Allison Bibicoff	1,000	10,000	1,360	(10)	13,600	(11)	0	0	0
Andrew K Light	5,000	50,000	6,800	(12)	68,000	(13)	0	0	0
Angus Bruce Lauralee Bruce JT WROS	5,000	50,000	6,800	(14)	68,000	(15)	0	0	0
Arnold Income Fund LP (16)	12,225	122,250	16,626	(17)	166,260	(18)	0	0	0
Arnold Venture Fund LP (19)	20,375	203,750	27,710	(20)	277,100	(21)	0	0	0
Arthur H. Finnel	500	5,000	680	(22)	6,800	(23)	0	0	0
Ashok Kumar Narang	9,000	90,000	12,240	(24)	122,400	(25)	0	0	0
Austin Brown	2,500	25,000	3,400	(26)	34,000	(27)	0	0	0
Brigitte Ferrada - Stetson	5,000	50,000	6,800	(28)	68,000	(29)	0	0	0
Broms Financial LLC (30)	9,000	90,000	12,240	(31)	122,400	(32)	0	0	0
C. Mark Casey	1,500	15,000	2,040	(33)	20,400	(34)	0	0	0
Caroline & Nicholas R. Toms (281)	10,000	585,587	13,600	(35)	136,000	(36)	485,587	0	2.4%

Claudia A. Ruggiero Family Trust UAD 09/26/90 Claudia Taglich TTEE (37)	10,000	100,000	13,600	(38)	136,000	(39)	0	0	0
David J. Moulder	4,000	40,000	5,440	(40)	54,400	(41)	0	0	0
David M. Rifkin	1,000	132,809	1,360	(42)	13,600	(43)	119,009	0	*
Dennis D.. Gonyea	3,500	35,000	4,760	(44)	47,600	(45)	0	0	0
Dennis Fortin	15,000	150,000	20,400	(46)	204,000	(47)	0	0	0
Donald V. Moline	1,000	10,000	1,360	(48)	13,600	(49)	0	0	0
Dorothy J. Hoel	3,500	35,000	4,760	(50)	47,600	(51)	0	0	0
Douglas E. Hailey (291)	5,000	126,050	6,800	(52)	144,050	(53)	0	0	0
Dr. Richard V. Nuttal & Annetta Mets Nuttall JTWROS	500	5,000	680	(54)	6,800	(55)	0	0	0
Dr. Thomas Heirigs	2,000	20,000	2,720	(56)	27,200	(57)	0	0	0
EBS Convertible Fund I L.P. (58)	81,500	815,000	110,840	(59)	1,108,400	(60)	0	0	0
EBS Partners, L.P. (61)	17,000	170,000	23,120	(62)	231,200	(63)	0	0	0
Edward J. Cook & Eleanor A. Cook JTWROS	4,000	40,000	5,440	(64)	54,400	(65)	0	0	0
Edward J. Hart	10,000	100,000	13,600	(66)	136,000	(67)	0	0	0
Eugene Szczepanski	5,000	50,000	6,800	(68)	68,000	(69)	0	0	0
Foutch Family Living Trust UAD 10/20/08 Carolyn Foutch TTEE (70)	4,000	40,000	5,440	(71)	54,400	(72)	0	0	0
Friedland Trust UAD 12/13/07 Stephen Friedland & Linda Friedland TTEES (73)	2,000	20,000	2,720	(74)	27,200	(75)	0	0	0
Gary A. Bergren	5,000	50,000	6,800	(76)	68,000	(77)	0	0	0
Gary A. Hafner and Leeann Hafner JT TEN	3,000	30,000	4,080	(78)	40,800	(79)	0	0	0

Gary Kurnov Lauren Mazer JT TEN	1,500	15,000	2,040	(80)	20,400	(81)	0	0	0
Gary L. Gray	1,000	10,000	1,360	(82)	13,600	(83)	0	0	0
Gerald I. Rosenfeld Pc Profit Sharing Trust U A/D 7-1 Gerald I. Rosenfeld TTEE (84)	1,000	10,000	1,360	(85)	13,600	(86)	0	0	0
Grace M. Ziehler Trust DTD 10/8/98 (87)	1,500	15,000	2,040	(88)	20,400	(89)	0	0	0
Harvey Bibicoff and Jacqueline Bibicoff Trustees Of The Bibicoff Family Trust DTD 5/16/00 (90)	4,000	40,000	5,440	(91)	54,400	(92)	0	0	0
Heidi M. Smith	5,000	50,000	6,800	(93)	68,000	(94)	0	0	0
Herb B. Grimes	3,000	30,000	4,080	(95)	40,800	(96)	0	0	0
Hillson Partners LP (97)	22,500	225,000	30,600	(98)	306,000	(99)	0	0	0
Howard A Kalka	9,000	90,000	12,240	(100)	122,400	(101)	0	0	0
James & Susan Besselman (282)	1,000	10,000	1,360	(102)	13,600	(103)	0	0	0
James E. Puerner	2,000	20,000	2,720	(104)	27,200	(105)	0	0	0
Jay B. Sheehy (278)	1,000	30,312	1,360	(106)	13,600	(107)	16,712	0	*
Jeffrey L Sadar & Barbara A Sadar JTWROS	2,000	20,000	2,720	(108)	27,200	(109)	0	0	0
John & Christine Lauro JTWROS	500	5,000	680	(110)	6,800	(111)	0	0	0
John R Bertsch Trust DTD 12/4/2004 John R Bertsch Trustee (112)	17,000	170,000	23,120	(113)	231,200	(114)	0	0	0
John S. Tschohl TOD DTD 03/15/06 (115)	1,000	10,000	1,360	(116)	13,600	(117)	0	0	0

Keith Liggett	1,500	15,000	2,040	(118)	20,400	(119)	0	0	0
Keith R. Schroeder	3,000	30,000	4,080	(120)	40,800	(121)	0	0	0
Kettle Hill Master Fund, Ltd (122)	22,700	227,000	30,872	(123)	308,720	(124)	0	0	0
Kettle Hill Partners II LP (125)	11,600	116,000	15,776	(126)	157,760	(127)	0	0	0
Kettle Hill Partners LP (128)	15,700	157,000	21,352	(129)	213,520	(130)	0	0	0
Kevin Conroy	1,000	10,000	1,360	(131)	13,600	(132)	0	0	0
Larry S. Kaplan Marla B Kaplan JT/WROS	2,500	25,000	3,400	(133)	34,000	(134)	0	0	0
Lawrence Yelin (278)	2,200	27,571	2,992	(135)	29,920	(136)	24,579	0	*
Michael D. Pearson Lisa M Pearson JT TEN	3,000	30,000	4,080	(137)	40,800	(138)	0	0	0
Michael N. Taglich Claudia Taglich JTWROS	30,000	300,000	40,800	(139)	408,000	(140)	0	0	0
Michael P. Hagerty	4,000	40,000	5,440	(141)	54,400	(142)	0	0	0
Michael Taglich C/F Hope Taglich UGMA	1,500	15,000	2,040	(143)	20,400	(144)	0	0	0
Michael Taglich Cust For Lucy Taglich Utma NY	3,000	30,000	4,080	(145)	40,800	(146)	0	0	0
Michael Taglich Custodian FBO Amanda Taglich Utma NY Until Age 21	2,000	20,000	2,720	(147)	27,200	(148)	0	0	0
Michael Taglich Custodian FBO Stella Taglich Utma NY Until Age 21	2,000	20,000	2,720	(149)	27,200	(150)	0	0	0
Mike Taglich Poa Tag/Kent Partnership F/B/O Garlinghouse/M Taglich B Taglich	10,000	100,000	13,600	(151)	136,000	(152)	0	0	0

Mitchell Spearman	2,500	25,000	3,400	(153)	34,000	(154)	0	0	0
Nicholas Taglich & Juliana Taglich JT/WROS	6,000	60,000	8,160	(155)	81,600	(156)	0	0	0
Patricia Tschohl TOD DTD 05/04/06 (157)	3,000	30,000	4,080	(158)	40,800	(159)	0	0	0
Paul Seid	25,500	255,000	34,680	(160)	346,800	(161)	0	0	0
Peter C Murphy	20,000	200,000	27,200	(162)	272,000	(163)	0	0	0
Peter Mangiameli	5,000	50,000	6,800	(164)	68,000	(165)	0	0	0
Phillip L Burnett & Allyson Burnett JTWROS	1,000	10,000	1,360	(166)	13,600	(167)	0	0	0
Puddleglum Investments LLC (168)	2,000	20,000	2,720	(169)	27,200	(170)	0	0	0
R2MJ, LLC (171)	2,500	25,000	3,400	(172)	34,000	(173)	0	0	0
Rachel T. Baroni Trust UAD 12/31/94 P J Baroni & R. T. Baroni TTEES AMD 08/11/09 (174)	1,500	15,000	2,040	(175)	20,400	(176)	0	0	0
Ralph Hubregsen (280)	1,000	10,000	1,360	(177)	13,600	(178)	0	0	0
Richard Buchakjian	5,000	50,000	6,800	(179)	68,000	(180)	0	0	0
Robert Brooks	4,000	40,000	5,440	(181)	54,400	(182)	0	0	0
Robert G. Allison	8,000	80,000	10,880	(183)	108,800	(184)	0	0	0
Robert Schroeder (291)	4,000	166,750	5,440	(185)	181,150	(186)	0	0	0
Robert W. Allen Trust UAD 04/29/08 Robert W Allen TTEE (187)	8,500	85,000	11,560	(188)	115,600	(189)	0	0	0
Robert W. Main TTEE Under The Robert W Main Trust DTD 9/7/05 (190)	2,000	20,000	2,720	(191)	27,200	(192)	0	0	0

Ronald A. Rayson	1,500	15,000	2,040	(193)	20,400	(194)	0	0	0
Rose Mary Heirigs Thomas Heirigs POA	5,000	50,000	6,800	(195)	68,000	(196)	0	0	0
Scot Holding Inc. (197)	2,500	25,000	3,400	(198)	34,000	(199)	0	0	0
Shadow Capital LLC (200)	15,000	150,000	20,400	(201)	204,000	(202)	0	0	0
Stephen Koppekin	1,500	15,000	2,040	(203)	20,400	(204)	0	0	0
Sterling Family Investment LLC (205)	17,000	170,000	23,120	(206)	231,200	(207)	0	0	0
Steven Farber	1,000	10,000	1,360	(208)	13,600	(209)	0	0	0
Susan M. Allen Trust UAD 04/29/08 Susan Allen TTEE (210)	8,500	85,000	11,560	(211)	115,600	(212)	0	0	0
Sushrut Parikh (279)	2,500	25,000	3,400	(213)	34,000	(214)	0	0	0
The Hillary Bibicoff Revocable Trust DTD 4/19/07 Hillary Bibicoff Trustee (215)	1,000	10,000	1,360	(216)	13,600	(217)	0	0	0
The SDM Irrevocable Trust FBO Andrew Seid UAD 11/05/04 Paul Seid TTEE (218)	4,250	42,500	5,780	(219)	57,800	(220)	0	0	0
The SDM Irrevocable Trust FBO Lauren Seid UAD 11/05/04 Paul Seid TTEE (221)	4,250	42,500	5,780	(222)	57,800	(223)	0	0	0
The Shirley J. Lewis Marital Trust B UAD 06/26/01 Guy W Lewis TTEE (224)	7,500	75,000	10,200	(225)	102,000	(226)	0	0	0
Three Treasures LP (227)	2,500	25,000	3,400	(228)	34,000	(229)	0	0	0

William Chaney TOD DTD 4/20/04 (230)	1,500	15,000	2,040	(231)	20,400	(232)	0	0	0
Ira FBO Robert F Taglich Pershing LLC As Custodian Rollover Account	20,000	200,000	27,200	(233)	272,000	(234)	0	0	0
Gary Arnold And Patricia Arnold TEN COM	9,000	90,000	12,240	(235)	122,400	(236)	0	0	0
Ira FBO David Random Pershing LLC As Custodian	5,000	50,000	6,800	(237)	68,000	(238)	0	0	0
Ira FBO Steven A Boggs Pershing LLC As Custodian	4,000	40,000	5,440	(239)	54,400	(240)	0	0	0
Ira FBO Starr F Schlobohm Jr Pershing LLC As Custodian B/O Starr F Schlobohm SR DEC'D	3,500	35,000	4,760	(241)	47,600	(242)	0	0	0
Ar-And-Associates Individual(K)-Pershing As Cust FBO Arthur Resnikoff (243)	3,000	30,000	4,080	(244)	40,800	(245)	0	0	0
Bryan E. Moss	2,500	25,000	3,400	(246)	34,000	(247)	0	0	0
Mark J. Butler	2,500	25,000	3,400	(248)	34,000	(249)	0	0	0
Sullivan Associates Emp Ret Plan (250)	2,500	25,000	3,400	(251)	34,000	(252)	0	0	0
Ira FBO Arnold E. Needleman Pershing LLC As Custodian Rollover Account	2,500	25,000	3,400	(253)	34,000	(254)	0	0	0
Jeffrey G. Hipp & Mary Ann Hipp JT/WROS	2,500	25,000	3,400	(255)	34,000	(256)	0	0	0
Ira FBO Angel Rosario Pershing LLC As Custodian Rollover Account	2,000	20,000	2,720	(257)	27,200	(258)	0	0	0
Robert Koski	2,000	20,000	2,720	(259)	27,200	(260)	0	0	0
Bruce Newell	2,000	20,000	2,720	(261)	27,200	(262)	0	0	0

Big Red Investments Partnership Ltd (263)	2,000	20,000	2,720	(264)	27,200	(265)	0	0	0
Ira FBO John C. Guttilla Pershing LLC As Custodian Roth Conversion Account	1,100	11,000	1,496	(266)	14,960	(267)	0	0	0
Ira FBO Samuel E. Leonard Pershing LLC As Custodian	1,000	10,000	1,360	(268)	13,600	(269)	0	0	0
Ira FBO Francine C. Massie Pershing LLC As Custodian Rollover Account	1,000	10,000	1,360	(270)	13,600	(271)	0	0	0
Joseph Martha	1,000	10,000	1,360	(272)	13,600	(273)	0	0	0
Tom C. Mina	1,000	10,000	1,360	(274)	13,600	(275)	0	0	0
Ira FBO Richard S. Smith Pershing LLC As Custodian Roth Account	500	5,000	680	(276)	6,800	(277)	0	0	0
Vincent M. Palmieri (291)	0	40,563	0		40,563	(283)	0	0	0
Gary Kurnov (291)	0	10,150	0		10,150	(283)	0	0	0
Leonard Schleicher (291)	0	35,000	0		35,000	(283)	0	0	0
Michael N. Taglich (291)	48,500	491,869	0		151,343	(283)	0	0	0
Robert F. Taglich (291)	0	234,021	0		234,021	(290)	0	0	0
Michael Brunone (291)	0	20,000	0		20,000	(283)	0	0	0
Russell Bernier (291)	0	20,000	0		20,000	(283)	0	0	0
Christopher C. Schreiber (291)	0	3,000	0		3,000	(283)	0	0	0
Richard Oh (291)	0	50,000	0		50,000	(283)	0	0	0
Linda Trudden (291)	0	10,000	0		10,000	(283)	0	0	0

Robert M. Lorenzo II (291)	0	6,000	0	6,000	(283)	0	0	0
Gilda Gaertner (291)	0	4,000	0	4,000	(283)	0	0	0
Lafitte Fund 1 LP (284)	0	425,000	0	425,000	(285)	0	0	0
Paul Seid	8,500	212,150	0	127,150	(285)	0	0	0
Michael Taglich Keogh-account (286)	0	155,526	0	155,526	(285)	0	0	0
Sigma Opportunity Fund II, LLC (287)	0	40,000	0	40,000	(285)	0	0	0
Sigma Capital Advisors, LLC (287)	0	145,700	0	105,700	(285)	40,000	0	*
Donald Dalicandro (288)	0	78,865	0	78,865		0	0	0
Donald Rowley (289)	0	596,724	0	543,354		53,370	0	*

* Less than 1%.

(1)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(2)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(3)           Represents (i) 1,300 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 468 PIK Shares issuable as dividends on the Series D Preferred Stock.

(4)           Represents (i) 13,000 shares of common stock issuable upon conversion of the 1,300 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 4,680 shares of common stock issuable upon conversion of 468 PIK Shares issuable as dividends on the Series D Preferred Stock.

(5)           Richard C. Perkins has voting and investment power over the securities owned by the selling stockholder.

(6)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(7)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(8)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(9)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

 (10)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(11)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(12)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(13)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(14)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(15)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(16)           Edward H. Arnold has voting and investment power over the securities owned by the selling stockholder.

(17)           Represents (i) 12,225 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 4,401 PIK Shares issuable as dividends on the Series D Preferred Stock.

(18)           Represents (i) 122,250 shares of common stock issuable upon conversion of the 12,225  shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 44,010 shares of common stock issuable upon conversion of 4,401 PIK Shares issuable as dividends on the Series D Preferred Stock.

(19)           Edward H. Arnold has voting and investment power over the securities owned by the selling stockholder.

(20)           Represents (i) 20,375 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,335 PIK Shares issuable as dividends on the Series D Preferred Stock.

(21)           Represents (i) 203,750 shares of common stock issuable upon conversion of the 20,375  shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 73,350 shares of common stock issuable upon conversion of 7,335 PIK Shares issuable as dividends on the Series D Preferred Stock.

(22)           Represents (i) 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(23)           Represents (i) 5,000 shares of common stock issuable upon conversion of the 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800  shares of common stock issuable upon conversion of 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(24)           Represents (i) 9,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(25)           Represents (i) 90,000 shares of common stock issuable upon conversion of the 9,000  shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 32,400 shares of common stock issuable upon conversion of 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.
(26)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(27)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500   shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(28)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(29)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000    shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(30)           Richard A. Broms has voting and investment power over the securities owned by the selling stockholder.

(31)           Represents (i) 9,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(32)           Represents (i) 90,000 shares of common stock issuable upon conversion of the 9,000   shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 32,400 shares of common stock issuable upon conversion of 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(33)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(34)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500    shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(35)           Represents (i) 10,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(36)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 10,000     shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 36,000 shares of common stock issuable upon conversion of 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.
(37)           Claudia Taglich has voting and investment power over the securities owned by the selling stockholder.

(38)           Represents (i) 10,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(39)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 10,000    shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 36,000 shares of common stock issuable upon conversion of 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(40)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(41)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000     shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(42)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(43)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000      shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(44)           Represents (i) 3,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series D Preferred Stock.

(45)           Represents (i) 35,000 shares of common stock issuable upon conversion of the 3,500       shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 12,600 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series D Preferred Stock.

(46)           Represents (i) 15,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 PIK Shares issuable as dividends on the Series D Preferred Stock.

(47)           Represents (i) 150,000 shares of common stock issuable upon conversion of the 15,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 54,000 shares of common stock issuable upon conversion of 5,400 PIK Shares issuable as dividends on the Series D Preferred Stock.

(48)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(49)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(50)           Represents (i) 3,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series D Preferred Stock.

(51)           Represents (i) 35,000 shares of common stock issuable upon conversion of the 3,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 12,600 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series D Preferred Stock.

(52)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(53)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement, (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock and (iii) 76,050 shares of common stock issuable upon exercise of Placement Agent Warrants.

(54)           Represents (i) 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(55)           Represents (i) 5,000 shares of common stock issuable upon conversion of the 500  shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800  shares of common stock issuable upon conversion of 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(56)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(57)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(58)           Mark E. Brady has voting and investment power over the securities owned by the selling stockholder.

(59)           Represents (i) 81,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 29,340 PIK Shares issuable as dividends on the Series D Preferred Stock.

(60)           Represents (i) 815,000 shares of common stock issuable upon conversion of the 81,500     shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 293,400 shares of common stock issuable upon conversion of 29,340 PIK Shares issuable as dividends on the Series D Preferred Stock.

(61)           Mark E. Brady has voting and investment power over the securities owned by the selling stockholder.

(62)           Represents (i) 17,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 6,120 PIK Shares issuable as dividends on the Series D Preferred Stock.

(63)           Represents (i) 170,000 shares of common stock issuable upon conversion of the 17,000      shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 61,200 shares of common stock issuable upon conversion of 6,120 PIK Shares issuable as dividends on the Series D Preferred Stock.

(64)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(65)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000       shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(66)           Represents (i) 10,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(67)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 10,000        shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 36,000 shares of common stock issuable upon conversion of 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(68)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(69)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000         shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(70)           Carolyn Foutch has voting and investment power over the securities owned by the selling stockholder.

(71)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(72)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000       shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(73)           Stephen Friedland has voting and investment power over the securities owned by the selling stockholder.

(74)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(75)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000        shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(76)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(77)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(78)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(79)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(80)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(81)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(82)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(83)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(84)           Gerald I. Rosenfeld has voting and investment power over the securities owned by the selling stockholder.

(85)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(86)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000         shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(87)           Grace M. Ziehler has voting and investment power over the securities owned by the selling stockholder.

(88)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(89)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500  shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(90)           Harvey Bibicoff has voting and investment power over the securities owned by the selling stockholder.

(91)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(92)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(93)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(94)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(95)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(96)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(97)           Daniel H. Abramowitz has voting and investment power over the securities owned by the selling stockholder.

(98)           Represents (i) 22,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 8,100 PIK Shares issuable as dividends on the Series D Preferred Stock.

(99)           Represents (i) 225,000 shares of common stock issuable upon conversion of the 22,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 81,000 shares of common stock issuable upon conversion of 8,100 PIK Shares issuable as dividends on the Series D Preferred Stock.
(100)           Represents (i) 9,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(101)           Represents (i) 90,000 shares of common stock issuable upon conversion of the 9,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 32,400 shares of common stock issuable upon conversion of 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(102)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(103)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(104)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(105)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(106)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(107)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(108)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(109)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(110)           Represents (i) 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(111)           Represents (i) 5,000 shares of common stock issuable upon conversion of the 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 shares of common stock issuable upon conversion of 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(112)           John R. Bertsch has voting and investment power over the securities owned by the selling stockholder.

(113)           Represents (i) 17,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 6,120 PIK Shares issuable as dividends on the Series D Preferred Stock.

(114)           Represents (i) 170,000 shares of common stock issuable upon conversion of the 17,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 61,200 shares of common stock issuable upon conversion of 6,120 PIK Shares issuable as dividends on the Series D Preferred Stock.

(115)           John S. Tschohl has voting and investment power over the securities owned by the selling stockholder.

(116)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(117)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(118)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(119)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(120)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(121)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(122)           Bryan Kiss has voting and investment power over the securities owned by the selling stockholder.

(123)           Represents (i) 22,700 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 8,172 Shares issuable as dividends on the Series D Preferred Stock.

(124)           Represents (i) 227,000 shares of common stock issuable upon conversion of the 22,700 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 81,720 shares of common stock issuable upon conversion of 8,172 PIK Shares issuable as dividends on the Series D Preferred Stock.

(125)           Bryan Kiss has voting and investment power over the securities owned by the selling stockholder.

(126)           Represents (i) 11,600 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 4,176 PIK Shares issuable as dividends on the Series D Preferred Stock.

(127)           Represents (i) 116,000 shares of common stock issuable upon conversion of the 11,600 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 41,760 shares of common stock issuable upon conversion of 4,176 PIK Shares issuable as dividends on the Series D Preferred Stock.

(128)           Bryan Kiss has voting and investment power over the securities owned by the selling stockholder.

(129)           Represents (i) 15,700 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,652 PIK Shares issuable as dividends on the Series D Preferred Stock.

(130)           Represents (i) 157,000 shares of common stock issuable upon conversion of the 15,700 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 56,520 shares of common stock issuable upon conversion of 5,652 PIK Shares issuable as dividends on the Series D Preferred Stock.

(131)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(132)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(133)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(134)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(135)           Represents (i) 2,200 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 792 PIK Shares issuable as dividends on the Series D Preferred Stock.

(136)           Represents (i) 22,000 shares of common stock issuable upon conversion of the 2,200 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,920 shares of common stock issuable upon conversion of 792 PIK Shares issuable as dividends on the Series D Preferred Stock.

(137)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(138)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(139)           Represents (i) 30,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(140)           Represents (i) 300,000 shares of common stock issuable upon conversion of the 30,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 108,000 shares of common stock issuable upon conversion of 10,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(141)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(142)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(143)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(144)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(145)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(146)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(147)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(148)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(149)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(150)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(151)           Represents (i) 10,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(152)           Represents (i) 100,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 36,000 shares of common stock issuable upon conversion of 3,600 PIK Shares issuable as dividends on the Series D Preferred Stock.

(153)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(154)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(155)           Represents (i) 6,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 2,160 PIK Shares issuable as dividends on the Series D Preferred Stock.

(156)           Represents (i) 60,000 shares of common stock issuable upon conversion of the 6,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 21,600 shares of common stock issuable upon conversion of 2,160 PIK Shares issuable as dividends on the Series D Preferred Stock.

(157)           Patricia Tschohl has voting and investment power over the securities owned by the selling stockholder.

(158)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(159)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(160)           Represents (i) 25,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(161)           Represents (i) 255,000 shares of common stock issuable upon conversion of the 25,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 91,800 shares of common stock issuable upon conversion of 9,180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(162)           Represents (i) 20,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 PIK Shares issuable as dividends on the Series D Preferred Stock.

(163)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 20,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 72,000 shares of common stock issuable upon conversion of 7,200 PIK Shares issuable as dividends on the Series D Preferred Stock.

(164)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(165)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(166)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(167)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(168)           Paul Ross has voting and investment power over the securities owned by the selling stockholder. Paul Ross is the Interim Chief Financial Officer of the Company.

(169)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(170)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(171)           Richard Baum has voting and investment power over the securities owned by the selling stockholder.

(172)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(173)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(174)           Rachel T Baroni has voting and investment power over the securities owned by the selling stockholder.

(175)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(176)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(177)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(178)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(179)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(180)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(181)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(182)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(183)           Represents (i) 8,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 2,880 PIK Shares issuable as dividends on the Series D Preferred Stock.

(184)           Represents (i) 80,000 shares of common stock issuable upon conversion of the 8,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 28,800 shares of common stock issuable upon conversion of 2,880 PIK Shares issuable as dividends on the Series D Preferred Stock.

(185)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(186)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement, (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock and (iii) 126,750 shares of common stock issuable upon exercise of Placement Agent Warrants.

(187)           Robert W. Allen has voting and investment power over the securities owned by the selling stockholder.

(188)           Represents (i) 8,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,060 PIK Shares issuable as dividends on the Series D Preferred Stock.

(189)           Represents (i) 85,000 shares of common stock issuable upon conversion of the 8,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 30,600 shares of common stock issuable upon conversion of 3,060 PIK Shares issuable as dividends on the Series D Preferred Stock.

(190)           Robert W. Main has voting and investment power over the securities owned by the selling stockholder.

(191)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(192)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(193)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(194)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(195)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(196)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(197)           Pat Gordon has voting and investment power over the securities owned by the selling stockholder.

(198)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(199)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(200)           B. Kent Garlinghouse has voting and investment power over the securities owned by the selling stockholder.

(201)           Represents (i) 15,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 PIK Shares issuable as dividends on the Series D Preferred Stock.

(202)           Represents (i) 150,000 shares of common stock issuable upon conversion of the 15,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 54,000 shares of common stock issuable upon conversion of 5,400 PIK Shares issuable as dividends on the Series D Preferred Stock.

(203)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(204)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.
(205)           Arthur D. Sterling has voting and investment power over the securities owned by the selling stockholder.

(206)           Represents (i) 17,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 6,120 PIK Shares issuable as dividends on the Series D Preferred Stock.

(207)           Represents (i) 170,000 shares of common stock issuable upon conversion of the 17,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 61,200 shares of common stock issuable upon conversion of 6,120 PIK Shares issuable as dividends on the Series D Preferred Stock.

(208)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(209)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(210)           Susan M. Allen has voting and investment power over the securities owned by the selling stockholder.

(211)           Represents (i) 8,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,060 PIK Shares issuable as dividends on the Series D Preferred Stock.

(212)           Represents (i) 85,000 shares of common stock issuable upon conversion of the 8,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 30,600 shares of common stock issuable upon conversion of 3,060 PIK Shares issuable as dividends on the Series D Preferred Stock.

(213)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(214)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(215)           Hillary Bibicoff has voting and investment power over the securities owned by the selling stockholder.

(216)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(217)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(218)           Paul Seid has voting and investment power over the securities owned by the selling stockholder.

(219)           Represents (i) 4,250 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,530 PIK Shares issuable as dividends on the Series D Preferred Stock.

(220)           Represents (i) 42,500 shares of common stock issuable upon conversion of the 4,250 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 15,300 shares of common stock issuable upon conversion of 1,530 PIK Shares issuable as dividends on the Series D Preferred Stock.

(221)           Paul Seid has voting and investment power over the securities owned by the selling stockholder.

(222)           Represents (i) 4,250 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,530 PIK Shares issuable as dividends on the Series D Preferred Stock.

(223)           Represents (i) 42,500 shares of common stock issuable upon conversion of the 4,250 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 15,300 shares of common stock issuable upon conversion of 1,530 PIK Shares issuable as dividends on the Series D Preferred Stock.

(224)           Guy W. Lewis has voting and investment power over the securities owned by the selling stockholder.

(225)           Represents (i) 7,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 2,700 PIK Shares issuable as dividends on the Series D Preferred Stock.

(226)           Represents (i) 75,000 shares of common stock issuable upon conversion of the 7,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 27,000 shares of common stock issuable upon conversion of 2,700 PIK Shares issuable as dividends on the Series D Preferred Stock.

(227)           W K Neely has voting and investment power over the securities owned by the selling stockholder.

(228)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(229)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(230)           William E. Chaney has voting and investment power over the securities owned by the selling stockholder.

(231)           Represents (i) 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(232)           Represents (i) 15,000 shares of common stock issuable upon conversion of the 1,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 5,400 shares of common stock issuable upon conversion of 540 PIK Shares issuable as dividends on the Series D Preferred Stock.

(233)           Represents (i) 20,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 PIK Shares issuable as dividends on the Series D Preferred Stock.

(234)           Represents (i) 200,000 shares of common stock issuable upon conversion of the 20,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 72,000 shares of common stock issuable upon conversion of 7,200 PIK Shares issuable as dividends on the Series D Preferred Stock.

(235)           Represents (i) 9,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(236)           Represents (i) 90,000 shares of common stock issuable upon conversion of the 9,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 32,400 shares of common stock issuable upon conversion of 3,240 PIK Shares issuable as dividends on the Series D Preferred Stock.

(237)           Represents (i) 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(238)           Represents (i) 50,000 shares of common stock issuable upon conversion of the 5,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 18,000 shares of common stock issuable upon conversion of 1,800 PIK Shares issuable as dividends on the Series D Preferred Stock.

(239)           Represents (i) 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(240)           Represents (i) 40,000 shares of common stock issuable upon conversion of the 4,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 14,400 shares of common stock issuable upon conversion of 1,440 PIK Shares issuable as dividends on the Series D Preferred Stock.

(241)           Represents (i) 3,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,260 PIK Shares issuable as dividends on the Series D Preferred Stock.

(242)           Represents (i) 35,000 shares of common stock issuable upon conversion of the 3,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 12,600 shares of common stock issuable upon conversion of 1,260 PIK Shares issuable as dividends on the Series D Preferred Stock.

(243)           Arthur Resnikoff has voting and investment power over the securities owned by the selling stockholder.

(244)           Represents (i) 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(245)           Represents (i) 30,000 shares of common stock issuable upon conversion of the 3,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 10,800 shares of common stock issuable upon conversion of 1,080 PIK Shares issuable as dividends on the Series D Preferred Stock.

(246)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(247)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(248)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(249)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(250)           John Sullivan has voting and investment power over the securities owned by the selling stockholder.

(251)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(252)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(253)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(254)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(255)           Represents (i) 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(256)           Represents (i) 25,000 shares of common stock issuable upon conversion of the 2,500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 9,000 shares of common stock issuable upon conversion of 900 PIK Shares issuable as dividends on the Series D Preferred Stock.

(257)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(258)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(259)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(260)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(261)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(262)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(263)           Thomas Bean or James Martin have voting and investment power over the securities owned by the selling stockholder.

(264)           Represents (i) 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(265)           Represents (i) 20,000 shares of common stock issuable upon conversion of the 2,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 7,200 shares of common stock issuable upon conversion of 720 PIK Shares issuable as dividends on the Series D Preferred Stock.

(266)           Represents (i) 1,100 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 396 PIK Shares issuable as dividends on the Series D Preferred Stock.

(267)           Represents (i) 11,000 shares of common stock issuable upon conversion of the 1,100 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,960 shares of common stock issuable upon conversion of 396 PIK Shares issuable as dividends on the Series D Preferred Stock.

(268)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(269)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(270)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(271)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(272)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(273)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(274)           Represents (i) 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(275)           Represents (i) 10,000 shares of common stock issuable upon conversion of the 1,000 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 3,600 shares of common stock issuable upon conversion of 360 PIK Shares issuable as dividends on the Series D Preferred Stock.

(276)           Represents (i) 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(277)           Represents (i) 5,000 shares of common stock issuable upon conversion of the 500 shares of Series D Preferred Stock purchased under the Series D Purchase Agreement and (ii) 1,800 shares of common stock issuable upon conversion of 180 PIK Shares issuable as dividends on the Series D Preferred Stock.

(278)           The selling stockholder is a director of the Company.

(279)           The selling stockholder is an employee of the Company.

(280)           The selling stockholder is the chief operating officer of the Company.

(281)           Nicholas Toms is the chief executive officer of the Company.

(282)           James Besselman is an employee of the Company.

(283)           Represents shares of common stock issuable upon exercise of the Placement Agent Warrants.

(284)           Bryant Regan has voting and investment power over the shares.

(285)           The shares were issued by the Company in connection with purchases of shares of Series C Preferred Stock and antidilution adjustments thereon.

(286)           Michael Taglich has voting and investment power over the shares.

(287)           Thom Waye has voting and investment power over the shares. The selling stockholder is party to an agreement for the sale of the shares.

(288)           The selling stockholder is a director of the Company. The selling stockholder acquired his shares in connection with purchases of shares of Series C Preferred Stock and antidilution adjustments thereon.

(289)           The selling stockholder is the former chief financial officer of the Company. The selling stockholder acquired his shares in connection with purchases of shares of Series C Preferred Stock and antidilution adjustments thereon, or upon exercise of options or in connection with a promissory note.

(290)            Represents (i) 151,344 shares of common stock issuable upon exercise of Placement Agent Warrants and (ii) 82,677 shares of common stock which were issued by the Company in connection with purchases of shares of Series C Preferred Stock and antidilution adjustments thereon.

(291)            The selling stockholder is an affiliate of a broker-dealer. The selling stockholder acquired the securities in the ordinary course of business and at the time of such acquisition, did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

LEGAL MATTERS

The validity of the shares of common stock and Series D Preferred Stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2011 and for the year then ended included in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2010 and for the year then ended included in this prospectus have been so included in reliance on the report of Crowe Horwath, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and 2010 and for each of the two years in the period ended July 31, 2011 included in this prospectus have been so included in reliance on the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the Securities and Exchange Commission, or SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock and Series D Preferred Stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholders pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INDEX TO FINANCIAL STATEMENTS

DECISIONPOINT SYSTEMS, INC.

DECISIONPOINT SYSTEMS, INC.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2012	2011
ASSETS	(unaudited)
Current assets
Cash	$392,424	$365,814
Accounts receivable, net	10,675,484	13,916,787
Other receivable	-	1,476,285
Due from related party	357,326	-
Inventory, net	897,401	705,757
Deferred costs	3,602,564	3,468,583
Prepaid expenses and other current assets	302,071	408,413
Total current assets	16,227,270	20,341,639

Property and equipment, net	160,685	98,934
Intangible assets, net	6,626,416	2,214,000
Goodwill	8,616,767	5,538,466
Deferred costs, net of current portion	2,249,960	1,800,320
Other assets, net	344,323	175,329
Total assets	$34,225,421	$30,168,688

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,502,486	$8,947,133
Accrued expenses and other current liabilities	2,704,787	2,504,870
Lines of credit	4,742,212	4,024,141
Current portion of debt	1,847,675	1,000,000
Due to related parties	80,721	871,508
Accrued earn out consideration	1,201,727	-
Unearned revenue	6,368,073	6,756,214
Total current liabilities	25,447,681	24,103,866

Long term liabilities
Unearned revenue, net of current portion	3,012,324	2,509,190
Debt, net of current portion and discount	3,452,031	970,160
Accrued earn out consideration	161,754	-
Deferred tax liabilities	1,290,621	18,000
Deferred rent	62,091	-
Interest payable	60,000	60,000
Total liabilities	33,486,502	27,661,216

Commitments and contingencies
	-	-
STOCKHOLDERS' EQUITY
Cumulative convertible preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,816,289 shares issued and outstanding, including cumulative and imputed preferred dividends of $696,880 and $435,563, and
with a liquidation preference of $11,109,994 and $10,652,275, respectively	6,580,949	6,319,629
Common stock, $0.001 par value, 100,000,000 shares authorized,
9,125,075 issued and 8,971,192 outstanding as of September 30, 2012,
and 8,182,791 issued and 8,028,908 outstanding as of December 31, 2011	9,125	8,183
Additional paid-in capital	15,601,481	14,513,918
Other comprehensive income	27,798	-
Treasury stock, 153,883 shares of common stock	(204,664)	(204,664)
Accumulated deficit	(20,475,451)	(17,230,792)
Unearned ESOP shares	(800,319)	(898,802)
Total stockholders’ equity	738,919	2,507,472
Total liabilities and stockholders' equity	$34,225,421	$30,168,688

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net sales	$18,567,021	$16,446,541	$54,144,051	$42,471,307

Cost of sales	14,222,782	13,007,116	42,269,043	34,042,818

Gross profit	4,344,239	3,439,425	11,875,008	8,428,489

Selling, general and administrative expense	4,951,913	3,274,994	13,622,674	10,267,641

Operating (loss) income	(607,674)	164,431	(1,747,666)	(1,839,152)

Other expense:
Interest expense	349,941	230,982	698,158	1,003,597
Loss on debt extinguishment	-	24,098	-	2,665,157
Other expense (income), net	(7,129)	(372,486)	(42,512)	(295,702)
Total other expense	342,812	(117,406)	655,646	3,373,052

Net (loss) income before income taxes	(950,486)	281,837	(2,403,312)	(5,212,204)

Provision for income taxes	63,690	13,450	131,653	21,173

Net (loss) income	(1,014,176)	268,387	(2,534,965)	(5,233,377)

Cumulative preferred stock dividends	(248,750)	(213,898)	(709,699)	(268,098)

Net (loss) income attributable to common shareholders	$(1,262,926)	$54,489	$(3,244,664)	$(5,501,475)

Net (loss) income per share -
Basic	$(0.15)	$0.01	$(0.42)	$(1.00)
Diluted	$(0.15)	$0.01	$(0.42)	$(1.00)

Weighted average shares outstanding -
Basic	8,182,103	7,320,328	7,697,635	5,493,530
Diluted	8,182,103	7,417,555	7,697,635	5,493,530

Comprehensive loss	$(1,240,576)	$-	$(3,216,866)	$-

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,534,965)	$(5,233,377)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	43,312	24,998
Amortization of intangible assets	948,627	386,250
Amortization of deferred financing costs and note discount	160,407	115,607
Employee stock-based compensation	49,724	170,639
Non-employee stock-based compensation	341,250	237,848
Non cash interest expense (income)	(23,715)	97,380
Loss on debt extinguishment	-	2,268,859
ESOP compensation expense	98,483	93,571
Allowance for doubtful accounts	13,507	20,000
Other income related to collection of note receivable in excess of carrying value	-	(358,000)
Deferred taxes, net	28,226	-
Changes in operating assets and liabilities:
Accounts receivable	3,899,254	2,980,847
Due from related party	(357,326)	-
Inventory, net	(184,297)	298,677
Deferred costs	(583,465)	864,332
Prepaid expenses and other current assets	178,585	113,357
Other assets, net	(11,188)	(41,485)
Accounts payable	(572,329)	(480,370)
Accrued expenses and other current liabilities	178,360	(826,274)
Due to related parties	(790,787)	(952,706)
Unearned revenue	(185,960)	(1,185,976)
Net cash provided by (used in) operating activities	695,703	(1,405,823)

Cash flows from investing activities
Cash paid for Apex	(4,801,000)	-
Cash paid for CMAC	-	(2,205,000)
Cash paid for Illume Mobile	(250,000)	-
Collection of note receivable received in reverse recapitalization	-	458,000
Purchases of property and equipment	(49,690)	(19,987)
Net cash used in investing activities	(5,100,690)	(1,766,987)

Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	718,071	(1,980,572)
Proceeds from issuance of term debt	4,032,890	4,000,000
Cash received in reverse recapitalization, net of expenses	1,500,000	1,981,350
Repayment of debt	(961,870)	(750,000)
Paid financing costs	(296,060)	(108,639)
Dividends paid	(482,094)	(90,582)
Net cash provided by financing activities	4,510,937	3,051,557
Effect on cash of foreign currency translation	(79,340)	-
Net increase (decrease) in cash	26,610	(121,253)
Cash at beginning of period	365,814	315,169
Cash at end of period	$392,424	$193,916

Supplemental disclosures of cash flow information:
Interest paid	$858,224	$1,221,000
Income taxes paid	56,086	50,000

Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$261,320	$268,098
Preferred and common shares issued in exchange for debt
and related accrued interest	-	4,117,333
Preferred and common shares issued in exchange for accounts
payable and related accrued interest	-	411,733
Common shares issued as finders' fee in reverse recapitalization	-	353,931

See accompanying notes to unaudited condensed consolidated financial statements

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND THE MERGER

Description of Business

DecisionPoint Systems, Inc. (“DecisionPoint”, “Company”), through its subsidiaries is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers.    The proprietary suite of software products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and warehouse management.

The Company, formerly known as Comamtech, Inc. (“Comamtech”), was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”).  On June 15, 2011, the Company entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly-owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”) incorporated on December 27, 2006, under the laws of the State of Delaware.  Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc., and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”).  The Company and DecisionPoint Systems International each reincorporated in the State of Delaware, subsequent to the Merger.  Upon completion of the Merger, the Company adopted Old DecisionPoint’s business plan.

Accounting Treatment of the Merger; Financial Statement Presentation

Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  The Merger was accounted for as a reverse recapitalization pursuant to the guidance in “SEC’s Division of Corporation Finance Financial Reporting Manual”.  These transactions are considered by the SEC to be capital transactions in substance, rather than business combinations.  The Merger has been accounted for as a recapitalization which resulted in an exchange ratio of one Old DecisionPoint share for every 7.23273 shares of Comamtech common stock outstanding prior to the Merger.  For accounting purposes, Old DecisionPoint is considered the acquirer and surviving entity in the reverse recapitalization.  Accordingly, 2,186,689 shares were deemed issued to the Comamtech shareholders in exchange for approximately $3.9 million of net assets received.  The accompanying historical consolidated financial statements prior to the Merger are those of Old DecisionPoint.

The accompanying unaudited condensed consolidated financial statements present the previously issued shares of Comamtech common stock as having been issued pursuant to the Merger on June 15, 2011, with the consideration received for such issuance being the net assets of Comamtech received in the Merger.  The shares of common stock of the Company issued to Old DecisionPoint’s stockholders in the Merger are presented as having been outstanding since the original issuance of the shares.  Further, the exchange ratio has been retroactively applied to all share, weighted average share, loss per share, and stock option and warrant disclosures.  See Footnote 1 of the Company's audited consolidated financial statements included in the Company's 2011 Annual Report on Form 10-K filed on March 30, 2012, for a comprehensive description of the Merger.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements.  In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods indicated.  The interim results for the period ended September 30, 2012, are not necessarily indicative of results for the full 2012 fiscal year or any other future interim periods.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, DecisionPoint Systems International and Apex Systems Integrators, Inc. (“Apex”).  DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”).  Apex was acquired on June 4, 2012, and as such, the operating results of Apex have been consolidated into the Company’s consolidated results of operations beginning on June 5, 2012.  In addition, on July 31, 2012, the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc.  Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”).  The Company currently operates in one business segment.  With the Company's acquisition of Apex (Note 5) and the acquisition of Illume Mobile (Note 4), the Company expects to update its assessment of its business segments in its fourth quarter of this fiscal year.

The preparation of unaudited condensed consolidated financial statements in conformity with  U.S. GAAP requires management to make estimates and assumptions that affect the recorded amounts reported therein.  Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used.  The Company evaluates its estimates and assumptions on a regular basis.  The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ materially from these estimates and assumptions used in preparation of the unaudited condensed consolidated financial statements.

These unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction with the audited consolidated financial statements of DecisionPoint Systems, Inc. and notes thereto for the year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

Liquidity - Although the Company has historically experienced losses, a material part of those losses were from non-cash transactions.  As part of these losses, the Company has accumulated substantial net operating loss carry-forwards to off-set future taxable income.  In order to maintain normal operations for the foreseeable future, the Company must continue to have access to its lines of credit, return to profitability and/or access additional equity capital.  There can be no assurance that the Company will become profitable or that it can raise additional funds required to continue its normal operations.  The accompanying unaudited condensed consolidated financial statements do not include any adjustments that would be required should the Company not be successful with these activities.

Summary of Significant Accounting Policies

There have been no material changes to the Company's significant accounting policies during the nine months ended September 30, 2012.  See Footnote 2 of the Company's consolidated financial statements included in the Company's 2011 Annual Report on Form 10-K filed on March 30, 2012, for a comprehensive description of the Company's significant accounting policies.

Concentration of Credit Risk - The Company derived approximately 20% and 22% of revenues from two customers in the nine months ended September 30, 2012 and 2011, respectively. Customer mix can shift significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in revenues could occur if a customer which has been a significant factor in one financial reporting period gives significantly less business in the following period.

The Company’s contracts with these customers and other customers do not include any specific purchase requirements or other requirements outside of the normal course of business.  The majority of customer contracts are on an annual basis for service support while on a purchase order basis for hardware purchases.  Typical hardware sales are submitted on an estimated order basis with subsequent follow on orders for specific quantities.  These sales are ultimately subject to the time that the units are installed at each of the customer locations as per their requirements.  Service contracts are purchased on an annual basis generally and are the performance responsibility of the actual service provider as opposed to the Company.  Termination provisions are generally standard clauses based upon non-performance, but a customer can cancel with a certain reasonable notice period anywhere from 30 to 90 days.  General industry standards for contracts provide ordinary terms and conditions, while actual work and performance aspects are usually dictated by a Statement of Work which outlines what is being ordered, product specifications, delivery, installation and pricing.

Translation of Foreign Currencies - The Company's functional currency is the U.S. dollar.  The financial statements of the Company's foreign subsidiary is measured using the local currency, in this case the Canadian dollar (CDN$), as its functional currency and is translated to U.S. dollars for reporting purposes.  Assets and liabilities of the subsidiary are translated at exchange rates as of the balance sheet dates.  Revenues and expenses of the subsidiary are translated at the rates of exchange in effect during the year.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

Comprehensive Loss - Comprehensive loss is comprised of net loss and other comprehensive loss.  The only component of comprehensive loss is the foreign currency translation adjustments.  There was no tax effect allocated to any component of other comprehensive loss during the periods presented.

Reclassifications - Certain amounts in the prior period condensed consolidated financial statements and related notes thereto have been reclassified to conform to the current period presentation.

New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance that provides a consistent definition of fair value and common requirements of and disclosure about fair value between GAAP and International Financial Reporting Standards (“IFRS”).  The guidance states the concepts of highest and best use and valuation premise are only relevant when measuring the fair value of nonfinancial assets.  Enhanced disclosure requirements will require companies to disclose quantitative information about unobservable inputs used, a description of the valuation processes used, and a qualitative discussion about the sensitivity of the measurements for recurring Level 3 fair value measurements.  For assets and liabilities not recorded at fair value but where fair value is disclosed, companies must report the level in the fair value hierarchy of assets and liabilities.  This new guidance is effective for interim and annual periods beginning January 1, 2012.  The adoption of these disclosure requirements did not have a material impact on the unaudited condensed consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements.  ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity.  In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers specific requirements to present reclassification adjustments for each component of accumulated other comprehensive income.  ASU 2011-05 was effective for the Company in the first quarter of 2012.  The Company’s adoption of this pronouncement did not have a material effect on the unaudited condensed consolidated financial statements.

In July 2012, The FASB has issued ASU No. 2012-02, Intangibles--Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. This ASU states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification Subtopic 350-30, Intangibles--Goodwill and Other, General Intangibles Other than Goodwill.

Under the guidance in this ASU, an entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period.

The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The Company does not believe that the adoption of this pronouncement will have a material effect on the consolidated financial statements.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 3 – LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding.  Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  The weighted-average basic and diluted shares for the nine months ended September 30, 2012 and 2011, exclude approximately 0.6 million and 0.7 million, respectively, of ESOP shares that have not been committed to be released.

For periods presented in which there is a net loss, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive.  Below is a reconciliation of the fully dilutive securities effect for the period with net income:

	Three Months Ended September 30, 2011
	Income	Shares	Per-Share
	(Numerator)	(Denominator)	Amount

Net income	$268,387
Less: Cumulative preferred stock dividends	(213,898)

Basic earnings per share
Net income attributable to common shareholders	54,489	7,320,328	$0.01

Effect of dilutive securities
Stock options		97,227

Diluted earnings per share
Income attributable to common stockholders	$54,489	7,417,555	$0.01

All potentially dilutive securities include:

	Three Months Ended Septemer 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Convertible preferred stock	1,816,289	1,816,289	1,816,289	1,816,289
Warrants to purchase common stock	276,521	429,298	276,521	429,298
Options to purchase common stock	642,401	266,458	642,401	701,963

Total potentially dilutive securities	2,735,211	2,512,045	2,735,211	2,947,550

NOTE 4 – ACQUISITION OF ILLUME MOBILE

On July 31, 2012 (“Illume Closing Date”), the Company consummated an asset purchase agreement (“Asset Purchase Agreement”) with MacroSolve, Inc.  Pursuant to the Asset Purchase Agreement, the Company purchased the business (including substantially all the related assets) of the seller’s Illume Mobile division (“Illume Mobile”), based in Tulsa, Oklahoma.  Founded in 1996, Illume Mobile is a mobile business solutions provider that serves mobile products and platforms.  Illume Mobile’s initial core business is the development and integration of business applications for mobile environments.

In consideration for the business of Illume Mobile, the Company paid $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in the form of 617,284 shares of the Company’s common stock.  The number of shares issued was based on the volume weighted-average closing price of the Company’s common stock of $1.215 per share over the twenty trading days prior to the Illume Closing Date.  The closing price of the Company’s common stock on the day of the Illume Closing was $1.13 per share.  Accordingly, the Company has valued the shares issued in conjunction with the acquisition at $697,531.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

Pursuant to the Asset Purchase Agreement, the Company may be required to make an additional payment (“Earn Out Payment”) to the Seller of up to $500,000 of which 50% will be paid in cash, and 50% will be paid in shares of the common stock of the Company.  The value of the shares will be based on the closing price of the Company’s common stock on the one year anniversary of the Illume Closing Date.  The Earn Out Payment will be paid within 30 days of the one year anniversary of the Closing Date.  Closing costs and associated expenses totaled approximately $140,000.  The Company paid Sigma Capital Advisors a fee of $45,000 for services provided in connection with the Asset Purchase Agreement.  The transaction was accounted for using the purchase method of accounting and the operating results for Illume Mobile have been consolidated into the Company’s results of operations beginning on August 1, 2012.

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.  The following table summarizes the fair value of the Illume Mobile assets acquired and liabilities assumed at July 31, 2012:

Assets acquired:
Accounts receivable	$16,270
Other current assets	14,886
Property and equipment	25,592
Intangible assets	630,000
Goodwill	443,801
Total assets	1,130,549

Liabilities assumed:
Accounts payable and other accrued liabilities	38,838
Unearned revenue	36,971
Total liabilities assumed	75,809
Net assets acquired	$1,054,740

Purchase consideration:
Cash paid at closing	$250,000
Shares issued at closing	697,531
Earn out consideration	107,209
Total purchase consideration	$1,054,740

Under the Asset Purchase Agreement, the Earn Out Payment will be computed as follows:

(a)  If Net Revenue (as defined in the Purchase Agreement) attributable to Illume Mobile, during the one year period commencing on the Illume Closing Date is $1,500,000 or less, the Earn Out Payment will be $0.

(b)  If Net Revenue (as defined in the Purchase Agreement) is greater than $1,500,000 but less than $2,000,000, the Earn Out Payment will be $100,000.

(c)  If Net Revenue (as defined in the Purchase Agreement) is at least $2,000,000 but less than $3,000,000, the Earn Out Payment will be equal to the sum of (i) $100,000 plus (ii) 40% of the excess of the Net Revenue amount over $2,000,000.

(d) If Net Revenue (as defined in the Purchase Agreement) is $3,000,000 or more, the Earn Out Payment will be $500,000.

The Earn Out Payment amount was recorded as additional purchase price consideration and the fair value was estimated by using a probability weighting of achieving various future revenue results simulation model to calculate the present value of the earn out and determine the probability of reaching the earn out milestones.

The present value of the total earn out amount was calculated using a discount rate of 21.0%.  The discount rate was determined based on an estimated venture capital rate of return.  The fair value of the Earn Out Payment was calculated to be approximately $107,000 and is recorded as accrued earn out consideration in the Company’s unaudited condensed consolidated balance sheet as of September 30, 2012.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

The fair value of the intangible assets acquired at July 31, 2012, and the estimated useful lives over which they are being amortized are:

	Fair Value	Estimated Useful life

Software	$310,000	3.5 years
Customer relationships	100,000	3 years
Trade name	130,000	3 years
Covenant not to compete	90,000	2 years

	$630,000

Amortization of proprietary software is calculated as the greater of the proportional revenue approach or the straight-line approach.  Amortization of customer relationships and trade names are calculated on the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years and the covenant not to compete is amortized on a straight-line basis.

The transaction resulted in a purchase price residual at the Illume Closing Date of approximately $434,000 for goodwill, representing the financial, strategic and operational value of the transaction to DecisionPoint.  Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the Illume Mobile business and the synergies created with the integration of key components of a commercial infrastructure.  The total amount of the goodwill acquired is deductible for tax purposes.

See Pro Forma financial information under Note 5.

NOTE 5– ACQUISITION OF APEX

On June 4, 2012 (“Closing Date”), pursuant to a Stock Purchase Agreement (“Purchase Agreement”), the Company acquired all of the issued and outstanding shares of Apex, a corporation organized under the laws of the Province of Ontario, Canada.  Apex is a provider of wireless mobile work force software solutions.  Its suite of products utilizes the latest technologies to empower the mobile worker in many areas including merchandising, sales and delivery; field service; logistics and transportation; and, warehouse management.  Its clients are North American companies that are household names whose products and services are used daily to feed, transport, entertain and care for people throughout the world.

In consideration for the shares of Apex, the Company paid CDN$5,000,000 (US$4,801,000 at the Closing Date) (“Closing Amount”) in cash.  The Company could pay up to an undiscounted amount of CDN$3,500,000 (US$3,360,700 at the Closing Date) in consideration  for Apex achieving certain levels of adjusted earnings before interest, depreciation, taxes and amortization (“EBITDA”) in the period ended July 2013.  Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs after the Closing Date total approximately $2.2 million, which includes the issuance of 325,000 shares of the Company’s common stock (Note 9). The shares were valued at $341,250 based on the market price of $1.05 per share on the Closing Date.  Of the total amount, approximately $190,000, was reflected as deferred financing costs and the remainder was reflected as a charge to selling, general and administrative expenses in the historical financial statements of the Company as follows: 1) fourth quarter ended December 31, 2011: $46,000; 2) first quarter ended March 31, 2012: $351,000: 3) second quarter ended June 30, 2012: $1,213,000; and 4) third quarter ended September 30, 2012: $380,000  The transaction was accounted for using the purchase method of accounting and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012. The Company funded the purchase of Apex through borrowings as further explained below.

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.  The following table summarizes the fair value of the Apex assets acquired and liabilities assumed at June 4, 2012:

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

Assets acquired:
Accounts receivable	$242,992
Due from related party	411,926
Other current assets	63,456
Property and equipment	29,780
Intangible assets	4,465,890
Goodwill	2,448,969
Total assets	7,663,013

Liabilities assumed:
Accounts payable and other accrued liabilities	194,721
Unearned revenue	297,518
Deferred tax liability	1,183,927
Total liabilities assumed	1,676,166
Net assets acquired	$5,986,847

Purchase consideration:
Cash paid at closing	$4,801,000
Earn out consideration	1,185,847
Total purchase consideration	$5,986,847

Under the Purchase Agreement, the following post-closing adjustments will be made:

(a)
if the Closing Working Capital as defined in the Purchase Agreement as shown on the closing date balance sheet: (i) is less than CDN$200,000 (US$192,000 at the Closing Date), the Closing Amount shall be reduced on a dollar for dollar basis by the amount of the shortfall; (ii) is greater than CDN$200,000 (US$192,000 at the Closing Date), the Closing Amount shall be increased on a dollar for dollar basis by the amount of such excess; and (iii) is equal to than CDN$200,000 (US$192,000 at the Closing Date), there shall be no adjustment to the Closing Amount as a result of this provision; and

(b)
the Closing Amount shall be reduced on a dollar for dollar basis by the amount of any liabilities of Apex on the Closing Date as shown on the closing date balance sheet, including any taxes payable and indebtedness of Apex (other than the executory obligations under contracts and all accounts payable and accrued liabilities of Apex incurred in the ordinary course of business) and excluding any liabilities otherwise adjusted pursuant to (a) above.

Pursuant to the above, a working capital adjustment of approximately $412,000 was recorded at the Closing Date.  In July of 2012, pursuant to the above arrangement, the Closing Working Capital was audited and resulted in an adjustment of $76,414. The total due from the prior shareholder is reflected on the accompanying unaudited condensed consolidated balance sheet as due from related party. The adjustment of $76,414 is reflected as a reduction to goodwill in Note 6 below.

In addition, if EBITDA of Apex for the twelve months ending July 31, 2013 (“2013 EBITDA”), is equal to or less than CDN$2,000,000 (US$1,920,000 at the Closing Date), then Apex shall pay the former shareholders an amount equal to the product of the 2013 EBITDA multiplied by four less $4,801,000 (“2013 EBITDA Basic Earn Out Amount”), up to a maximum of CDN$3,000,000 (US$2,881,000 at the Closing Date).  An amount equal to 22.22% of the 2013 EBITDA Basic Earn Out Amount shall be paid in cash and the balance shall be paid by Apex issuing a subordinated convertible note (“Note”).

Under the terms of the Note, Apex will pay the principal sum due on the Note in eight quarterly payments beginning on January 31, 2014 (“Installment Dates”).  Interest from and after August 1, 2013, shall be paid in arrears on the last day of each calendar quarter commencing on January 31, 2014.  The interest rate shall be determined as follows:

•	9% per annum, calculated and compounded quarterly before November 1, 2014; and

•	11% per annum, calculated and compounded quarterly after October 31, 2014;

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

•
except, however, that, if, during the term of the Note, the Company raises Net Equity Capital (as defined  in the Note) in an amount greater than CDN$5,000,000 and this Note is not repaid in full within 30 days from the date that the Company receives such Net Equity Capital, the interest rate otherwise provided in the Note shall be 15% per annum from the end of such 30-day period to the first anniversary thereof and 20% per annum thereafter to the date of payment in full.

The Note is convertible, only on each Installment Date, at the option of the Note holder, into shares of the Company’s common stock at a conversion price that is equal to the greater of the market price of the Company’s common stock on the day prior to the conversion, or $1.00.  The shares issuable under the Note will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

If the 2013 EBITDA is greater than CDN$2,000,000 (US$1,920,000 at the Closing Date), then Apex shall pay an amount (the “2013 EBITDA Additional Earn Out Amount”) by which the dollar-for-dollar 2013 EBITDA exceeds CDN$2,000,000 ($1,920,000 at the Closing Date), up to a maximum of CDN$500,000 (US$480,000 at the Closing Date).  The 2013 EBITDA Additional Earn Out shall be paid by the issuance of shares of the Company’s common stock.  The number of shares to be issued shall be determined by the amount due divided by the 30 day average daily closing price of the shares of the Company’s common stock in the month of July 2013.  The shares issued will be restricted but will have certain piggy back registration rights as set forth in the Purchase Agreement.

The obligations of Apex under the Purchase Agreement are guaranteed by the Company.

The 2013 EBITDA Basic Earn Out Amount and 2013 EBITDA Additional Earn Out Amount was recorded as additional purchase price consideration and the fair value was estimated by using a Monte Carlo simulation model to calculate the present value of the earn out and determine the probability of reaching the earn out milestones.  The Company simulated the EBITDA in the earn out periods by varying the following inputs:

•	Revenue – Earn out period revenue was simulated based on management’s projected revenue and a standard deviation based on revenue variance shown throughout management’s 2012 - 2014 projections.

•
Cost of goods sold (“COGS”) margin – Earn out period COGS margin was simulated based on management’s projected margin and a standard deviation based on COGS margin variance shown throughout management’s 2012 - 2014 projections.

•
General and administrative expenses (“G&A”) – Earn out period G&A expense was simulated based on management’s projected G&A expense and a standard deviation based on G&A expenses variance shown throughout management’s 2012 - 2014 projections.

Once the EBITDA was simulated in the earn out period, the Company then determined the amount of the 2013 EBITDA Basic Earn Out and the 2013 EBITDA Additional Earn Out that was achieved.

The present value of the total earn out amount was calculated using a discount rate of 19.7%.  The discount rate was determined based on: (i) a discount rate of 16.0% based on the cost of equity less 2.0 percent specific risk premium since the earn out period is only for one year, plus (ii) a counterparty risk of 3.7% based on the after-tax estimated cost of debt.  The fair value of the 2013 EBITDA Basic Earn Out Amount and 2013 EBITDA Additional Earn Out Amount was calculated to be approximately CDN$1,076,000 (US$1,033,000 at the Closing Date).  At the balance sheet current translation rate, approximately $1,094,000 is recorded in accrued earn out consideration in the Company’s unaudited condensed consolidated balance sheet as of September 30, 2012.

As part of the Purchase Agreement, the Company is obligated to pay bonus consideration to the CEO of Apex. Such bonus is considered additional contingent purchase consideration as the Company is obligated to pay the bonus regardless of whether or not the CEO’s employment is retained.  The fair value of the bonus was calculated to be approximately CDN$160,000 (US$153,000 at the Closing Date).  At the current balance sheet translation rate, approximately $162,000 is recorded in accrued earn out consideration in the Company’s unaudited condensed consolidated balance sheet as of September 30, 2012. See further discussion regarding the terms and provisions of the agreement at Note 12.

The fair value of the intangible assets acquired at June 4, 2012, and the estimated useful lives over which they are being amortized are:

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

	Fair Value	Estimated Useful Life

Customer relationships	$1,536,320	9 years
ApexWare software	2,483,077	3.5 years
Trade name	432,090	7 years
Covenant not to compete	14,403	1 year

	$4,465,890

Amortization of ApexWare software is calculated as the greater of the proportional revenue approach or the straight-line approach.  Amortization of customer relationships and trade names are calculated on the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years and the covenant not to compete is amortized on a straight-line basis.

The transaction resulted in a purchase price residual at the Closing Date of approximately $2,449,000 for goodwill, representing the financial, strategic and operational value of the transaction to DecisionPoint.  Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the Apex business and the synergies created with the integration of key components of a commercial infrastructure.  The total amount of the goodwill acquired is not deductible for tax purposes.

On June 4, 2012, Apex entered into a Credit Agreement (“RBC Credit Agreement”) with Royal Bank of Canada (“RBC”), pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000 (US$2,641,000 at the Closing date), including a revolving demand facility with an authorized limit of CDN$200,000 (US$192,000 at the Closing Date) (Note 7).  In addition, Apex entered into a Loan Agreement (”BDC Loan Agreement”) with BDC Capital Inc. (“BDC”), a wholly-owned subsidiary of Business Development Bank of Canada, pursuant to which  BDC made available to Apex a term credit facility (“BDC Credit Facility”) in the aggregate amount of CDN$1,700,000 (US$1,632,000 at the Closing Date) (Note 7). Further, the Company drew amounts under its line of credit with SVB (Note 7) to fund the remainder of the cash purchase price.

Pro Forma Financial Information:

The following summarizes the Company’s unaudited combined results of operations for the three and nine months ended September 30, 2012 and 2011 that includes Apex and Illume Mobile (000’s except per share data):

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011

Net revenues	$18,669	$17,258	$56,346	$44,867
Net loss attributable to common shareholders	$(1,446)	$(706)	$(5,312)	$(7,539)

Net loss per share - basic and fully-diluted	$(0.18)	$(0.08)	$(0.69)	$(1.17)

Included in the pro forma combined results of operations are the following adjustments for Apex: (i) amortization of intangible assets for the three months ended September 30, 2012 and 2011 of $0 and $352,000, respectively, and for the nine months ended September 30, 2012 and 2011 of $572,000 and $1,056,000, respectively and (ii) a net increase in interest expense for the three months ended September 30, 2012 and 2011 of $0 and $179,000, respectively, and for the nine months ended September 30, 2012 and 2011 of $291,000 and $537,000, respectively.  Included in the pro forma combined results of operations are the following adjustments for Illume Mobile: (i) amortization of intangible assets for the three months ended September 30, 2012 and 2011 of $18,000 and $53,000, respectively, and for the nine months ended September 30, 2012 and 2011 of $125,000 and $160,000, respectively.  Net loss per share assumes the 325,000 shares issued in connection with the Apex acquisition and the 617,284 shares issued in connection with the Illume Mobile acquisition are outstanding for each period presented (see discussion at Note 9).

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the Apex and Illume Mobile acquisitions been completed as of the beginning of the period presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

NOTE 6 – GOODWILL AND INTANGIBLE ASSETS

The following summarizes the transactions effecting goodwill through September 30, 2012:

Balance at January 1, 2012	$5,538,466
Acquisition of Apex in June	2,448,969
Adjustment to Apex goodwill	37,485
Effect of currency translation on Apex	148,046
Acquisition of Illume Mobile on July 31	443,801
Balance at September 30, 2012	$8,616,767

As of September 30, 2012 and December 31, 2011, the Company’s intangible assets and accumulated amortization consist of the following:

	September 30, 2012
		Accumulated
	Gross	Amortization	Net

Customer relationships	$3,397,536	$(721,840)	$2,675,696
Contractor and resume databases	675,000	(236,250)	438,750
Tradename	897,745	(159,765)	737,980
Software	3,014,505	(329,465)	2,685,040
Covenant not to compete	105,258	(16,308)	88,950

	$8,090,044	$(1,463,628)	$6,626,416

	December 31, 2011
		Accumulated
	Gross	Amortization	Net

Customer relationships	$1,670,000	$(279,000)	$1,391,000
Contractor and resume databases	675,000	(135,000)	540,000
Tradename	310,000	(64,000)	246,000
Software	74,000	(37,000)	37,000

	$2,729,000	$(515,000)	$2,214,000

The effect of foreign currency translation on the goodwill and intangible assets for the nine months ended September 30, 2012 is approximately $148,000 and 261,000, respectively.

NOTE 7 – LINES OF CREDIT

The Company has a $10.0 million revolving line of credit with Silicon Valley Bank (“SVB”) which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (“SVB Loan Agreement”).  Under the SVB Loan Agreement as amended, SVB has also provided the Company with a term loan as discussed at Note 8.  The SVB Loan Agreement is secured by substantially all the assets of the Company and matures in February 2013.  As of September 30, 2012, the outstanding balance on the line of credit is approximately $4.6 million and the interest rate is 7.5%.  The line of credit has a certain financial covenant and other non-financial covenants.  As of September 30, 2012, the Company was in compliance with these covenants.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

Availability under the line of credit was approximately $2.7 million as of September 30, 2012.  The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement.  No letters of credit were outstanding as of September 30, 2012 or December 31, 2011.

Under the RBC Credit Agreement, the revolving demand facility allows for borrowings up to CDN$200,000 based upon eligible accounts receivable.  Interest is based on the Royal Bank Prime (“RBP”) plus 1.5% and is payable on demand.  As of September 30, 2012, the outstanding balance on the line of credit was $167,000 and the interest rate is 4.5%.  The RBC Credit Agreement is secured by the assets of Apex.  The revolving demand facility has certain financial covenants and other non-financial covenants.  As of September 30, 2012, Apex was not in compliance with these covenants. RBC has indicated it is in process of providing a waiver for the covenant violations at September 30, 2012.

For the nine months ended September 30, 2012 and 2011, the Company’s interest expense for the lines of credit, including amortization of deferred financing costs, was approximately $251,000 and $289,000, respectively.

RBC and SVB entered into a subordination agreement, pursuant to which RBC agreed to subordinate any security interest in assets of the Company granted in connection with the RBC Credit Agreement to SVB’s security interest in assets of the Company.

Under the RBC Credit Agreement, the lender provided Apex with a term loan as discussed at Note 8.

NOTE 8 – TERM DEBT

Term debt as of September 30, 2012, consists of the following:

				Amortization	Effect of
	Balance			of Note	Currency	Balance
	January 1, 2012	Additions	Payments	Discount	Translation	September 30, 2012
RBC term loan	$-	$2,400,500	$(211,750)	$-	$142,355	$2,331,105

BDC term loan	-	1,632,340	-	-	96,917	1,729,257

SVB term loan	2,000,000	-	(750,000)	-	-	1,250,000
Note discount	(29,840)	-	-	19,184	-	(10,656)
SVB term loan, net	1,970,160	-	(750,000)	19,184	-	1,239,344

Total debt	$1,970,160	$4,032,840	$(961,750)	$19,184	$239,272	5,299,706

Less current portion						(1,847,675)

Debt, net of current portion						$3,452,031

RBC Term Loan -- On June 4, 2012, Apex entered into the RBC Credit Agreement with RBC described in Notes 5 and 7, pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2,750,000, including a term facility (“RBC Term Loan”) in the amount of CDN $2,500,000 (US$2,400,500 at the Closing Date).  The RBC Term Loan accrues interest at RBP plus 4% (7% at September 30, 2012).  Principal and interest is payable over a three year period at a fixed principal amount of CDN $69,444 a month beginning in July 2012 and continuing through June 2015.  Apex paid approximately $120,000 in financing costs, which has been recorded as deferred financing costs in the accompanying unaudited condensed consolidated balance sheet as of September 30, 2012, and is being amortized to interest expense over the term of the loan.

In addition, the RBC Term Loan calls for mandatory repayments based on 20% of Apex’s free cash flow as defined in the RBC Credit Agreement, before discretionary bonuses based on the annual year end audited financial statements of Apex, beginning with the fiscal year ended December 31, 2012, and payable within 30 days of the delivery of the annual audited financial statements, and continuing every six months through December 31, 2014.  This amount is estimated to be $80,000 and is included in the current portion of debt on the accompanying unaudited condensed consolidated balance sheets.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

The RBC Term Loan has certain financial covenants and other non-financial covenants.  As of September 30, 2012, Apex was not in compliance with these covenants.  RBC has indicated it is in process of providing a waiver for the covenant violations at September 30, 2012.

BDC Term Loan -- On June 4, 2012, Apex also entered into the BDC Loan Agreement as described in Note 5, pursuant to which BDC made available to Apex a term credit facility (“BDC Term Loan”) in the aggregate amount of CDN $1,700,000 (USD $1,632,340 at the Closing Date).  The BDC Term Loan accrues interest at the rate of 12% per annum, and matures on June 23, 2016, with an available one year extension for a fee of 2%, payable at the time of extension.  In addition to the interest payable, consecutive quarterly payments of CDN$20,000 as additional interest are due beginning on June 23, 2012, and subject to compliance with bank covenants, Apex will make a mandatory annual principal payment in the form of a cash flow sweep which will be equal to 50% of the Excess Available Funds (as defined by the BDC Loan Agreement) before discretionary bonuses based on the annual year end audited financial statements of Apex.  The maximum annual cash flow sweep in any year will be CDN$425,000.  As of September 30, 2012, the Company estimates that the cash sweep will be approximately $20,000 and as such, this amount is included in the current portion of debt on the accompanying unaudited condensed consolidated balance sheets.  Such payments will be applied to reduce the outstanding principal payment due on the maturity date.  In the event that Apex’s annual audited financial statements are not received within 120 days of its fiscal year end, the full CDN$425,000 becomes due and payable on the next payment date.  Apex paid approximately $70,000 in financing costs which has been recorded as deferred financing costs in the accompanying unaudited condensed consolidated balance sheet as of September 30, 2012, and is being amortized to interest expense over the term of the loan.

The terms of the BDC loan agreement also provide for a fee to BDC in the event of the occurrence of any of the following:

(a) if 50% or more of any company comprising Apex or the Company (consolidated assets or shares) is sold or merged with an unrelated entity; or

(b) if there is a change of control of Apex and/or the Company prior to the Maturity Date or any extended maturity date of the BDC Tern Loan,

In the event of (a) or (b) above, Apex will pay to the BDC a bonus in an amount equal to 2% of the aggregate value of Apex and the Company determined as at the closing date of such transaction, which bonus shall become due and payable at the time of the closing of such transaction. Notwithstanding any prepayment of the BDC Term Loan, the bonus and Apex’s obligation to pay same to the BDC will remain in full force and effect until the maturity date or any amended or extended maturity date agreed by the BDC such that in the event of any sale, initial public offering or similar transaction, Apex’s obligation to pay the bonus amount to the BDC will survive such prepayment.

In connection with the BDC Loan Agreement, the RBC Credit Agreement, and the Purchase Agreement, on June 4, 2012, the Company entered into a consent and waiver agreement (“Consent and Waiver”) with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”), Sigma Capital Advisors (“Sigma Advisors”), and Donald W. Rowley (the Company’s former Chief Financial Officer) (Note 9).  On October 3, 2012, the parties entered into an amended consent and waiver agreement (“Amended Consent and Waiver Agreement”) (Note 14).

SVB Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement ("Amended SVB Loan Agreement"), the Company borrowed $3.0 million from Silicon Valley Bank (“SVB”).  The SVB Term Loan was due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011.  On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (“Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment.  See below for amendment on September 27, 2011.  The principal amount outstanding under the Term Loan accrues interest at a fixed rate equal to 9% per annum.  In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid.  This final payment of $60,000 has been recorded as a discount to the SVB Term Loan, which is being amortized to interest expense through December 2013, using the effective interest method.

The SVB Term Loan is secured by substantially all of the assets of the Company except for the assets of Apex.  The Amended SVB Loan Agreement includes various customary covenants, limitations and events of default.  Pursuant to the Amendment, the Company was, among other requirements, to maintain a minimum fixed charge ratio increasing from at least 1.10 to 1.00 in the first quarter of 2011.  This requirement was amended to a fixed charge ratio at least 1.75 to 1.00 over the life of the Term Loan.  The Amended SVB Loan Agreement also maintains certain additional affirmative and negative covenants, including minimum tangible net worth and limitations on incurring additional indebtedness.  As of September 30, 2012, the Company was in compliance with all of its covenants.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

On September 27, 2011, pursuant to a Limited Waiver and Amendment to Loan and Security Agreement, the Loan Agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at September 30, 2011.  In addition, the maturity date was extended to the earlier of the maturity of the line of credit (see Note 7) or December 1, 2013, the original maturity of the SVB Term Loan and the principal is due in equal installments with no balloon payment.

For the nine months ended September 30, 2012 and 2011, the Company’s interest expense on the term debt, including amortization of deferred financing costs, was approximately $331,000 and $465,000, respectively.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue two classes of stock designated as common stock and preferred stock.  As of September 30, 2012, the Company is authorized to issue 110,000,000 total shares of stock.  Of that amount, 100,000,000 shares shall be common stock, each having a par value of $0.001.  The remaining 10,000,000 shares shall be preferred stock, each having a par value of $0.001.

 (a) Cumulative Convertible Preferred Stock

A summary of the Preferred Stock outstanding as of September 30, 2012, is as follows:

Description	Amount

Series A Preferred, $0.001 par value per share, 500,000 shares designated,
269,608 shares issued and outstanding, liquidation preference of $975,000
plus cumulative dividends of $265,668	1,240,668
Series B Preferred, $0.001 par value per share, 500,000 shares designated,
131,347 shares issued and outstanding, liquidation preference of $380,000
plus cumulative dividends of $54,769	434,769
Series C Preferred, $0.001 par value per share, 5,000,000 shares designated,
1,415,334 shares issued and outstanding, liquidation preference of $9,058,114
plus imputed dividends of $376,443	4,905,512

Total cumulative convertible preferred stock	$6,580,949

The stated value of the Series A Preferred and Series B Preferred is $4.00 per share and $3.20 per share, respectively, which approximates their respective fair values.  The stated value of the Series C Preferred is $3.20 per share and the estimated fair value at the time of issuance on June 30, 2011, was $3.73 per share.  The stated value of the Series C Preferred is included in Cumulative Convertible Preferred Stock and the difference between the stated value and the estimated fair value is included in additional paid-in capital in the accompanying unaudited condensed consolidated balance sheets.  The rights, preferences, privileges and restrictions of the Series A, Series B, and Series C Preferred Stock (collectively, the “Preferred Stock”) are set forth in the Company’s Amended and Restated Certificate of Incorporation, and are summarized as follows:

Dividends - The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value.  The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share.  Dividends shall be cumulative and shall accrue on each share of the outstanding Preferred Stock from the date of its issue.  The holders of the Series C Preferred shall be entitled to receive when and as declared by the Board of Directors, cumulative dividends payable per share in arrears, on March 31, June 30, September 30 and December 31 of each year in the form of cash or preferred stock, at the election of a majority in interest of the Series C Preferred Stock.  The dividend rate, as adjusted from time to time on each share of Series C Preferred was as follows through June 3, 2012: 8% per share per annum on the stated value of $3.20 per share for the period from the date of its issue through the last day of the sixteenth (16th) month after the date of its issue; 12% per share per annum on the stated value commencing on the first day of the seventeenth (17th) month through the last day of the thirtieth month (30th) after the date of its issue; and 20% per share per annum on the stated value for each dividend period thereafter commencing on the first day of the thirty-first (31st) month after the date of its issue.  Notwithstanding the foregoing, if at any time a breach event (as defined in the Company’s Articles of Incorporation) occurs, then the dividend rate shall be 20% per annum on the stated value for each dividend period or part thereof in which a breach event has occurred or is outstanding.  The Series C Preferred shall, with respect to dividend rights, rank senior to all classes and series of the Company’s common stock and pari passu with the Company’s Series A and Series B Preferred Stock.  On June 4, 2012, in connection with the Consent and Waiver as discussed in Note 8 and described in (b) below, the dividend rate was increased to 20% in perpetuity and as such, no additional imputed dividends will be accrued.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

Pursuant to the dividend rights of the holders of the Series C Preferred, the Company has accrued for cash dividends payable due as of September 30, 2012 and December 31, 2011, in the amount of $221,650 and $90,582, respectively.  This amount is included in accrued liabilities on the accompanying unaudited condensed consolidated balance sheets.  Imputed dividends relating to the implied discount resulting from the difference between the stepped dividend rate and the perpetual dividend rate of 20% for the Series C Preferred through June 3, 2012, total $376,433 and are included as an adjustment to retained earnings and preferred stock in the accompanying unaudited condensed consolidated financial statements.

Voting Rights – The holders of the Series A and Series B Preferred Stock shall have no voting rights except on matters affecting their rights or preferences.  The holders of the Series C Preferred stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock.

Liquidation – Subject to the rights of the Series C Preferred, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred has preference over the Series B Preferred in liquidation.  The holders of Series C Preferred shall be entitled to receive payment in an amount equal to twice the stated value, or $6.40 per share, plus any accrued and unpaid dividends, prior to and in preference of the holders of both the Series A and Series B Preferred.

Conversion - Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $4.00 per share.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $3.20 per share.  Each share of Series C Preferred shall be convertible, at the option of the holder, at a conversion price of $3.20 per share.  The Series C Preferred Stock provides for certain anti-dilution provisions which have the effect of reducing the conversion price for certain dilutive events, as defined, in addition to the standard anti-dilution provisions provided by the Series A and B Preferred.

(b) Common Stock

On July 31, 2012 pursuant to the Asset Purchase Agreement with MacroSolve, the Company issued 617,284 shares of its common stock to purchase the business of Illume Mobile, a division of MacroSolve. The shares were valued at $697,531 and were recorded as part of the purchase price.

In connection with the BDC Loan Agreement, the RBC Credit Agreement, and the Purchase Agreement described in Notes 5, 7 and 8, on June 4, 2012, the Company entered into the Consent and Waiver with Sigma Opportunity Fund II, LLC (“Sigma Opportunity Fund”), Sigma Capital Advisors (“Sigma Advisors”), and Donald W. Rowley (the Company’s former Chief Financial Officer - see Note 8).  Pursuant to the Consent and Waiver:

o
Sigma Opportunity Fund and Sigma Advisors agreed that they would not exercise their demand registration rights under the Investor Rights Agreement, dated June 30, 2011, among the Company, Sigma Opportunity Fund and Sigma Advisors until the earlier of the date the number of shares of the Company’s common stock issuable to the sellers pursuant to the 2013 EBITDA Additional Earn Out Amount have been determined or June 30, 2013.

o
The Company paid Sigma Advisors a fee of $400,000, and Sigma Advisors agreed that no further payments will be due under the Advisory Services Agreement, dated May 18, 2011, between the Company and Sigma Advisors, with respect to the Purchase Agreement, the BDC Loan Agreement, the RBC Credit Agreement, and the transactions contemplated thereunder.  This amount is included in the total transaction costs outlined in Note 5.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

o
Sigma Opportunity Fund waived certain provisions of the exchange agreement, dated June 30, 2011, between the Company and Sigma Opportunity Fund, and the Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”), as they relate to the Purchase Agreement, the BDC Loan Agreement, and the RBC Credit Agreement, and the transactions contemplated thereunder.

o
Effective June 4, 2012, the dividend rate on the Series C Preferred (as defined in the Certificate of Designation) will be 20%, the definition of Breach Event included in the Certificate of Designations will include any default under the Consent and Waiver, under the loan documentation with any lender to the Company, its subsidiaries or affiliates, and any breach or default under any agreement relating to the acquisition of Apex.  The parties will negotiate in good faith until November 15, 2012, relating to any other changes to the Certificate of Designation that the parties may wish to agree upon in order to protect the interests of the holders of the Series C Preferred Stock and the Company will file such mutually agreeable amended Certificate of Designation within two weeks thereafter.  On June 4, 2012, the dividend rate was increased to 20% in perpetuity, and as such, no additional imputed dividends will be accrued.

o
If the parties are unable to agree as to the form of revised Certificate of Designations within such period, the Company will amend the Certificate of Designation within two weeks thereafter as set forth in the first sentence of this paragraph and previously committed options to purchase common stock will be issued (not to exceed 100,000 shares) at the then fair market value (being the closing price on the day prior to issuance) per share pursuant to the Company’s equity compensation plan, thereby causing the Conversion Value (as defined in the Certificate of Designation) of the Series C Preferred Stock to be reset to such fair market value.   The fair value of the options will be calculated on the date of grant.

o
The Company has issued 272,727 shares of common stock to Sigma Opportunity Fund, 25,000 shares of common stock to Sigma Advisors, and 27,273 shares of common stock to Donald W. Rowley in consideration of the agreement to delay exercise of its demand registration right.  The shares were recorded as an expense of $341,250 in general and administrative expense based on the closing price of the Company’s stock on the date of the transaction.

o
Effective upon the increase in the dividend rate, the interest rate on the balance of the AP Amount (as defined in the Agreement among the Company, Sigma Opportunity Fund and Donald W. Rowley, dated June 30, 2011) will increase to 25% per annum.  On June 4, 2012, the interest rate was increased to 25%. The AP balance was paid in full during the third quarter of 2012.

(c) Warrants

The following summarizes information about the Company’s outstanding common stock warrants as of September 30, 2012:

				Total		Weighted
				Warrants	Total	Average
	Date		Strike	Outstanding	Exercise	Exercise
	Issued	Expiration	Price	and Exercisable	Price	Price

Senior Subordinated Notes	12/01/09	12/17/14	$3.62	138,260	$500,000	$-
Senior Subordinated Notes	12/01/09	12/17/14	4.34	138,260	600,000	-

				276,520	$1,100,000	$3.98

NOTE 10 - STOCK OPTION PLAN

In December 2010, the Company established the 2010 Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the Merger Agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

Under the Plan, common stock incentives may be granted to officers, employees, directors, consultants, and advisors.  As of September 30, 2012, incentives under the Plan may be granted only in the form of non-statutory stock options and all stock options of Old DecisionPoint that were assumed by the Company became non-statutory options on the date of the assumption.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the Plans as of September 30, 2012, and information with respect to the changes in options outstanding is as follows:

			Weighted -
	Options		Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2012	298,037	701,963	$2.02
Granted	-	-	-
Exercised	-		-
Forfeited	59,562	(59,562)	-
September 30, 2012	357,599	642,401	$2.01	$-

Exercisable options at September 30, 2012		497,677	$1.97	$-

The following table summarizes information about stock options outstanding as of September 30, 2012:

		Weighted-			Weighted-
		Average	Weighted-		Average	Weighted-
Range of		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$1.33 - 2.03	403,262	2.53	$1.67	388,025	2.46	$1.66
$2.06 - 4.34	224,853	7.41	2.30	95,366	5.73	2.49
$7.00	14,286	0.23	7.00	14,286	0.23	7.00

Total	642,401	4.19	$2.01	497,677	3.03	$1.97

The total fair value of awards vested for the nine month periods ended September 30, 2012 and 2011, was $72,664 and $1,261, respectively.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period.  No stock options were granted during the nine months ended September 30, 2012.

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage.  The expected term of the awards represents the period of time that the awards are expected to be outstanding.  Management considered expectations for the future to estimate employee exercise and post-vest termination behavior.  The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero.  The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

The Company has no material historical basis for determining expected forfeitures as of period end and, as such, compensation expense for stock-based awards does not include an estimate for forfeitures in the current period.

Employee stock-based compensation costs for the three months ended September 30, 2012 and 2011, was approximately $11,000 and $29,000, respectively, and for the nine months ended September 30, 2012 and 2011, was $50,000 and $47,000, respectively and is included in selling, general and administrative expense in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.  As of September 30, 2012, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $165,000 which is expected to be recognized over a weighted-average vesting period of 3.67 years.

NOTE 11 – ESOP PLAN

The Company has an Employee Stock Ownership Plan (the “ESOP”) which covers all non-union employees.  The Company’s contribution expense for the nine months ended September 30, 2012, was $135,000 representing approximately $99,000 for the ESOP principal payment and $36,000 for the ESOP interest.  ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.  These amounts were previously calculated on an annual basis by an outside, independent financial advisor.   Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released.  The unreleased shares are not considered outstanding in the computation of earnings per common share.  ESOP compensation expense consisting of both cash contributions and shares committed to be released for the nine months ended September 30, 2012 was approximately $99,000.  The fair value of the shares was $1.10 per share, based on the average of the daily market closing share price.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its office and warehouse facilities under various operating leases.  Its corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management were located in Foothill Ranch, California where the Company leased 7,500 square feet of office space.  The monthly rental expense was $7,765, and the lease expired in July 2012.  In May 2012, the Company entered into a new office lease agreement for 10,325 square feet beginning in July 2012.  The current monthly base rent is $12,390 per month and the lease expires in July 2017.

In addition, the Company has a lease for 4,100 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015.  The Company also leases 6,800 square feet in Edison, New Jersey, at $5,500 per month, which expires in December 2014.  The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 4,330 square feet for general office purposes.  The lease expires in April 2015.  In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expired in April 2012.  During April, the lease was extended for an additional 3 years until April 2015, under the same terms and conditions.

Effective upon the Closing Date of the purchase of Apex in June 2012, the Company assumed Apex’s lease of 7,800 square feet in Burlington, Ontario, Canada, which expires in March 2016. The current monthly rental expense is approximately CDN$10,000 per month.

Effective upon the Illume Closing Date, the Company assumed the Illume lease of 10,000 square feet in Tulsa, Oklahoma which expires September 2013, with the same terms and conditions as the underlying lease. The current monthly rental expense is approximately $12,000.

Rent expense for the nine months ended September 30, 2012 and 2011, was $353,000 and 297,000, respectively.

Contingencies - The Company is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business; the outcome of which the Company believes will not have a material adverse effect on the business, financial condition, cash flows or results of operations.  These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

The Company is subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business.  The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss, in determining loss contingencies.  An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated.  The Company regularly evaluates current information available to it to determine whether such accruals should be adjusted and whether new accruals are required.

Under the Company’s bylaws, directors and officers have certain rights to indemnification by the Company against certain liabilities that may arise by reason of their status or service as directors or officers.  The Company maintains director and officer insurance, which covers certain liabilities arising from the obligation to indemnify directors and officers and former directors in certain circumstances.  No material indemnification liabilities were accrued at September 30, 2012.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

The Company has two employment agreements with two of its key executive officers.  Additionally, the Company has an employment agreement with the CEO of Apex.  The agreements do not provide for any material, out of ordinary course of business provisions or benefits other than the bonus feature included in the employment agreement of the Apex CEO.  The Company is obligated to pay the bonus regardless of whether the CEO’s employment is retained.  The terms and provisions of the bonus are as follows:

▪
Apex shall pay the CEO an amount equal to 8.75% of the amount, if any, by which the 2013 net revenues for the twelve month period ending July 31, 2013 (the “2013 Net Revenues”) exceed the net revenues for the twelve month period ending July 31, 2011 (the 2011 Net Revenues”).

▪
Apex shall pay the CEO an amount equal to 8.75% of the amount, if any, by which the 2014 net revenues for the twelve month period ending July 31, 2014 (the “2014 Net Revenues”) exceed the greater of: (i) the 2011 Net Revenues and (ii) the 2013 Net Revenues.

▪
Apex shall pay the CEO an amount equal to 8.75% of the amount, if any, by which the 2015 net revenues for the twelve month period ending July 31, 2014 exceed the greatest of: (i) the 2011 Net Revenues, (ii) the 2013 Net Revenues and (iii) the 2014 Net Revenues.

NOTE 13 - RELATED PARTIES

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP.  iTEK was affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and former Chief Financial Officer (“CFO”).  Purchases from iTEK are on similar terms that the Company would have received from an unrelated third-party.

Effective upon the resignation of the Company’s former CFO during July 2012, and the concurrent discontinuance of the CEO’s iTEK Board representation, the parties have no further overlapping management and therefore are no longer considered related parties effective August 2012.

The Company had accounts payable to its former CFO of approximately $0 and $855,000 at September 30, 2012 and December 31, 2011, respectively, including accrued interest.  The outstanding accounts payable balance accrued interest at 12% per annum until June 4, 2012, at which time the interest rate increased to 25% pursuant to the Consent and Waiver described in Note 9.  Following the resignation of the Company’s former CFO in July 2012, the Company fully repaid the amount due to the former CFO.  The Company incurred interest expense to these related parties totaling approximately $114,000 and $251,000, for the nine months ended September 30, 2012 and 2011, respectively.

The Company has a related party receivable of $357,326 from the seller of Apex in connection with the Working Capital requirement as defined in the Purchase Agreement and described in Note 5.

Separation Agreement - On July 23, 2012, the Company and Donald W. Rowley (“DWR”) entered into a Separation Agreement and General Release (“Separation Agreement”).  Pursuant to the Separation Agreement, DWR resigned as the Company’s Chief Financial Officer and Director as of July 23, 2012, and as an employee of the Company on July 23, 2012.  Pursuant to the Separation Agreement, the Company agreed to pay DWR a total of $205,292 in equal installments in accordance with the Company’s payroll cycle beginning on August 1, 2012 through December 31, 2012. This amount was fully accrued for during the quarter ended September 30, 2012. The Separation Agreement also contains a general release from DWR.

Under the Separation Agreement, the Company also acknowledged that it owes DWR the amount of $890,633 as of July 23, 2012, which will be paid in accordance with an Accounts Payable Payment Plan agreement, between the Company and DWR dated July 23, 2012 (“Accounts Payable Agreement”).  Pursuant to the Account Payable Agreement, the Company agreed to pay interest monthly in arrears (beginning on August 1, 2012) to DWR with interest computed daily on the outstanding balance at an annual interest rate of 25%.  Under the Accounts Payable Agreement, the Company will make payments to DWR of $36,000 per month due on the first day of each month beginning May 1, 2013. The total amount due to DWR under the Accounts Payable Agreement was paid in full during the quarter ended September 30, 2012.

DECISIONPOINT SYSTEMS, INC.
Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 14 - SUBSEQUENT EVENT

On October 3, 2012, the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley entered into Amendment No. 1 to the Consent and Waiver Agreement dated as of June 4, 2012 (the “Consent and Waiver Amendment”).

Pursuant to the Consent and Waiver Amendment, the parties agreed to amend the Certificate of Designations of the Powers, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Cumulative Convertible Preferred Stock of the Company which was filed with the Secretary of State of Delaware on July 1, 2011 (the “Certificate of Designations”) to increase the Dividend Rate (as defined therein) to 20% on the Stated Value (as defined therein) for each dividend period beginning June 4, 2012.  The parties also agreed to amend the Certificate of Designations to modify the definition of Breach Event.

Pursuant to the Consent and Waiver Amendment, the parties agreed that if the Company does not redeem on a pro rata basis for cash at least $2,206,000 in Stated Value (as defined in the Certificate of Designations) of the Series C Preferred Stock on or before October 31, 2012, then the parties will negotiate in good faith until November 15, 2012 relating to changes to the Certificate of Designations and other related matters that the parties may wish to agree upon in order to protect the interests of the Series C Preferred Stock and the Company will file the amended Certificate of Designations within two weeks thereafter. If the Company and a majority in interest of the Series C Preferred Stock are unable to agree upon revised terms by November 15, 2012, the Company will file an amendment to the Certificate of Designations no later than November 15, 2012 to provide that the Conversion Value (as defined in the Certificate of Designations) will be equal to the lower of (i) the Conversion Value then in effect, (ii) $1.20 per share or (iii) the closing price of the Company’s common stock on October 31, 2012 (in each case subject to the continuing antidilution provisions contained in the Certificate of Designations).

Pursuant to the Consent and Waiver Amendment, the Company also agreed to issue an aggregate of 175,364 shares of its common stock to the holders of the Series C Preferred Stock on November 15, 2012. An expense of approximately $154,000 related to the fair value of the expected issuance of these shares has been recorded in selling, general and administrative expense in the third quarter of 2012 based on the October 3, 2012 share price of $0.88 per share. This amount has been recorded in accrued expenses and other current liabilities in the accompanying unaudited condensed consolidated balance sheet as of September 30, 2012 and will be trued up upon the issuance of the shares.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
DecisionPoint Systems, Inc.
Foothill Ranch, California

We have audited the accompanying consolidated balance sheet of DecisionPoint Systems, Inc. as of December 31, 2011, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Costa Mesa, California March 30, 2012

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
DecisionPoint Systems, Inc.
Foothill Ranch, California

We have audited the accompanying consolidated balance sheet of DecisionPoint Systems, Inc. as of December 31, 2010, and the related consolidated statement of operations, stockholders' deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

New York, New York
March 16, 2011, except Note 2 which is dated December 22, 2011.

DECISIONPOINT SYSTEMS, INC.

Consolidated Balance Sheets

	December 31,
	2011	2010
ASSETS
Current assets
Cash	$365,814	$315,169
Accounts receivable, net	13,916,787	12,575,597
Other receivable	1,476,285	-
Inventory, net	705,757	898,465
Deferred costs	3,468,583	3,562,654
Deferred tax assets	-	55,000
Prepaid expenses and other current assets	408,413	457,863
Total current assets	20,341,639	17,864,748

Property and equipment, net	98,934	100,070
Other assets, net	175,329	173,465
Deferred costs, net of current portion	1,800,320	1,414,851
Goodwill	5,538,466	5,508,864
Intangible assets, net	2,214,000	2,729,000
Total assets	$30,168,688	$27,790,998

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$9,037,715	$9,244,255
Accrued expenses and other current liabilities	2,414,288	4,881,816
Line of credit	4,024,141	4,364,221
Current portion of debt	1,000,000	1,000,000
Due to related parties	871,508	1,606,357
Unearned revenue	6,756,214	5,714,434
Total current liabilities	24,103,866	26,811,083

Long term liabilities
Unearned revenue, net of current portion	2,509,190	1,850,440
Debt, net of current portion and discount	970,160	1,940,000
Deferred tax liabilities	18,000	-
Interest payable	60,000	60,000
Total liabilities	27,661,216	30,661,523

Commitments and contingencies
	-	-
STOCKHOLDERS' EQUITY (DEFICIT)
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,816,289 and 400,955 shares issued and outstanding, including cumulative and imputed preferred dividends of $435,563 and $130,738, and
with a liquidation preference of $10,652,275 and $1,485,738, respectively	6,319,629	1,485,738
Common stock, $0.001 par value, 100,000,000 shares authorized,
8,182,791 issued and 8,028,908 outstanding as of December 31, 2011,
and 5,080,970 shares issued and outstanding as of December 31, 2010	8,183	5,081
Additional paid-in capital	14,513,918	8,238,995
Treasury stock, 153,883 shares of common stock	(204,664)	-
Accumulated deficit	(17,230,792)	(11,576,776)
Unearned ESOP shares	(898,802)	(1,023,563)
Total stockholders’ equity (deficit)	2,507,473	(2,870,525)
Total liabilities and stockholders' equity (deficit)	$30,168,688	$27,790,998

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Operations

	Years ended December 31,
	2011	2010

Net sales	$58,358,906	$56,244,198

Cost of sales	46,367,738	45,391,485

Gross profit	11,991,168	10,852,713

Selling, general and administrative expense	13,597,141	9,610,381

Operating (loss) income	(1,605,973)	1,242,332

Other expense:
Interest expense	1,159,774	2,213,223
Loss on debt extinguishment	2,665,157	-
Other (income) expense, net	(363,049)	1,159,114
Total other expense	3,461,882	3,372,337

Loss before income taxes	(5,067,855)	(2,130,005)

Provision for income taxes	100,172	78,794

Net loss	(5,168,027)	(2,208,799)

Cumulative and imputed preferred stock dividends	(485,989)	(79,570)

Net loss attributable to common shareholders	$(5,654,016)	$(2,288,369)

Net loss per share -
Basic and diluted	$(0.94)	$(0.66)

Weighted-average shares outstanding -
Basic and diluted	6,019,900	3,462,220

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

	Convertible				Additional		Accumu-	Unearned	Total
	Preferred stock		Common stock		paid-in	Treasury	lated	ESOP	stockholders’
	Shares	Amount	Shares	Amount	capital	stock	deficit	shares	equity (deficit)

Balance at January 1, 2010	269,608	$975,000	3,968,078	$3,968	$5,854,766	$-	$(9,237,239)	$(1,142,101)	$(3,545,606)

Convertible Series B Preferred sold in private placement	131,347	380,000	-	-	-	-	-	-	380,000
Common shares issued in exchange for services	-	-	139,799	140	350,380	-	-	-	350,520
Conversion of the June 2009 convertible debt	-	-	57,609	57	124,943	-	-	-	125,000
Common stock issued upon cashless exercise of warrants	-	-	18,545	19	(19)	-	-	-	-
Common stock issued to induce the exercise of warrants	-	-	29,842	30	77,677	-	-	-	77,707
Common stock issued upon exercise of stock options	-	-	415,000	415	623,117	-	-	-	623,532
Common stock issued for acquisition of CMAC, Inc.	-	-	452,097	452	944,548	-	-	-	945,000
Warrant liability	-	-	-	-	80,500	-	-	-	80,500
Accrued dividends on preferred stock	-	130,738	-	-	-	-	(130,738)	-	-
Employee stock-based compensation	-	-	-	-	183,083	-	-	-	183,083
Principal payment from ESOP	-	-	-	-	-	-	-	118,538	118,538
Net loss	-	-	-	-	-	-	(2,208,799)	-	(2,208,799)

Balance at December 31, 2010	400,955	1,485,738	5,080,970	5,081	8,238,995	-	(11,576,776)	(1,023,563)	(2,870,525)

Reverse recapitalization transaction:
Shares deemed issued to Comamtech
stockholders in exchange for net assets contributed	-	-	2,186,869	2,187	3,945,500	-	-	-	3,947,687
Expenses related to reverse recapitalization	-	-	-	-	(730,324)	-	-	-	(730,324)
Issuance of common shares for finders fee	-	-	153,883	154	353,777	-	-	-	353,931
Repurchase 153,883 shares of common stock	-	-	-	-	-	(204,664)	-	-	(204,664)
Employee stock-based compensation	-	-	-	-	200,024	-	-	-	200,024
Common shares issued in connection with
Exchange Agreement	1,415,334	4,529,065	695,100	695	2,348,162	-	-	-	6,877,922
Common shares issued in exchange for services	-	-	65,969	66	157,784	-	-	-	157,850
Accrued dividends on preferred stock	-	304,826	-	-	-	-	(485,989)	-	(181,163)
Principal payment from ESOP	-	-	-	-	-	-	-	124,761	124,761
Net loss	-	-	-	-	-	-	(5,168,027)	-	(5,168,027)

Balance at December 31, 2011	1,816,289	$6,319,629	8,182,791	$8,183	$14,513,918	$(204,664)	$(17,230,792)	$(898,802)	$2,507,473

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Consolidated Statements of Cash Flows

	December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(5,168,027)	$(2,208,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	560,327	31,702
Amortization of deferred financing costs and note discount	140,181	904,708
Employee stock-based compensation	200,024	183,082
Non-employee stock-based compensation	283,184	428,227
Non-cash interest expense	80,165	-
Loss on debt extinguishment	2,268,859	-
Loss on disposal of property and equipment	4,391	-
ESOP compensation expense	124,761	118,538
Other income related to collection of note receivable in excess of carrying value	(405,136)	-
Deferred taxes, net	73,000	330,000
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(1,220,788)	(2,076,225)
Inventory, net	192,708	349,479
Deferred costs	(291,398)	(675,778)
Prepaid expenses and other current assets	79,593	(346,996)
Other assets, net	(32,848)	(13,445)
Accounts payable	(38,838)	2,562,655
Accrued expenses and other current liabilities	(258,027)	(2,143,350)
Due to related parties	(734,849)	64,766
Unearned revenue	1,700,530	(46,367)
Net cash used in operating activities	(2,442,188)	(2,537,803)
Cash flows from investing activities
Capital expenditures	(48,582)	(42,403)
Collection of note and other receivable received in reverse recapitalization	554,869	-
Acquisition of business, net of cash acquired	(2,205,000)	185,865
Net cash (used in) provided by investing activities	(1,698,713)	143,462
Cash flows from financing activities
(Repayments) borrowings from line of credit, net	(340,080)	1,788,895
Proceeds from sale of senior subordinated notes	4,000,000	-
Cash received in reverse recapitalization, net of expenses	1,985,349	-
Borrowing under long term debt	-	3,000,000
Repayment of debt	(1,000,000)	(2,835,000)
Proceeds from exercise of employee stock options	-	623,532
Issuance of convertible preferred stock	-	380,000
Purchase of treasury stock	(250,000)	-
Cash dividends paid on Series C Preferred	(90,582)	-
Paid financing costs	(108,639)	(159,176)
Holding share liability	(4,502)	(229,481)
Net cash provided by financing activities	4,191,546	2,568,770
Net increase in cash	50,645	174,429
Cash at beginning of year	315,169	140,740
Cash at end of year	$365,814	$315,169

Supplemental disclosure of cash flow information:
Interest paid	$1,438,466	$1,600,767
Income taxes paid	62,461	12,119
Supplemental disclosure of non-cash financing activities:
Preferred and common shares issued in exchange for debt and related accrued interest	$4,117,333	$-
Preferred and common shares issued in exchange for accounts
payable and related accrued interest	411,733	-
Common shares issued as finder's fee in reverse capitalization	353,931	-
Cumulative and imputed dividends on preferred stock	304,826	79,570
Conversion of subordinated debt to common stock	-	125,000
Common shares issued to acquire CMAC	-	945,000
Note discount on long term debt	-	60,000
Accrual of consideration payable related to the CMAC acquisition	-	2,205,000

See accompanying notes to consolidated financial statements

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 1 - DESCRIPTION OF BUSINESS AND THE MERGER

Nature of Business - DecisionPoint Systems, Inc., (“DecisionPoint”, “Company”) through its subsidiaries is an enterprise mobility systems integrator that sells and installs mobile computing and wireless systems that are used both within a company’s facilities in conjunction with wireless networks and in the field using carrier-based wireless networks.  These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers.  The Company also provides professional services, proprietary and third party software and software customization as an integral part of its customized solutions for its customers.

DecisionPoint Systems, Inc., formerly known as Comamtech, Inc. (“Comamtech”), was incorporated on August 16, 2010, in Canada under the laws of the Ontario Business Corporations Act (“OCBA”).  On June 15, 2011, the Company entered into a Plan of Merger (the “Merger Agreement”) among the Company, its wholly owned subsidiary, 2259736 Ontario Inc., incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”) incorporated on December 27, 2006, under the laws of the State of Delaware.  Pursuant to the Merger Agreement, under Section 182 of the OCBA, on June 15, 2011 (the “Effective Date”) Old DecisionPoint merged (the “Merger”) into the Purchaser and became a wholly owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and the Purchaser changed its name to DecisionPoint Systems International, Inc. (“DecisionPoint Systems International”).  The Company and the DecisionPoint Systems International each reincorporated in the State of Delaware subsequent to the Merger.  Upon completion of the Merger, the Company adopted Old DecisionPoint’s business plan.

Description of the Merger – On June 15, 2011, pursuant to the Merger, the Company acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of the Company’s common stock, resulting in an exchange ratio of one share for every eight shares of common stock tendered (1:8).  The Company also acquired all of Old DecisionPoint’s issued and outstanding Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 of the Company’s Cumulative Convertible Preferred Shares, respectively.  Immediately after the Merger, there were 6,934,412 shares of the Company’s common stock outstanding and 243,750 and 118,750 shares of the Company’s Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares outstanding, respectively.  Pursuant to the terms of the Merger Agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans and warrant agreements.  Two of the directors of the Company retained their positions and the remaining positions were filled by the directors and officers of Old DecisionPoint.  In connection with and upon the Effective Date of the Merger, the Company issued 153,883 additional common shares as payment for finder’s fees.  The shares were valued at $2.30 per share, the closing share price on the Effective Date for total consideration of $353,931.  Other expenses related to the Merger totaled $376,547.  The finder’s fees and other expenses were accounted for as costs of the reverse recapitalization in the accompanying consolidated statement of stockholders’ equity (deficit).  In November 2011, the shares issued as payment for the finder’s fee were repurchased by the Company for $250,000 in cash.

The estimated fair values of the financial assets received and liabilities assumed from Comamtech in the reverse recapitalization are comprised of the following as of June 15, 2011:

Cash	$2,361,742
Note receivable	100,000
Other receivables	1,488,850
Other current assets	150,545
Accounts payable	(153,450)

Net asset value	$3,947,687

The other receivables are comprised of a $1,500,000 payment due from the sale of a business by Comamtech to a publicly traded company, and another miscellaneous receivable of $49,732.  The $1,500,000 receivable is due May 2012.  Management estimated the fair value of this receivable on the date of the Merger by calculating the present value of the expected cash payment using a credit risk adjusted interest rate of 4.6%, resulting in a fair value of $1,439,117.  The fair value of the receivable is $1,476,285 as of December 31, 2011, and is included in other receivables in the accompanying consolidated balance sheet as of December 31, 2011.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

The note receivable represented approximately $4.4 million due from the sale of a business by Comamtech to a private company (“Empresario”).  The note was secured by the assets of Empresario and was guaranteed by its principal shareholder.  To accommodate Empresario’s inability to perform, the note was restructured several times by Comamtech prior to the Merger.  Empresario defaulted on the amended terms on August 10, 2011, and management of the Company sent Empresario a demand for payment.  At that time, Empresario had not been able to secure a viable path for repayment and, based on all of the information available at the time, management had assessed the financial health and capitalization of Empresario along with its claim paying ability as being very poor.  Accordingly, management estimated the fair value of the note receivable to be $100,000 as of June 30, 2011.

On September 2, 2011, the Company entered into a transfer and payment agreement (the “Transfer Agreement”) among the Company, Empresario, and its sole shareholder.  Pursuant to the Transfer Agreement, Empresario paid the Company $530,000, and the Company transferred to Empresario its right, title and interest in the Purchased Assets, as defined by the Asset Purchase Agreement dated May 14, 2009 between Comamtech and Empresario (“the Purchase Agreement”).  The convertible secured debenture, dated August 10, 2010, between Empresario and Comamtech, in the original amount of $4.4million was cancelled and terminated.  The guarantee, dated May 14, 2009, among Comamtech, Empresario, and the sole shareholder, pursuant to which the sole shareholder guaranteed certain obligations under the Purchase Agreement, was cancelled and terminated.  Costs incurred to complete the Transfer Agreement totaled $130,000, of which $100,000 was due to Robert Chaiken, a Director of the Company, for services related to negotiating the Transfer Agreement.  The Company paid $42,152 in cash and on September 30, 2011, issued Mr. Chaiken 26,906 shares of common stock valued at $57,848 as payment in full.  The remaining costs were legal and other professional services to complete the Transfer.

The difference between the estimated fair value of the note receivable of $100,000 and the payment of $530,000, reduced by $130,000 in costs to complete the Transfer, approximated $300,000 and was recorded in other (income) expense, net, in the accompanying consolidated statement of operations for the year ended December 31, 2011.

Pursuant to the Merger Agreement, on or before August 25, 2011, the Company was to have an audit performed on the balance sheet of Comamtech as of June 15, 2011 (the “Opening Balance Sheet”).  Prior to August 25, 2011, the Company prepared a statement (the “Purchase Price Statement”) setting forth its good faith computation of the shareholders’ equity of Comamtech as of August 15, 2011.  During August 2011, both parties accepted the Purchase Price Statement and agreed to forego an audit.

Pursuant to the Merger Agreement, if the final shareholders’ equity balance reflected in the Opening Balance Sheet was less than $7,233,000, then the shareholders of Old DecisionPoint at the date of the Merger were entitled to receive, on a pro rata basis, common shares according to a schedule set forth in the Merger Agreement.  The final shareholders’ equity balance reflected in the Opening Balance Sheet was $3,947,687 (see table above) and as a result, the Company issued the maximum number of additional common shares of 487,310 to the Old DecisionPoint shareholders on September 30, 2011.  These shares were included in total common shares issued and outstanding as of the Effective Date of the transaction.  This had the effect of reducing the exchange ratio from one for every eight shares tendered (1:8) to one for every seven point two three shares tendered (1:7.23273).  The additional common shares have been accounted for as a reduction in the exchange ratio for all other securities, including the preferred stock, stock options and warrants to purchase shares of the Company’s securities.

As a result, after the adjustment to the exchange ratio, the Company had acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders by exchanging 36,749,286 of Old DecisionPoint common shares for 5,080,970 shares of the Company’s common stock and by exchanging 975 and 380 shares of Old DecisionPoint Series A and Series B Cumulative Convertible Preferred Shares, for 269,608 and 131,347 shares of the Company’s Series A and Series B Cumulative Convertible Preferred Shares, respectively.

Accounting Treatment of the Merger; Financial Statement Presentation

Prior to the Merger, Comamtech was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  The Merger was accounted for as a reverse recapitalization pursuant to the guidance in “SEC’s Division of Corporation Finance Financial Reporting Manual”.  These transactions are considered by the Securities and Exchange Commission to be capital transactions in substance, rather than business combinations.  Accordingly, the Merger has been accounted for as a recapitalization, and, for accounting purposes, Old DecisionPoint is considered the acquirer and surviving entity in the reverse recapitalization.  Accordingly, 2,186,689 shares were deemed issued to the Comamtech shareholders in exchange for $3,947,687 of net assets received.  The accompanying historical consolidated financial statements prior to the Merger are those of Old DecisionPoint.

The accompanying consolidated financial statements present the previously issued shares of Comamtech common stock as having been issued pursuant to the Merger on June 15, 2011, with the consideration received for such issuance being the net assets of Comamtech received in the Merger.  The shares of common stock of the Company issued to Old DecisionPoint’s stockholders in the Merger are presented as having been outstanding since the original issuance of the shares.  Further, the exchange ratio, as adjusted above, has been retroactively applied to all share, weighted average share, loss per share, and stock option and warrant disclosures.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of DecisionPoint and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary DecisionPoint Systems International. DecisionPoint Systems International has two wholly-owned subsidiaries, DecisionPoint Systems Group, Inc. (“DPS Group”) and CMAC, Inc. (“CMAC”).   CMAC was acquired by the Company on December 31, 2010, and as such, the operating results of CMAC have been included in the Company’s results of operations beginning January 1, 2011.  All significant intercompany accounts and transactions have been eliminated in consolidation.  The Company operates in one business segment.

Summary of Significant Accounting Policies

Use of Estimates - The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used.  The Company evaluates its estimates and assumptions on a regular basis.  The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may materially differ from these estimates and assumptions used in preparation of the consolidated financial statements.

Purchase Accounting and Business Combinations - The Company accounts for its business combinations using the purchase method of accounting which requires that intangible assets be recognized apart from goodwill if they are contractual in nature or separately identifiable.  Acquisitions are measured on the fair value of consideration exchanged and, if the consideration given is not cash, measurement is based on the fair value of the consideration given or the fair value of the assets acquired, whichever is more reliably measurable.  The excess of cost of an acquired entity over the fair value of identifiable acquired assets and liabilities assumed is allocated to goodwill.

The valuation and allocation process relies on significant assumptions made by management. In certain situations, the allocations of excess purchase price are based upon preliminary estimates and assumptions.  Accordingly, the allocations are subject to revision when the Company receives updated information, including appraisals and other analyses, which are completed within one year of the acquisition.  Revisions to the fair values, which may be significant, are recorded when pending information is finalized, within one year from the acquisition date.

Accounts Receivable - Accounts receivable are stated at net realizable value, and as such, current earnings are charged with an allowance for doubtful accounts based on management’s best estimate of the amount of probable incurred credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience and specific account information available.  Accounts receivable are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $245,500 and $215,000, as of December 31, 2011 and 2010, respectively.  When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts.

Inventory - Inventory consists solely of finished goods and is stated at the lower of cost or market.  Cost is determined under the first-in, first-out (FIFO) method.  The Company periodically reviews its inventory and makes provisions as necessary for estimated obsolete and slow-moving goods.  The creation of such provisions results in a write down of inventory to net realizable value and a charge to cost of sales.  Inventories are reflected in the accompanying consolidated balance sheets net of a valuation allowance of $155,000 and $145,000, as of December 31, 2011 and 2010, respectively.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

Deferred costs – Deferred costs consist primarily of third party extended hardware and software maintenance services which the Company has paid for in advance.  The costs are ratably amortized over the life of the contract, generally one to five years.

Property and Equipment - Property and equipment are recorded at cost.  Repairs and maintenance that do not improve or extend the lives of the respective assets are expensed in the period incurred.

Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets.

Computer equipment	3 to 5 years
Office furniture and fixtures	5 to 7 years

Leasehold improvements are amortized over the shorter of the lease term or the life of the improvements.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of by sale are reflected at the lower of their carrying amount or fair value less cost to sell.  To date, the Company has not recorded any impairment charges.

Goodwill – Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business.  Goodwill is tested annually at December 31 for impairment by comparing the fair value of the reporting unit to its carrying amount including goodwill.  If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized.  The amount of impairment loss is determined by comparing the implied fair value of reporting unit goodwill with the carrying amount.  If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess.  No impairment charges have been recorded as a result of the Company’s annual impairment assessments.

Intangible assets – Purchased intangible with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade name) to their estimated residual values, if any.  The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade name, and internal use software and are being amortized over periods ranging from two to nine years.  Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable.  If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets.  If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life.  No changes to estimated useful lives have been recorded.

Deferred Financing Costs - Costs incurred by the Company in connection with the issuance of debt are deferred and amortized to interest expense over the life of the underlying indebtedness, adjusted to reflect any early repayments using the effective interest rate method.  Deferred financing costs net of amortization totaled approximately $89,500 and $91,900, as of December 31, 2011 and 2010, respectively, and are included in other assets in the accompanying consolidated balance sheets.

Fair Value Measurement - Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches.  Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market-corroborated, or generally unobservable inputs.  The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based upon observable inputs used in the valuation techniques, the Company is required to provide information according to the fair value hierarchy.  The fair value hierarchy ranks the quality and reliability of the information used to determine fair values into three broad levels as follows:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2:	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.
Level 3:	Valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Revenue Recognition - Revenues are generated through product sales, warranty and maintenance agreements, software customization, and professional services.  Product sales are recognized when the following criteria are met (1) there is persuasive evidence that an arrangement exits; (2) delivery has occurred and title has passed to the customer which generally happens at the point of shipment provided that no significant obligations remain; (3) the price is fixed and determinable; and (4) collectability is reasonably assured.  The Company generates revenues from the sale of extended warranties on wireless and mobile hardware and systems.  Revenue related to extended warranty and service contracts is recorded as unearned revenue and is recognized over the life of the contract as the Company maintains financial risk throughout the term of these contracts and may be liable to refund a customer for amounts paid in certain circumstances.

The Company also generates revenue from professional services and customer specified software customization on either a fee-for-service or fixed fee basis.  Revenue from software customization and professional services that is contracted as fee-for-service is recognized in the period in which the services are performed or delivered.  Adjustments to contract price and estimated labor costs are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined.  The Company records sales net of sales tax.

When a sale involves multiple elements, revenue is allocated to each respective element at inception of an arrangement using the relative selling price method. Selling price is determined based on a selling price hierarchy, consisting of vendor specific objective evidence (VSOE), third party evidence or estimated selling price.

Concentration of Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable.  On November 9, 2010, the Federal Deposit Insurance Corporation (“FDIC”) implemented section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing accounts.  Beginning December 31, 2010 and continuing through December 31, 2012, all noninterest-bearing accounts are fully insured regardless of the balance of the account.  This coverage is available at all FDIC member institutions.  The Company uses Silicon Valley Bank, which is an FDIC insured institution. Based on these facts, collectability of bank balances appears to be adequate.

For the year ended December 31, 2011, the Company had sales to one customer which were approximately 15% of total revenue.  Accounts receivable from two customers at December 31, 2011, were approximately 14% and 10%.  For the year ended December 31, 2010, the Company had sales to two customers which represented a total of 16% and 10%, of total revenues.  Accounts receivable from two customers at December 31, 2010, accounted for 11% and 21% of accounts receivable.  The loss of a significant customer could have a material adverse impact on the Company.

The Company has had the same four primary vendors in both periods presented.  For the year ended December 31, 2011, the Company had purchases from these four vendors that collectively represented 76% of total purchases and 74% of the total outstanding accounts payable at December 31, 2011.  For the year ended December 31, 2010, the Company had purchases from these four vendors that collectively represented 80% of total purchases and 73% of the total outstanding accounts payable at December 31, 2010.  The same single vendor represented 27% and 30% of the total purchases for the years ended December 31, 2011 and 2010, respectively.  Loss of this certain vendor could have a material adverse effect on our operations.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

Fair Value of Financial Instruments - The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, line of credit and long term debt.  The carrying value of the short term financial instruments approximates their fair values at December 31, 2011 and 2010, due to their short-term maturities.  The carrying value of the Company’s long-term debt approximates its fair value, net of a discount related to a final payment to be made on the due date which is equal to two percent of the original loan amount.

Stock-Based Compensation - The Company records the fair value of all stock-based compensation awards in its consolidated financial statements.  The terms and vesting schedules for stock-based awards vary by type of grant and generally vest based on the passage of time.  The fair value of stock options and warrants is calculated using the Black-Scholes option-pricing model and the expense is recognized on a straight-line basis over the requisite service period, net of estimated forfeitures.

Employee Stock Ownership Plan (ESOP) - The cost of shares issued to the ESOP, but not yet earned is shown as a reduction of equity.  Compensation expense is based on the market price of shares as they are committed to be released to participant accounts.    As shares of common stock acquired by the ESOP are committed to be released to each employee, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations.

Comprehensive Income — Comprehensive income (loss) consists of net income and accumulated other comprehensive income (loss), which includes certain changes in equity that are excluded from net income.  Comprehensive income (loss) for the years ended December 31, 2011 and 2010, respectively, is equal to the net loss reported.

Earnings (Loss) per Common Share - Basic earnings (loss) per share are computed by dividing the earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding.  Diluted earnings (loss) per share is computed similarly to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

For the years ended December 31, 2011 and 2010, respectively, potentially dilutive securities are excluded from the computation of fully diluted net loss per share as their effect is anti-dilutive.

Potential dilutive securities consist of:

	December 31,
	2011	2010

Convertible preferred stock	1,816,289	400,955
Warrants to purchase common stock	429,298	429,298
Options to purchase common stock	701,963	461,253

Total potentially dilutive securities	2,947,550	1,291,506

The weighted average basic and diluted shares for the years ended December 31, 2011 and 2010, exclude the ESOP shares that have not been committed to be released of 664,138 and 774,822, respectively.

Income Taxes - The Company accounts for income taxes using the asset and liability method.  Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized as deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company determined that there were no material liabilities for tax benefits for past years and the current period.  The Company has determined that any future interest accrued, related to unrecognized tax benefits, will be included in interest expense.  In the event the Company must accrue for penalties, they will be included as an operating expense.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

Reclassifications - Certain amounts in the prior period consolidated financial statements and related notes thereto have been reclassified to conform to the current period presentation.

During 2011, the Company noted that cumulative dividends on preferred stock had not been reflected in prior years and interim periods as the effect of such dividends had been clearly immaterial.  For the Company’s 2011 reporting periods, the Company has noted that such dividends are material to the determination of earnings per share due to additional preferred stock issuances during the year.  To conform to the current presentation disclosure, the Company has elected to present the cumulative dividends for the year ended December 31, 2010, as an increase to net loss in determining net loss available to common shareholders in the presentation of earnings per share in its consolidated statements of operations to reflect the immaterial impact of such dividends.  Total cumulative preferred dividends for the year ended December 31, 2010 totaled $79,570, and had minimal impact on the Company’s net loss per share.

Furthermore, the Company has elected to reclassify the effect of cumulative dividends on preferred stock as a credit to preferred stock and a debit to the accumulated deficit.  Cumulative preferred dividends totaling $130,738 for the year ended December 31, 2010 were reclassified.  The Company has also elected to present preferred stock in the equity section at its issuance value instead of par value.  The Company has reflected the issuance value of the preferred shares by reclassifying $1,354,999 from additional paid-in capital to preferred stock as of December 31, 2010.

The effect of these reclassifications on the Company’s consolidated balance sheet as of December 31, 2010 is as follows.  For clarification purposes only, the effect of the exchange of the shares related to the Merger have been in included in this table:

	December 31, 2010
		Reclassification	Exchange of	As previously
	As reclassified	Adjustments	Shares	reported

Preferred stock	$1,485,738	$1,485,737	$-	$1
Common stock	5,081	-	(31,668)	36,749
Additional paid-in capital	8,238,995	(1,354,999)	31,668	9,562,326
Accumulated deficit	(11,576,776)	(130,738)	-	(11,446,038)
Unearned ESOP shares	(1,023,563)	-	-	(1,023,563)

Total stockholders’ deficit	$(2,870,525)	$-	$-	$(2,870,525)

Restatements - The Company previously determined that its consolidated financial statements as of and for the year ended December 21, 2010 contained errors related to the classification between current and long term assets for deferred costs and current and long term liabilities for unearned revenue on the consolidated balance sheet; and the presentation of the cash payments for an acquisition on the consolidated statement of cash flows. The Company restated these amounts in a Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on December 22, 2011.

New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance that provides a consistent definition of fair value and common requirements of and disclosure about fair value between GAAP and International Financial Reporting Standards (“IFRS”).  The guidance states the concepts of highest and best use and valuation premise are only relevant when measuring the fair value of nonfinancial assets.  Enhanced disclosure requirements will require companies to disclose quantitative information about unobservable inputs used, a description of the valuation processes used, and a qualitative discussion about the sensitivity of the measurements for recurring Level 3 fair value measurements.  For assets and liabilities not recorded at fair value but where fair value is disclosed, companies must report the level in the fair value hierarchy of assets and liabilities.  This new guidance is effective for interim and annual periods beginning January 1, 2012, and the Company does not anticipate a material impact on the consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements.  ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity.  In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers specific requirements to present reclassification adjustments for each component of accumulated other comprehensive income.  ASU 2011-05 will be retroactively effective for the Company in the first quarter of 2012.  This adoption will not have a material effect on the consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment, which permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value as a basis for determining whether it is necessary to perform the two-step goodwill impairment test.  ASU 2011-08 will be effective for fiscal years beginning after December 15, 2011, with early adoption permitted.  This adoption will not have a material effect on the consolidated financial statements.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 3 – ACQUISITION OF CMAC

On December 31, 2010, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), the Company acquired all of the issued and outstanding shares of CMAC, a logistics consulting and systems integration provider focused on delivering operational and technical supply chain solutions, headquartered in Alpharetta, Georgia.  CMAC offers complementary professional services in similar markets as DecisionPoint, and as such, the acquisition is expected to provide more professional services and software revenue to the Company, consistent with the Company’s long term plan.  In addition, CMAC's strong presence in the southeast expands DecisionPoint’s presence in this important and growing region of the United States.

The purchase price of $3,150,000 consisted of $2,205,000 in cash and 452,097 unregistered shares of the Company's common stock, valued at $945,000.  The shares were issued on December 31, 2010, and the cash portion of the purchase price is included in accrued expenses and other current liabilities on the accompanying consolidated balance sheet as of December 31, 2010.  The cash was transferred on January 3, 2011.  The transaction was accounted for using the purchase method of accounting and the operating results for CMAC have been consolidated into the Company’s results of operations beginning on January 1, 2011. The Company acquired gross accounts receivable of $1,651,845 with an allowance for doubtful accounts of $30,000 resulting in a fair value of $1,621,845.

The purchase price was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair market values on the acquisition date.  The following table summarizes the fair value of the CMAC assets acquired and liabilities assumed:

Cash	$185,865
Accounts receivable	1,621,845
Intangible assets	2,729,000
Goodwill	648,201
Other assets	101,157

Total assets	5,286,068

Accounts payable and other liabilities	(2,136,068)
$3,150,000

The fair value of the intangible assets and the estimated useful lives over which they are being amortized are:

	Fair Value	Estimated Useful life

Customer relationships	$1,670,000	9 years
Contractor and resume databases	675,000	5 years
Tradename	310,000	5 years
Internal use software	74,000	2 years

	$2,729,000

The transaction resulted in a purchase price allocation of $648,201 to goodwill, representing the financial, strategic and operational value of the transaction to DecisionPoint.  Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the CMAC business and the synergies created with the integration of key components of a commercial infrastructure.  The total amount of the goodwill acquired is deductible for tax purposes.

Pro Forma Financial Information:

The following table summarizes the Company’s unaudited consolidated results of operations for the year ended December 31, 2010 as if the CMAC acquisition had occurred on January 1, 2010 (000’s except per share data):

Net sales	$66,492
Net loss	$(2,260)

Net loss per share - basic and diluted	$(0.58)

Included in the pro forma consolidated results of operations for the year ended December 31, 2010 are the following significant items: (i) amortization of intangible assets of $579,000 (ii) depreciation of fixed assets acquired of $19,000 and (iii) a net decrease in interest expense of $105,000.

The unaudited pro forma financial information is not intended to represent or be indicative of the Company’s consolidated results of operations that would have been reported had the CMAC acquisition been completed as of the beginning of the period presented, nor should it be taken as indicative of the Company’s future consolidated results of operations.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	December 31,
	2011	2010

Computer equipment	$144,917	$199,192
Office furniture and fixtures	84,097	87,018
Leasehold improvements	44,184	27,749
Total property and equipment	273,198	313,959

Less accumulated depreciation and amortization	(174,264)	(213,889)

Property and equipment, net	$98,934	$100,070

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2011 and 2010, totaled $45,327 and $31,702, respectively.

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

The changes in the carrying amount of goodwill for the years ended December 31, 2011 and 2010 are as follows:

Balance as of January 1, 2010	$4,860,663
Acquisition of CMAC	648,201

Balance as of December 31, 2010	5,508,864
Adjustment to goodwill related to CMAC	29,602

Balance as of December 31, 2011	$5,538,466

As of December 31, 2011 and 2010, respectively, the Company’s intangible assets and accumulated amortization consist of the following:

	2011
		Accumulated
	Gross	Amortization	Net

Customer relationships	$1,670,000	$279,000	$1,391,000
Contractor and resume databases	675,000	135,000	540,000
Tradename	310,000	64,000	246,000
Internal use software	74,000	37,000	37,000

	$2,729,000	$515,000	$2,214,000

	2010
		Accumulated
	Gross	Amortization	Net

Customer relationships	$1,670,000	$-	$1,670,000
Contractor and resume databases	675,000	-	675,000
Tradename	310,000	-	310,000
Internal use software	74,000	-	74,000

	$2,729,000	$-	$2,729,000

The intangible assets were purchased on December 31, 2010, and therefore, no amortization expense was recorded for the year ended December 31, 2010.  Amortization is calculated over the estimated useful lives of the assets on a straight line basis for internal use software and contractor and resume databases, and on an accelerated basis for customer relationships and trade name.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

Based on the current amount of intangibles subject to amortization, estimated amortization expense in the next five years and thereafter, is as follows:

Year	Amount

2012	$620,000
2013	563,000
2014	454,000
2015	356,000
2016	109,000
Thereafter	112,000

Total	$2,214,000

NOTE 6 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2011	2010

Salaries and benefits	$1,633,111	$1,364,636
Accrued purchase price for CMAC acquisition	-	2,205,000
Interest payable	58,479	111,881
Professional fees	80,490	69,788
Vendor purchases	300,834	749,852
Sales tax payable	229,565	176,744
Other fees and expenses	111,809	203,915

Total accrued expenses and other current liabilities	$2,414,288	$4,881,816

NOTE 7 – LINE OF CREDIT

The Company has a $10.0 million line of credit which provides for borrowings based upon eligible accounts receivable, as defined in the Loan Agreement (the “Loan Agreement”).  Under the Loan Agreement as amended, the lender has also provided the Company with a term loan as discussed at Note 8.  The Loan Agreement is secured by substantially all the assets of the Company and had an original maturity date of February 15, 2013.  As of March 31, 2011 and June 30, 2011, the Company was not in compliance with the fixed charge ratio covenant in the Loan Agreement and the lender issued a waiver in regards to the non-compliance with such covenant for an additional charge of $62,500 plus legal fees of approximately $15,000, payable immediately.  Such amounts have been reflected as additional interest expense in the consolidated statements of operations for the year ended December 31, 2011.  On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (the “Amendment”), the Loan Agreement was amended to accelerate the maturity date to April 30, 2012.

On September 27, 2011, pursuant to a Limited Waiver and Amendment to Loan and Security Agreement, the Loan Agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at December 31, 2011.  In addition, the maturity date was extended to February 28, 2013.

As of December 31, 2011 and 2010 the outstanding balance on the line of credit was approximately $4.0 million and $4.4 million, respectively, and the interest rate was 7.5%.  The line of credit has a certain financial covenant and other non-financial covenants.  The line of credit allows the Company to cause the issuance of letters of credit on account of the Company to a maximum of the borrowing base as defined in the Loan Agreement.  No letters of credit were outstanding as of December 31, 2011 and 2010.  Availability under the line of credit based on qualified collateral was $5.0 million as of December 31, 2011.

For the years ended December 31, 2011 and 2010, the Company’s interest expense, including fees paid to secure lines of credit, totaled approximately $357,000 and $370,000, respectively.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 8 – LONG TERM DEBT

Long term debt as of December 31, 2011 and 2010, consists of the following:

	Balance		Note		Amortization of Note	Conversion	Balance
	January 1, 2011	Additions	Discount	Payments	Discount	to equity	December 31, 2011

Term loan	$3,000,000	$-	$-	$(1,000,000)	$-	$-	$2,000,000
Note discount	(60,000)				30,160		(29,840)
Bank term loan, net	2,940,000	-	-	(1,000,000)	30,160	-	1,970,160

Senior subordinated secured note	-	4,000,000	-	-	-	(4,000,000)	-

Total debt	$2,940,000	$4,000,000	$-	$(1,000,000)	$30,160	$(4,000,000)	1,970,160

Less current portion							(1,000,000)

Debt, net of current portion							$970,160

	Balance		Note		Amortization of Note	Conversion	Balance
	January 1, 2010	Additions	Discount	Payments	Discount	to equity	December 31, 2010

Term loan	$-	$3,000,000	$-	$-	$-	$-	$3,000,000
Note discount	-	-	(60,000)	-	-	-	(60,000)
Bank term loan, net	-	3,000,000	(60,000)	-	-	-	2,940,000

Bridge notes	210,000	-	-	(210,000)	-	-	-

Subordinated convertible debt - June 2009	250,000	-	-	(125,000)		(125,000)	-
Note discount	(114,583)	-	-	-	114,583	-	-
Subordinated debt, net	135,417	-	-	-	-	-	-

Senior subordinated notes	2,500,000	-	-	(2,500,000)	-	-	-
Note discount	(361,726)	-	-	-	361,726	-	-
Senior subordinated notes, net	2,138,274	-	-	-	-	-	-

Total debt	$2,483,691	$3,000,000	$(60,000)	$(2,835,000)	$476,309	$(125,000)	2,940,000

Less current portion							(1,000,000)

Debt, net of current portion							$1,940,000

The Company’s debt is recorded at par value adjusted for any unamortized discounts.  Discounts and costs directly related to the issuance of debt are capitalized and amortized over the life of the debt using the effective interest rate method and is recorded in interest expense in the accompanying consolidated statements of operations.  Unamortized deferred financing costs of approximately $89,500 and $91,900, are included in other assets in the accompanying consolidated balance sheets as of December 31, 2011 and December 31, 2010, respectively.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

Term Loan - On December 31, 2010, pursuant to an Assumption and Amendment to Loan and Security Agreement (the "Loan Agreement"), the Company borrowed $3.0 million from a principal lender (the “Term Loan”).  The Term Loan was due in 36 equal monthly installments of principal plus interest beginning on February 1, 2011.  On May 20, 2011, pursuant to a Consent and Amendment to Loan and Security Agreement (the “Amendment”), the maturity date was amended to April 30, 2012, with the remaining principal due on that date to be paid as a balloon payment.  See below for amendment on September 27, 2011.  The principal amount outstanding under the Term Loan accrues interest at a fixed rate equal to 9% per annum.  In addition, a final payment equal to 2% of the aggregate amount of the Term Loan is due on the earlier of the maturity date or the date the Term Loan is prepaid.  This final payment of $60,000 has been recorded as a discount to the Term Loan, which is being amortized to interest expense through December 2013, using the effective interest method.

The Term Loan is secured by substantially all of the assets of the Company.  The Loan Agreement includes various customary covenants, limitations and events of default.  Pursuant to the Amendment, the Company was, among other requirements, to maintain a minimum fixed charge ratio increasing from at least 1.10 to 1.00 in the first quarter of 2011.  This requirement was amended to a fixed charge ratio at least 1.75 to 1.00 over the life of the Term Loan.  The Loan Agreement also maintains certain additional affirmative and negative covenants, including minimum tangible net worth and limitations on incurring additional indebtedness.  As discussed in Note 7, as of March 31, 2011 and June 30, 2011, the Company was not in compliance with the fixed charge ratio covenant in the agreement.  On May 20, 2011, the lender issued a waiver in regards to the non-compliance with such covenant amended the Loan Agreement for an additional charge of $62,500 plus legal fees of approximately $15,000.

On September 27, 2011, pursuant to a Limited Waiver and Amendment to Loan and Security Agreement, the Loan Agreement was amended and certain covenants were replaced or modified resulting in the Company being in full compliance at September 30, 2011.  In addition, the maturity date was extended to the earlier of the maturity of the line of credit (see Note 7) or December 1, 2013, the original maturity of the Term Loan and the principal is due in equal installments with no balloon payment.

Senior Subordinated Secured Note - On May 18, 2011, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company issued a $4,000,000 Senior Subordinated Secured Note (the “Note”).  Principal and interest at a rate of 12% was originally due and payable on August 31, 2011.  Pursuant to the Purchase Agreement, on June 15, 2011, the consummation date of the Merger, the maturity date of the Note was extended to May 31, 2012, and the interest rate was increased to 24% retroactive to the issuance date.  Total cash received under the Purchase Agreement was approximately $3,700,000, net of fees.  In conjunction with and as a condition of the Purchase Agreement, the Company and the Note holder entered into an advisory services agreement pursuant to which the Company paid $150,000 in cash on the effective date of the agreement and $80,000 in cash upon consummation of the Merger.  Upon the consummation of the Merger on June 15, 2011, the Company issued 25,000 common shares as settlement of the $80,000 cash payment.  The fair value of the common shares of $2.30 or $57,500 was recorded as equity, and the difference of $22,500 was included as a reduction in the loss on debt extinguishment as described below.

On June 30, 2011, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the Note holder pursuant to which the Company issued 1,286,667 shares of its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) with a fair value of $3.73 per share, or $4,799,268, in exchange for the surrender and cancellation of the Note and payment of accrued interest of $117,333.  In connection with the Exchange Agreement, the Company also issued 505,000 shares of common stock on June 30, 2011, with a closing market price of $2.30 per share, or $1,161,500, for no additional consideration.  In addition, the Note holder received protective anti-dilution rights which entitles it to receive additional shares if at any time the Company is required, pursuant solely to the Merger Agreement as described Note 1, to issue additional shares of common stock to its shareholders as is necessary for the Note holder to maintain the same beneficial ownership percentage, on a fully diluted basis, as they had before any such additional shares were issued.  On September 30, 2011, pursuant to these protective anti-dilution rights, the Company issued 105,700 shares with a value of  $243,110.  The shares were valued at $2.30 per share, the closing price of the Company’s common stock on June 30, 2011.  The expense related to the issuance of the shares was recorded as a loss on debt extinguishment in the accompanying consolidated statements of operations for the year ended December 31, 2011.

Pursuant to the Exchange Agreement, the Company has a contingent obligation to issue up to a maximum of 500,000 shares of its common stock to the Note holder.  The contingency is dependent upon the receipt by the Company of payments on the note receivable and other receivable acquired pursuant to the Merger with Comamtech.  The Exchange Agreement defines certain thresholds for the amounts of these payments, the receipt of which would lower the number of common shares to be contingently issued on an incremental basis.  Based upon the probability that the threshold amount expected to be received would result in no additional shares being issued, the fair value per share is estimated to be $0.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

In conjunction with the Exchange Agreement, the Company also entered into an agreement between the Company, the Note holder, and the Company’s Chief Financial Officer, (“CFO”).  Pursuant to this agreement, the Company issued 128,667 shares of Series C Preferred and 49,000 shares of common stock to the CFO as settlement of $400,000 of accrued expenses and $11,733 of accrued interest owed to the CFO.  In addition, the CFO was issued shares of common stock in an amount equal to an aggregate of ten percent (10%) of any additional shares of common stock issued to the Note holder as described above.  The Company expensed $23,920 for the issuance of an additional 10,400 common shares to the CFO.  The shares were valued at $2.30 per share, the closing price of the Company’s common stock on June 30, 2011.  The expense related to the issuance of the shares was recorded as a loss on debt extinguishment in the accompanying consolidated statements of operations for the year ended December 31, 2011.  In conjunction with Exchange Agreement the interest rate on the balance of the payable to the CFO was reduced to 12% per annum (See Note 15) until such time as the annual dividend rate on the Series C Preferred is increased to 12% and 20% per annum as defined, at which time the interest rate on the amount payable shall be increased to 16% and 25%, respectively.

The Exchange Agreement was accounted for as a debt extinguishment as the exchange was effected by issuance of common and preferred stock that did not represent the exercise of a conversion right contained in the terms of the debt at issuance.  The Company determined that the loss on exchange of debt was substantial by comparing the carrying value of the debt extinguished to the fair value of the consideration tendered, and recorded $2,665,157 as a loss on debt extinguishment.

The loss was the result of the difference between the fair value of the consideration given and the carrying value of the senior subordinated secured note extinguished, as follows:

Fair value of consideration tendered in extinguishment
Series C Preferred	$5,279,195
Common stock	1,331,700
Expense related to issuance of anti-dilution shares	267,030
Expenses related to senior subordinated secured note	396,298
7,274,223
Carrying value of debt extinguished
Senior subordinated secured note and related accrued interest	4,117,333
Related party accounts payable and accrued interest	411,733
Advisory services payable related to senior subordinated secured note	80,000
4,609,066

Total loss on extinguishment of debt	$2,665,157

Bridge Notes - In June 2007, the Company issued subordinated debt (“Bridge Notes”) totaling $1,000,000 to certain members of management and an outside Director. Concurrent with the completion of the Merger, $415,000 of principal was exchanged for 114,756 shares of Convertible Series A Preferred Stock.  The remaining Bridge Notes were fully paid in cash in 2010.

Subordinated Convertible Debt - June 2009 – Immediately following the completion of the Merger in June 2009, pursuant to a Securities Purchase Agreement, the Company issued a convertible subordinated debenture (the “Note”) with a face value of $250,000, net of an Original Issue Discount of 10% and issuance costs of $32,500 with net proceeds totaling $192,500.  During 2010, the holder converted $125,000 of the principal balance into 57,609 shares of the Company’s common stock.  The remaining $125,000 was paid in cash.

Senior Subordinated Notes - On December 16, 2009, the Company entered into a Securities Purchase Agreement (”Financing Agreement”) with four purchasers pursuant to which it issued $2,500,000 of non-convertible senior secured promissory notes (the “Notes”).  The Notes bear interest at a rate of 15% per annum and matured on May 31, 2011.  On December 31, 2010, in conjunction with the acquisition of CMAC and the Term Loan financing, the Company paid the remaining principal and interest on the Notes.  Prepayment penalties totaled approximately $125,000.  All unamortized deferred financing costs and note discounts were charged to interest expense at that time.

For years ended December 31, 2011 and 2010, the Company’s interest expense related to the above debt, including all extension and commitment fees, totaled $524,000 and $1,379,000, respectively. Amounts owed to related parties have been excluded and are included in Note 15 - Related Parties.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 9 - INCOME TAXES

The provision for income taxes for the years ended December 31, 2011 and 2010 is as follows (all amounts are approximate):

	December 31,
	2011	2010
Current income tax expense (benefit):
Federal	$-	$(257,000)
State	18,000	6,000
	18,000	(251,000)
Deferred income tax expense (benefit):
Federal	(294,000)	(437,000)
State	12,000	-
	(282,000)	(437,000)

Valuation allowance	364,000	767,000

Income tax expense	$100,000	$79,000

The Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2011	2010

Allowance for doubtful accounts	$86,000	$86,000
Inventory reserve and uniform capitalization	76,000	75,000
Accrued expenses and other liabilities	170,000	373,000
Unearned revenue	992,000	802,000
Net operating loss carryforward	-	1,245,000
Valuation allowance	(1,324,000)	(2,526,000)
Deferred tax assets - current	-	55,000

Other assets	4,000	4,000
Property and equipment	7,000	4,000
Intangibles	178,000	2,000
Net operating loss carryforward	1,671,000	-
Valuation allowance	(1,860,000)	(10,000)
Deferred tax assets - long term	-	-

Total net deferred tax asset	$-	$55,000

Goodwill	(18,000)	-

Total net deferred tax liability	$(18,000)	$-

A reconciliation of the United States statutory income tax rate to the effective income tax rate for the years ended December 31, 2011 and 2010 is as follows:

	December 31, 2011		December 31, 2010
	Amount	Rate (%)	Amount	Rate (%)
Tax at the Federal statutory rate	$(1,723,000)	34.0	$(724,000)	34.0
State taxes	18,000	(0.4)	4,000	(0.2)
Permanent differences	1,426,000	(28.2)	270,000	(12.7)
Valuation allowance	364,000	(7.2)	767,000	(36.0)
Miscellaneous	15,000	(0.2)	(238,000)	11.2

Effective tax rate	$100,000	(2.0)	$79,000	(3.7)

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

The Company’s deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has net operating loss carryforwards available in certain jurisdictions to reduce future taxable income.  Future tax benefits for net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not.  This determination is based on the expectation that related operations will be sufficiently profitable or various tax business and other planning strategies will enable the Company to utilize the net operating loss carryforwards.  The Company’s evaluation of the realizability of deferred tax assets considers both positive and negative evidence.  The weight given to potential effects of positive and negative evidence is based on the extent to which it can be objectively verified.  For the years ended December 31, 2011 and 2010, the Company recorded a valuation allowance related to the temporary items as it was determined it is more likely than not that the Company will not be able to fully use the assets to reduce future tax liabilities.

Pursuant to Internal Revenue Code (IRC) Section 382, annual use of the Company's net operating loss carryforwards may be limited in the event a cumulative change in ownership of more than fifty percent occurs within a three-year period.  The Company has not completed an IRC 382 analysis regarding the limitation of net operating loss carryforwards.  When this analysis is finalized, the Company plans to update its unrecognized tax benefits accordingly.

At December 31, 2011, the Company had no unrecognized tax benefits recorded.  The Company does not expect the amount of unrecognized tax benefits to significantly change within the next twelve months.  The Company will recognize any interest and penalties as a component of income tax expense.

Under the accounting for uncertain tax positions the Company has clarified the recognition threshold and measurement attributes for financial statement disclosure of tax positions taken, or expected to be taken, on a tax return.  The impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority.  An uncertain tax position will not be recognized if it has a less than fifty percent likelihood of being sustained.

The Company continues to remain subject to examination by U.S. federal authority for the years 2009 through 2011 and for various state authorities for the years 2009 through 2011, with few exceptions.  For the years ended December 31, 2010 and 2011, there was no recognition of material uncertain tax positions required.

The Company is subject to U.S. federal income tax as well as income taxes in various state jurisdictions.

NOTE 10 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue two classes of stock designated as common stock and preferred stock.  As of December 31, 2011, the Company is authorized to issue 110,000,000 total shares of stock.  Of that amount, 100,000,000 shares shall be common stock, each having a par value of $0.001.  The remaining 10,000,000 shares shall be preferred stock, each having a par value of $0.001.  After the Merger and the issuance of the additional Merger shares (See Note 1), there were 7,421,721 shares of common stock issued and outstanding, and 269,608 and 131,347 shares of the Company's Series A and Series B Cumulative Convertible Preferred Stock issued and outstanding, respectively.  Subsequent to the closing, the Company designated 5,000,000 shares of Series C Cumulative Convertible Preferred Stock.

(a) Cumulative Convertible Preferred Stock

A summary of preferred stock outstanding as of December 31, 2011 is as follows:

Description	Amount

Series A Preferred, $0.001 par value per share, 500,000 shares designated,
269,608 shares issued and outstanding, liquidation preference of $975,000
plus cumulative dividends of $207,168	$1,182,168
Series B Preferred, $0.001 par value per share, 500,000 shares designated,
131,347 shares issued and outstanding, liquidation preference of $380,000
plus cumulative dividends of $31,969	411,969
Series C Preferred, $0.001 par value per share, 5,000,000 shares designated,
1,415,334 shares issued and outstanding, liquidation preference of $9,058,114
plus imputed dividends of $196,426	4,725,492

Total convertible preferred stock	$6,319,629

The stated value of the Series A Preferred and Series B Preferred is $4.00 per share and $3.20 per share, respectively, which approximates its fair value.  The stated value of the Series C Preferred is $3.20 per share and the estimated fair value at the time of issuance on June 30, 2011, was $3.73 per share.  The stated value of the Series C Preferred is included in Cumulative Convertible Preferred Stock and the difference between the stated value and the estimated fair value is included in additional paid-in capital in the accompanying balance sheet as of December 31, 2011.  The rights, preferences, privileges and restrictions of the Series A, Series B, and Series C Preferred Stock (collectively, the “Preferred Stock”) are set forth in the Company’s Amended and Restated Certificate of Incorporation, and are summarized as follows:

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

Dividends - The holders of the Series A and Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at an annual rate of 8% of the stated value. The stated value of the Series A Preferred is $4.00 per share and the stated value of the Series B Preferred is $3.20 per share.  Dividends shall be cumulative and shall accrue on each share of the outstanding Preferred Stock from the date of its issue.  The holders of the Series C Preferred shall be entitled to receive when and as declared by the Board of Directors, cumulative dividends payable per share in arrears, on March 31, June 30, September 30 and December 31 of each year in the form of cash or preferred stock, at the election of a majority in interest of the Series C Preferred Stock.  The dividend rate, as adjusted from time to time on each share of Series C Preferred  shall be as follows: 8% per share per annum on the stated value of $3.20 per share for the period from the date of its issue through the last day of the sixteenth (16th) month after the date of its issue; 12% per share per annum on the stated value commencing on the first day of the seventeenth (17th) month through the last day of the thirtieth month (30th) after the date of its issue; and 20% per share per annum on the stated value for each dividend period thereafter commencing on the first day of the thirty-first (31st) month after the date of its issue.  Notwithstanding the foregoing, if at any time a breach event (as defined in the Company’s Articles of Incorporation) occurs, then the dividend rate shall be 20% per annum on the stated value for each dividend period or part thereof in which a breach event has occurred or is outstanding.  The Series C Preferred shall, with respect to dividend rights, rank senior to all classes and series of the Company’s common stock and pari passu with the Company’s Series A and Series B Preferred Stock.

Pursuant to the dividend rights of the holders of the Series C Preferred, the Company has accrued for cash dividends payable due as of December 31, 2011, in the amount of $90,582.  This amount is included in accounts payable on the accompanying consolidated balance sheet as of December 31, 2011.  Imputed dividends relating to the implied discount resulting from the difference between the stepped dividend rate and the perpetual dividend rate of 20% for the Series C Preferred beginning January 1, 2014 total $196,426 and are included as an adjustment to retained earnings and preferred stock in the accompanying financial statements.

Voting Rights – The holders of the Series A and Series B Preferred Stock shall have no voting rights except on matters affecting their rights or preferences.  The holders of the Series C Preferred stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock.

Liquidation – Subject to the rights of the Series C Preferred, upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A (subject to the rights of the Series B Preferred) and Series B Preferred Stock shall be entitled to receive an amount equal to the stated value per share of $4.00 and $3.20, respectively, plus any accrued and unpaid dividends before any payments shall be made to the holders of any common stock or hereinafter issued preferred stock.  The Series A Preferred has preference over the Series B Preferred in liquidation.  The holders of Series C Preferred shall be entitled to receive payment in an amount equal to twice the stated value, or $6.40 per share, plus any accrued and unpaid dividends, prior to and in preference of the holders of both the Series A and Series B Preferred.

Conversion - Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $4.00 per share.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder, at a conversion price of $3.20 per share.  Each share of Series C Preferred shall be convertible, at the option of the holder, at a conversion price of $3.20 per share.  The Series C Preferred Stock provides for certain anti-dilution provisions which have the effect of reducing the conversion price for certain dilutive events, as defined, in addition to the standard anti-dilution provisions provided by the Series A and B Preferred.

Issuance Activity

On June 30, 2011, in conjunction with the Exchange Agreement described in Note 8, the Company issued 1,286,667 shares of Series C Preferred in exchange for the surrender and cancellation of a Senior Subordinated Secured Note in the amount of $4,000,000 and related accrued interest of $117,333.  In addition, the Company issued 128,667 shares of Series C Preferred as payment of $400,000 of accounts payable plus related accrued interest of $11,733 to its CFO.

(b) Common Stock

On June 15, 2011, pursuant to the Merger Agreement, 2,186,869 shares of common stock were deemed issued to the Comamtech shareholders in exchange for the net assets acquired.

On June 15, 2011, pursuant to a services agreement, the Company issued 39,063 common shares with a value of $100,000 to a vendor.  The shares were recorded as a prepaid expense which is being amortized over the twelve month service period of the contract.

On June 30, 2011, pursuant to the Exchange Agreement described in Note 8, the Company issued 505,000 and 49,000 shares to the Note holder and the CFO, respectively.  The shares were valued at $1,161,500 and $112,700, respectively, and are included in the loss on debt extinguishment in the accompanying consolidated statement of operations for the year ended December 31, 2011.

On September 30, 2011, the Company issued 116,100 shares of common stock with a value of $267,029 in connection with the Exchange Agreement as described in Note 8.  In addition, on September 30, 2011, the Company issued 26,906 shares of common stock with a value of $57,850 to Robert Chaiken, a Director of the Company, in exchange for services rendered in connection with the negotiation of the Transfer Agreement with Empresario as described in Note 1.

In conjunction with and as a condition of the Purchase Agreement described in Note 8, the Company issued 25,000 common shares as settlement of the $80,000 to be paid in cash as an advisory fee.  The shares were valued at $2.30 per share, or $57,500, and the difference of $22,500 was recorded as an offset to the loss on debt extinguishment in the accompanying consolidated statement of operations for the year ended December 31, 2011.

In conjunction with the Merger, as discussed in Note 8 the Company issued 153,883 shares of common stock valued at $353,931 as a finders’ fee.  On November 8, 2011, the Company and the finder entered into agreement pursuant to which the finder returned all of the aforementioned shares of the Company’s stock in exchange for $250,000 in cash.  The value of the shares on the date of the agreement was $1.33 and as such, $204,664, has been recorded as treasury stock for accounting purposes.  The remaining $45,336 has been reflected as a charge in selling, general and administrative expense in the accompanying statement of operations for the year ended December 31, 2011.

On June 23, 2010, the Company issued 57,609 shares of common stock upon the conversion of $125,000 of principal by the holder of the June 2009 subordinated convertible debt (Note 8).  In addition, the holder exercised 69,130 warrants pursuant to a cashless exercise resulting in the issuance of 18,547 common shares based on the 10-day trailing average price of the Company’s common stock.  To induce the holder to exercise the warrants, the Company issued an additional 29,844 shares of common stock to the holder.  The shares were valued at $77,707, based on the closing price of the stock on the day prior to the transaction and are recorded in other expense in the accompanying consolidated statement of operations for the year ended December 31, 2010.

During the year ended December 31, 2010, the Company issued 139,799 shares of common stock in exchange for services provided over various contract periods.  The shares were valued based on the share price on the date of their respective agreements.  Total cost related to these shares was $350,520.

During the year ended December 31, 2010, the Company issued 415,002 shares of common stock upon the exercise of employee stock options.  Total cash received was $623,532. No options were exercised during the year ended December 31, 2011.

On December 31, 2010, the Company issued 452,097 shares of common stock valued at $945,000 as part of the purchase price of CMAC.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

(c) Warrants

The following table summarizes information about the Company’s outstanding common stock warrants as of December 31, 2011:

				Total		Weighted
				Warrants	Total	Average
	Date		Strike	Outstanding	Exercise	Exercise
	Issued	Expiration	Price	and Exercisable	Price	Price

Bridge Notes	Jun-07	Jun-12	$7.23	17,974	$130,000
Preferred Stock - Class A	Jun-09	Jun-12	7.23	67,402	487,500
Preferred Stock - Class B	Jun-09	Jun-12	9.04	67,402	609,375
Senior Subordinated Notes	Dec-09	Dec-14	3.62	138,260	500,000
Senior Subordinated Notes	Dec-09	Dec-14	4.34	138,260	600,000

				429,298	$2,326,875	$ 5.42

NOTE 11 - ESOP PLAN

In December 2003, the Company formed an Employee Stock Ownership Plan (the “ESOP”) and loaned the ESOP $1,950,000 (the “ESOP Note”) that the ESOP Trust (“Trust”) used to acquire 1,128,558 shares of the of the Company’s stock from its former stockholder for $1,300,000 and 564,195 shares from the Company for $650,000.  The ESOP Note bears interest at a rate of 5.25% with annual principal and interest payments and has a 15-year term.  The amount owed to the Company under the Note as of December 31, 2011 and 2010, was $898,802 and $1,023,563, respectively.  The ESOP Note is reflected in the accompanying consolidated balance sheet as unearned ESOP shares in stockholders’ deficit.

The ESOP covers all non-union employees.  Employees are eligible to participate in the Plan after three months of service.  Plan participants start vesting after two years of participation and are fully vested after six years of participation.  ESOP contributions are determined annually by the Board of Directors, and are a minimum $130,000 per year, to repay the ESOP Note held by the Company.  The Company’s contribution expense for the year ended December 31, 2011, was $178,498 representing $124,761 for the ESOP principal payment and $53,737 for the ESOP interest.  The Company’s contribution expense for the year ended December 31, 2010 was $178,498 representing $118,538 for the ESOP principal payment and $59,960 for the ESOP interest.  The ESOP Note is secured by the unallocated Company stock held by the Trust.

ESOP shares are allocated to individual employee accounts as the loan obligation of the ESOP to the Company is reduced.  As of December 31, 2011, the ESOP held 664,138 shares of unallocated Company stock and 1,028,615 shares of allocated Company stock.  As of December 31, 2010, the ESOP held 774,788 shares of unallocated Company stock and 917,965 shares of allocated Company stock.  Compensation costs relating to shares released are based on the fair value of shares at the time they are committed to be released.  The unreleased shares are not considered outstanding in the computation of earnings per common share.  Dividends received on ESOP shares are allocated based on shares held for the benefit of each participant and used to purchase additional shares of stock for each participant.  The Company has not received any dividends since the inception of the plan.  ESOP compensation expense consisting of both cash contributions and shares committed to be released for 2011 and 2010 was approximately $236,000 and $272,000, respectively.  For 2011 and 2010, the fair value of the shares was $2.20 and $2.46 per share, based on the average of the daily market closing share price.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

ESOP shares as of December 31, 2011and 2010 were as follows:

	December 31,
	2011	2010

Allocated shares	917,965	807,281
Shares committed for allocation	110,684	110,684
Unallocated shares	664,104	774,788
Total ESOP shares	1,692,753	1,692,753

The fair value of the unallocated shares at December 31, 2011 and 2010, was approximately $498,000 and $1,513,000, based on the closing share price of the Company’s common stock of $0.75 and $1.95, respectively.

NOTE 12 - STOCK OPTION PLAN

In December 2010, the Company established the 2010 Stock Option Plan (the “Plan”).  The Plan authorizes the issuance of 1,000,000 shares of common stock. Pursuant to the terms of the Merger Agreement, the Company assumed all of Old DecisionPoint’s obligations under their outstanding stock option plans.

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule.  The term of stock options granted under the Plans cannot exceed ten years.  Options shall not have an exercise price less than 100% of the fair market value of the Company’s common stock on the grant date, and generally vest over a period of five years.  If the individual possesses more than 10% of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market of a share of common stock on the date of grant.

A summary of the status of the Plans as of December 31, 2011, and information with respect to the changes in options outstanding is as follows:

	Options		Weighted - Average	Aggregate
	Available	Options	Exercise	Intrinsic
	for Grant	Outstanding	Price	Value

January 1, 2011	932,859	67,141	$3.57
Granted	(224,344)	224,344	2.17
Exercised	-	-	-
Assumed pursuant to Merger	(461,261)	461,261	1.71
Forfeited	50,783	(50,783)	(1.90)
December 31, 2011	298,037	701,963	$2.02	$-

Exercisable options at December 31, 2011		457,303	$1.94	$-

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

The following table summarizes information about stock options outstanding as of December 31, 2011;

		Weighted-			Weighted-
Range of		Average Remaining	Weighted- Average		Average Remaining	Weighted- Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$1.33 - 2.03	422,728	3.36	$1.68	407,491	3.3	$1.67
$2.06 - 4.34	264,949	8.36	2.28	35,526	1.57	3.03
$7.00	14,286	0.98	7.00	14,286	0.98	7.00

Total	701,963	5.20	$2.02	457,303	3.09	$1.94

The total intrinsic value of awards exercised during the year ended December 31, 2010 was $173,000.  No awards were exercised during the year ended December 31, 2011.  The total fair value of awards vested for the years ended December 31, 2011 and 2010 was $32,537 and $38,332, respectively.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the required service period, which is generally equal to the vesting period.  The fair value of options granted to employees during the year ended December 31, 2011, was $287,171 (no options were granted during the year ended December 31, 2010).  The fair values were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected term	3.84 years
Expected volatility	77.49%
Dividend yield	0%
Risk-free interest rate	1.55%

Due to the limited time that the Company’s common stock has been publicly traded, management estimates expected volatility based on the average expected volatilities of a sampling of five companies with similar attributes to the Company, including: industry, size and financial leverage.  The expected term of the awards represents the period of time that the awards are expected to be outstanding.  Management considered expectations for the future to estimate employee exercise and post-vest termination behavior.  The Company does not intend to pay dividends in the foreseeable future, and therefore has assumed a dividend yield of zero.  The risk-free interest rate is the yield on zero-coupon U.S. Treasury securities for a period that is commensurate with the expected term of the awards.

The Company has experienced very few forfeitures and, as such, compensation expense for stock-based awards does not include an estimate for forfeitures.

Employee stock-based compensation costs for the years ended December 31, 2011 and 2010, was $71,022 and $38,437, respectively, and is included in selling, general and administrative expense in the accompanying consolidated statements of operations.  As of December 31, 2011, total unrecognized estimated employee compensation cost related to stock options granted prior to that date was $256,526 which is expected to be recognized over a weighted-average vesting period of 4.29 years.

The weighted-average fair value on the grant date of options granted to employees during the year ended December 31, 2011 was $2.17.  The Company did not grant any stock options during 2010.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its office and warehouse facilities under various operating leases.   Its corporate headquarters and sales operations, including sales administration, software development, depot operation and the financial management are located in Foothill Ranch, California where the Company leases 7,500 square feet of office space.  The Company had sub-leased this facility from an affiliate at a monthly rental expense of $11,763, which expired in July 2011 and the Company renewed the lease on the same terms and conditions for an additional year with the building’s landlord (an unrelated third party).

In addition, the Company has a lease for 4,100 square feet in Shelton, Connecticut for its East coast sales and operations which expires in April 2015.  The Company also leased 4,000 square feet in Middlesex, New Jersey for its east coast depot operation which expired in September 2011.  On August 31, 2011, the Company signed a lease for 6,800 square feet in Edison, New Jersey, for 37 months at $5,500 per month, and moved to the new location on November 1, 2011.  The Company has a sales and administrative office located in Alpharetta, Georgia where it leases 4,330 square feet for general office purpose.  The lease expires in April 2015.  In addition, the Company has a lease for 4,800 square feet in Alpharetta, Georgia for its technology lab center which expires in April 2012.

Rent expense for the years ended December 31, 2011 and 2010, was $378,000 and $291,000, respectively.

The aggregate remaining future minimum payments under these leases expiring after December 31, 2011, are as follows:

Years ending December 31:	Amount

2012	$236,782
2013	222,580
2014	219,975
2015	58,232

$737,569

Contingencies - The Company is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business; the outcome of which the Company believes will not have a material adverse effect on the business, financial condition, cash flows or results of operations.  These matters are subject to inherent uncertainties and management’s view of these matters may change in the future.

The Company is subject to the possibility of various loss contingencies, including claims, suits and complaints, arising in the ordinary course of business.  The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss, in determining loss contingencies.  An estimated loss contingency is accrued when it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated.  The Company regularly evaluates current information available to it to determine whether such accruals should be adjusted and whether new accruals are required.

Under the Company’s bylaws, directors and officers have certain rights to indemnification by the Company against certain liabilities that may arise by reason of their status or service as directors or officers.  The Company maintains director and officer insurance, which covers certain liabilities arising from the obligation to indemnify directors and officers and former directors in certain circumstances.  No material indemnification liabilities were accrued at December 31, 2011.

The Company has two employment agreements with two of our key executive officers.  The agreements do not provide for any material, out of ordinary course of business provisions or benefits.

DECISIONPOINT SYSTEMS, INC.

Notes to Consolidated Financial Statements
December 31, 2011 and 2010

NOTE 14 - PROFIT SHARING PLAN

The Company maintains a 401(k) Profit Sharing Plan (“401k Plan”).  Employees who are 21 years of age and have performed 90 days of service are eligible to participate.  Each year, employees can make salary contributions of up to 25% of their salary.  The Company matches 100% of employee contributions up to 3% of eligible employee compensation and 50% of employee contributions of 3% to 5% for a total of 4% of employee compensation.  Employer contributions to the 401k Plan were $259,000 and $228,000, for the years ended December 31, 2011 and 2010, respectively.

NOTE 15 - RELATED PARTIES

The Company purchases and sells certain products and services from iTEK Services, Inc. (“iTEK”), a privately held company owned by an unrelated ESOP.  iTEK is affiliated with the Company through limited overlapping management and Board representation by the Company's Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).  During the years ended December 31, 2011 and 2010, the Company purchased products and services for $402,000 and $819,000, respectively, from iTEK.  Sales to iTEK during the years ended December 31, 2011 and 2010, were $4,000 and $436,000, respectively.  The net amounts due to iTEK were $16,000 and $116,000 at December 31, 2011 and 2010, respectively.  These sales to iTEK were at no incremental margin over the Company’s actual cost.  Purchases from iTEK are on similar terms that Company would have received from an unrelated third-party.

The Company has accounts payable to its CEO and its CFO, of $855,000 and $1,225,000 at December 31, 2011 and 2010, respectively, including accrued interest.  The outstanding accounts payable balance accrues interest at 12% per annum, which was reduced from 25% in June 2011. (See Note 10).  The Company incurred interest expense to related parties totaling approximately $275,000 and $464,000, for the years ended December 31, 2011 and 2010, respectively.

As of December 31, 2011 and December 31, 2010, the Company has accrued interest payable to David Rifkin, a Director of the Company, of approximately $0 and $265,000, respectively, from a prior debt issuance which principal has been previously paid.

In December 2010, the Company sold 27,652 shares of its Series B Preferred Stock to Robert M. Chaiken, a Director of the Company.  The shares were sold at the same price as 103,695 additional shares sold to an independent third party.

Review Engagement Report
Grant Thornton LLP 33 Main Street East Hamilton, ON L8N 4K5 T +1 905 523 7732 F +1 905 572 9333

To the Board of Directors of
APEX Systems Integrators Inc.

We have reviewed the accompanying balance sheet of APEX Systems Integrators Inc. as at March 31, 2012 and the related statements of income, retained earnings, and cash flows for the period then ended.  A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management.  A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole.  Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issues by the American Institute of Certified Public Accountants.  Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements.  We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The comparative figures for the eight month period ended March 31, 2011 were neither audited nor reviewed.

/s/ Grant Thornton LLP
Hamilton, Canada August 9, 2012	Chartered Accountants Licensed Public Accountants

APEX Systems Integrators Inc.
Statement of Income
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Revenues
Consulting fees	$915,219	$1,026,316
Licence and support income	606,673	648,608
Equipment sales	976,096	448,290
Wireless data network services income	54,632	51,563
Travel income	8,643	47,875
	2,561,263	2,222,652

Direct costs
Wages and benefits	243,274	231,563
Equipment purchases for resale	706,840	247,238
Licenses and support	233,862	180,297
Network services expenses	27,298	26,278
Project travel	15,650	46,875
	1,226,924	732,251
Gross profit	1,334,339	1,490,401

Expenses
Management salaries	689,643	733,920
Rental of facilities	171,806	123,046
Insurance	15,854	32,631
Professional fees	47,654	22,275
Office expenses	16,036	22,292
Telephone and communications	5,222	8,709
Amortization	8,027	7,234
Promotion	967	9,813
Vehicle	3,335	4,078
Human resources	8,872	4,576
Administrative salaries	19,320	19,931
	986,736	988,505
Income before other items and income taxes	347,603	501,896

Other items
Interest	597	18,455
(Loss) gain on foreign exchange	(22,022)	11,809
	(21,425)	30,264
Income before income taxes	326,178	532,160

Income taxes
Current	79,667	126,000
Deferred	6,000	-
	85,667	126,000
Net income	$240,511	$406,160

APEX Systems Integrators Inc.
Statement of Retained Earnings
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Retained earnings, beginning of period	$1,602,675	$2,562,959

Retained earnings, APEX Systems Integrators
(USA) Inc. (Note 1)	(1,364,539)	-

Retained earnings, APEX Systems Integrators Inc.,
beginning of period	238,136	2,562,959

Net income	240,511	406,160

Dividends declared	(473,000)	-

Retained earnings, end of period	$5,647	$2,969,119

APEX Systems Integrators Inc.
Balance Sheet
(Unaudited)
(Amounts in Canadian $)

	March 31,	July 31,
	2012	2011

Assets
Current
Cash and cash equivalents	$573,973	$2,362,856
Accounts receivable	178,077	239,856
Income taxes recoverable	-	10,576
Inventory	7,760	26,874
Prepaid expenses	17,075	43,191
Deposits	2,755	-
Government remittance receivable	1,048	-
	780,688	2,683,430

Property, plant and equipment (Note 3)	28,644	34,755
Licences and rights	-	19,250

	$809,332	$2,737,435

Liabilities
Current
Accounts payable	$84,404	$44,199
Deferred revenue	580,593	392,384
Income taxes payable	124,188	-
Government remittances payable	-	126,382
Dividends payable	-	552,795
Customer deposits	-	10,000
Deferred income taxes	14,000	8,000
	803,185	1,133,760

Shareholder’s equity
Share capital (Note 4)	500	1,000
Retained earnings	5,647	1,602,675

	6,147	1,603,675

	$809,332	$2,737,435

On behalf of the Board

Director	Director

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc.
Statement of Cash Flows
(Unaudited)
(Amounts in Canadian $)

	8-month	8-month
	period ended	period ended
	March 31, 2012	March 31, 2011
	(note 1)	(note 1)

Increase (decrease) in cash and cash equivalents

Operating
Net income	$240,511	$406,160
Amortization	8,027	7,234
Deferred income taxes	6,000	-
	254,538	413,394

Change in non-cash working capital items
Accounts receivable	61,856	(11,821)
Inventory	19,114	-
Prepaid expenses	26,116	(18,000)
Deposits	(2,755)	-
Government remittances	(127,430)	62,069
Accounts payable	40,205	(234,522)
Deferred revenue	188,209	205,402
Income taxes	134,764	72,708
Customer deposits	(10,000)	(33,000)
	584,617	42,836

Financing
Dividends paid	(1,025,795)	-
Issuance of share capital	499	-
	(1,025,296)	-

Investing
Purchase of property, plant and equipment	(5,980)	(3,491)
Proceeds on disposal of property, plant and equipment	3,052	-
	(2,928)	(3,491)

Cash flows related to APEX Systems Integrators
(USA) Inc. (Note 1)	(1,345,276)	-

(Decrease) increase in cash and cash equivalents	(1,788,883)	452,739

Cash
Beginning of period	2,362,856	2,935,062

End of period	$573,973	$3,387,801

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

1.	Nature of operations
APEX Systems Integrators Inc. (the Company) is a supplier of wireless mobile work force solutions and is incorporated under the laws on Ontario.

The comparative financial information for the year ended July 31, 2011 and eight month period ended March 31, 2011 is presented on a combined basis with APEX Systems Integrators (USA) Inc.  Effective August 1, 2011, the operations were combined and all operations were prospectively recorded in the Company’s records.  Accordingly, these financial statements are for the eight month period ended March 31, 2012 and only include the results of APEX Systems Integrators Inc.  The comparative information for the eight month period ended March 31, 2011 is neither audited nor reviewed.

2.	Summary of significant accounting policies

Basis of accounting
The Company maintains its records on the accrual basis of accounting in accordance with accounting policies generally accepted in the United States.
Revenue recognition

Consulting fees, license, equipment sales, wireless data network services and travel income are recognized when services are performed and goods are delivered and the title and risks of ownership pass to the customer and the collection of the resulting receivables are reasonably assured.

Support revenue is recognized ratably over the term of the support contract.

Inventory

Inventory is valued at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method.

Cash

The Company maintains cash balances at various financial institutions.

For purposes of the Statement of Cash Flows, the Company considers all money-market instruments to be cash equivalents as all money market deposits are cashable at amounts recorded in the balance sheet.

Accounts receivable

The Company’s accounts receivable contain no allowance for doubtful accounts, as all accounts are determined to be collectible.

For the period ended March 31, 2012 bad debt expense, net of the change in the allowance for doubtful accounts, was $ nil (2011 - $ nil).

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

2.	Summary of significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost.  The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation expense is calculated using the declining balance method.  The annual rates range from 20% to 30%. Maintenance and repairs are charged to operations when incurred.  Renewals and replacements of a routine nature are charged to expense, while those that improve or extend the life of existing properties are capitalized.

Impairment of long-lived assets

Property, plant and equipment are tested for impairment upon occurrence of a triggering event that indicates the carrying value of such asset is no longer recoverable.  Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, and a significant change in the operations of the business.

The Company has determined that there were no adverse changes in its markets or other triggering events that could affect the valuation of its assets during the fiscal periods ended March 31, 2012 and March 31, 2011.

Fair value of financial instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.

Foreign currency translation

The Company uses the Canadian Dollar as its functional currency and reporting currency.  Assets and liabilities denominated in foreign currencies are translated into Canadian Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods.  Components of stockholders’ equity are translated at historical rates.  Exchange gains and losses resulting from translation are reflected in the statements of income.

Income taxes

Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting than for tax purposes.  The principal source of temporary differences is differences in methods of depreciation.  The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. ASC 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect or expected for the year in which the differences are expected to reverse.  A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

3.	Property, plant and equipment

			March 31 2012	July 31 2011
		Accumulated	Net	Net
	Cost	Amortization	Book Value	Book Value

Office furniture and equipment	$66,692	$55,118	$11,574	$15,478
Tools and equipment	31,083	21,006	10,077	12,596
Computer hardware	23,614	16,621	6,993	3,466
Vehicle	-	-	-	3,215
Computer software	34,097	34,097	-	-

	$155,486	$126,842	$28,644	$34,755

4.	Share capital

Authorized:
Unlimited number of Class A voting shares
Issued:

		March 31,	July 31,
		2012	2011

500	Common shares of APEX Systems Integrators Inc.	$500	$500

500	Common shares of APEX Systems Integrators (USA) Inc.	-	500

		$500	$1,000

5.	Commitments

The Company has the following annual operating lease commitment with a related party as described in Note 7 with respect to premises:

2013	$210,000
2014	219,000
2015	237,000
2016	159,000
$825,000

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

6.	Measurement uncertainty

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates included in the preparation of these financial statements include the assumptions used in determining the useful lives of long-lived assets and the assumptions used in determining whether assets are impaired.  Actual results could differ from those estimates.

As well, these financial statements include deferred revenue relating to consulting work that was completed and delivered, but for which a liability remained.  This amount is subject to significant uncertainty due to the level of judgment required in determining the consulting work that remains to be completed at each year end.

In addition, the Company has unrecognized tax benefits from uncertain tax positions of $170,000 (2011 - $170,000).  This amount is subject to significant uncertainty due to the likelihood of the outcome in the event of a potential Canada Revenue Agency audit.

7.	Related party transactions

APEX Systems Integrators Inc. leases premises as described in Note 5 from an entity controlled by the spouse of a shareholder.  Rent expense for the period included in the Statement of Income was $125,276 (2011 - $123,046).

This transaction has been recorded at the exchange amount, being the amount agreed upon by the parties.

8.	Financial instruments

Fair value of financial instruments

The fair values of cash and cash equivalents, accounts receivables and accounts payables are assumed to approximate their carrying amounts because of their short term to maturity.

APEX Systems Integrators Inc.
Notes to the Financial Statements
(Unaudited)
March 31, 2012

8.	Financial instruments (continued)

Financial risk

The financial risk to the Company’s earnings arises from fluctuations in foreign exchange rates and the degree of volatility of those rates.  The Company does not use derivative instruments to reduce its exposure to foreign exchange risk as management does not consider such risks to be material.  The Company’s exposure to foreign currency is as follows:

	March 31, 2012	July 31, 2011
Cash and cash equivalents	$205,731	$844,383
Accounts payable	(8,368)	(9,809)

Gross balance sheet exposure	$197,363	$834,574

A one cent increase in the Canadian dollar against the U.S. dollar at March 31, 2012, would have decreased equity and net income by $1,974 (2011 - $8,346).  This analysis assumes that all other variables remain constant (a one cent weakening of the Canadian dollar against the U.S. dollar at March 31, 2012 or July 31, 2011, would have had the equal but opposite effect).

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable.  The Company has deposited cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote.  Credit risks associated with trade receivables are limited by the Company’s credit granting policies and an insurance policy which covers possible losses for certain of the Company’s customers.

9.	Subsequent events

Subsequent to the 2012 period end, the Company was acquired by DecisionPoint Systems Inc.  The sale closed on June 4, 2012.

Unaudited Pro Forma Combined Statements of Operations

The following unaudited pro forma combined financial information of DecisionPoint Systems, Inc. (“Company”) is presented to reflect the acquisition (“Acquisition”) by the Company of all the issued and outstanding shares of Apex Systems Integrators, Inc. (“Apex”).  The Acquisition was consummated on June 4, 2012.   The unaudited pro forma combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 reflect the effects of the Acquisition as if it occurred at the beginning of each period presented.  The unaudited pro forma financial information is based on the historical consolidated financial statements of the Company and Apex.  The historical financial information of Apex includes the financial information of Apex Systems Integrators, Inc. and Apex Systems Integrators (USA), Inc. (“Apex USA”) as Apex purchased the operations of Apex USA in July 2011; accordingly, the combined historical information of both entities are necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

Such unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of the Company for the year ended December 31, 2011, including the notes thereto, which were filed as part of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2012, and the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 14, 2012.  Such unaudited pro forma combined statements of operations includes unaudited historical combined financial information of Apex for the three month period ended March 31, 2012 and year ended December 31, 2011, which have been prepared by management of Apex.  The unaudited pro forma combined statements of operations of the Company only include the acquisition of Apex.  In addition, the unaudited pro forma combined statements of operations are based upon pro forma allocations of the purchase price of Apex based upon the fair value of the assets and liabilities acquired in connection with the Acquisition.  Management believes that all material adjustments necessary to reflect the effect of the Acquisition have been made to the unaudited pro forma combined statements of operations.

The unaudited pro forma combined statements of operations are for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of Apex had been completed on the dates indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period.

DecisionPoint Systems, Inc.
Unaudited Pro Forma Combined Statements of Operations
	For the Three Months Ended March 31, 2012
				Pro Forma		Pro Forma
(000's except per share data)	DecisionPoint	Apex	Combined	Adjustments		Combined

Net sales	$17,810	$1,221	$19,031	$-		$19,031

Cost of sales	14,057	763	14,820	-		14,820

Gross profit	3,753	458	4,211	-		4,211

Selling, general and administrative expense	3,835	356	4,191	(7)	(a, c)	4,184

Operating (loss) income	(82)	102	20	7		27

Total interest and other expense	113	25	138	175	(b)	313

Net (loss) income before income taxes	(195)	77	(118)	(168)		(286)

Provision for income taxes	42	22	64	-	(e)	64

Net (loss) income	(237)	55	(182)	(168)		(350)

Cumulative dividends on preferred stock	222	-	222	-		222

Income available to common shareholders	$(459)	$55	$(404)	$(168)		$(572)

Net loss per share - basic and diluted	$(0.06)					$(0.07)

Weighted-average shares outstanding -
basic and diluted	7,392,441					7,717,441	(d)

DecisionPoint Systems, Inc.
Unaudited Pro Forma Combined Statements of Operations

	For the Year Ended December 31, 2011
				Pro Forma		Pro Forma
(000's except per share data)	DecisionPoint	Apex	Combined	Adjustments		Combined

Net sales	$58,359	$3,102	$61,461	$-		$61,461

Cost of sales	46,368	1,102	47,470	-		47,470

Gross profit	11,991	2,000	13,991	-		13,991

Selling, general and administrative expense	13,597	1,213	14,810	1,330	(a, c)	16,140

Operating (loss) income	(1,606)	787	(819)	(1,330)		(2,149)

Total interest and other expense	3,462	(41)	3,421	701	(b)	4,122

Net (loss) income before income taxes	(5,068)	828	(4,240)	(2,031)		(6,271)

Provision for income taxes	100	170	270	-	(e)	270

Net (loss) income	(5,168)	658	(4,510)	(2,031)		(6,541)

Cumulative dividends on preferred stock	486	-	486	-		486

Income available to common shareholders	$(5,654)	$658	$(4,996)	$(2,031)		$(7,027)

Net loss per share - basic and diluted	$(0.94)					$(1.11)

Weighted-average shares outstanding -
basic and diluted	6,019,900					6,344,900	(d)

Notes to Unaudited Pro Forma Combined Statements of Operations
Note 1 – Basis of Presentation

On June 4, 2012, (“Closing Date”), DecisionPoint Systems, Inc. ("Company” or “DPS”), 2314505 Ontario Inc., a wholly-owned subsidiary of the Company (“Purchaser”), Karen Dalicandro (“KD”), Donald Dalicandro (“DD”), and 2293046 Ontario Inc. (“KD Co” and together with KD, the “Sellers”) entered into a Share Purchase Agreement (“SPA”).  Pursuant to the SPA, Purchaser purchased all of the issued and outstanding shares of Apex Systems Integrators Inc., a corporation organized under the laws of the Province of Ontario, Canada.  In consideration for the shares of Apex Systems Integrators, Inc., on the Closing Date the Purchaser paid CDN$5,000,000 (“Closing Amount”), of which CDN$240,000 (“Escrow Amount”) was placed in escrow with the Purchaser’s attorney and CDN$10,000 is held by the Purchaser as a holdback.  On the Closing Date, the Purchaser and Apex merged under the corporate name of Apex Systems Integrators Inc., and is hereafter referred to herein as “Apex”.

Closing costs and associated expenses either previously paid, payable in cash or recorded as deferred financing costs after the Closing Date total approximately $1.8 million, including the issuance of 325,000 shares of the Company’s common stock at the market price of $1.05 per share on the Closing Date.  Of this amount, approximately $190,000 was reflected as deferred financing costs and the remainder was reflected as a charge to selling, general and administrative expenses in the historical financial statements of the Company as follows: 1) Fourth quarter ended December 31, 2011: $46,000; 2) First quarter ended March 31, 2012: $351,000; and 3) Second quarter ended June 30, 2012: $1,213,000.  The transaction was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification (“ASC”) 805 - Business Combinations and the operating results for Apex have been consolidated into the Company’s results of operations beginning on June 5, 2012.

The unaudited pro forma combined statements of operations have been prepared to give effect to the acquisition by the Company of Apex using the historical consolidated financial statements of the Company and the historical combined financial statements Apex.  Please note that the unaudited pro forma combined statements of operations should be read in conjunction with the audited and unaudited historical financial statements of the Company and Apex, respectively.  This information can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and in Item 9.01 of Form 8-K/A filed on August 24, 2012.

The historical financial information of Apex includes the financial information of Apex Systems Integrators, Inc. and Apex Systems Integrators (USA), Inc. (“Apex USA”) as Apex purchased the operations of Apex USA in July 2011; accordingly, the combined historical information of both entities is necessary to provide a fair presentation of the historical operations that have been acquired by the Company.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2012, combines the unaudited results of operations of the Company and Apex to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2012).  The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2011, combines the audited consolidated statements of operations of the Company for the twelve months fiscal year ended December 31, 2011, with the unaudited combined statements of operations of Apex for the twelve months ended December 31, 2011, to give the effect as if the Acquisition occurred the first day of the period presented (January 1, 2011).

The unaudited pro forma combined statements of operations reflect the value of the Canadian Dollar equal to one United States Dollar (1:1) for the three month period ended March 31, 2012 and the year ended December 31, 2011 as that value approximates the conversion rate for all dates and periods presented.  Accordingly, the historical financial information of Apex is translated from its reporting currency (Canadian Dollars) to the Company’s reporting currency (US Dollars) using $1CDN = $1US.

Note 2 - Unaudited Pro Forma Adjustments

The following are explanations that correspond by letter to the pro forma adjustments in the accompanying unaudited pro forma combined statements of operations:

(a)
The Company has allocated the purchase price to the tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with generally accepted accounting principles in accordance with ASC 805.  ASC 805 considers the existence of intangible assets in the following areas: marketing, customer relationships, proprietary software, artistic creations, contracts, and technology.  The Company has identified and valued software for customer sales, customer relationships, trademarks / tradenames and non-compete agreements as Apex’s principal intangible assets in accordance with ASC 805 requirements.

Amortization of customer relationships and tradenames are calculated using the discounted cash flow methodology to more properly reflect the greater useful life of the assets in the early years while the proprietary software, ApexWare, is amortized using proportional revenue approach and the covenant not to compete is amortized on a straight-line basis.  For the unaudited pro forma combined periods presented, monthly amortization would have been $114,700, based upon their respective useful lives.  Total amortization for the three months ended March 31, 2012 and the year ended December 31, 2011, was $344,000 and $1,376,000, respectively.

The estimated total amortization expenses for the five years after the closing are as follows: (000’s except where indicated)

Years ending December 31:
2012	$803
2013	1,123
2014	987
2015	896
2016 and thereafter	842

$4,651

There is no pro forma adjustment for depreciation expense since the historical depreciation is comparable.

(b)	Term loan debt to fund the acquisition of Apex and the commensurate additional interest along with other increase in interest expense as result of transaction:

RBC Term Loan -- On June 4, 2012, Apex entered into the Royal Bank of Canada (“RBC”) Credit Agreement with RBC pursuant to which RBC made available certain credit facilities in the aggregate amount of up to CDN$2.75 million, including a term facility in the amount of CDN$2.5 million.  The loan requires monthly payments of principal totaling CDN$70,000, plus interest with a final maturity date of June 2015.

BDC Term Loan --   On June 4, 2012, Apex entered into a Loan Agreement with BDC Capital Inc., a wholly-owned subsidiary of Business Development Bank of Canada, (“BDC”), pursuant to which BDC made available to Apex a term credit facility in the aggregate amount of CDN$1.7 million. The maturity date of the loan is June 2016.

Additional interest expense is as follows: (000’s except where indicated)

RBC Term Loan -
Principal	$2,500
Approximate rate of interest	7.0%
Pro forma annual interest expense		175

BDC Term Loan -
Principal	$1,700
Approximate rate of interest	12.0%
Pro forma annual interest expense		204

Additional required interest payments of $20 per quarter		80

SVB Line of Credit -	$800
Approximate rate of interest	7.5%
Pro forma annual interest expense		60

Amortization of deferred financing costs -$190,000/3years		64

Related Party Additional Annual Interest -
Expense reflects the increase in rate from 12% to 25% on
$909 related party obligation		118

Pro forma increase in interest expense for the year ended December 31, 2011.		$701
Pro forma increase in interest expense for the three months ended March 31, 2012.		$175

(c) Pro forma add back of one-time transaction costs expensed in the historical periods ended March 31, 2012 and December 31, 2011 of $351,000 and $46,000, respectively.

 (d)  Reflects the issuance of 325,000 shares of common stock as consideration for acquisition related expenses.  Shares were valued at $1.05 per share or $341,000.  Shares are assumed to be fully outstanding in the periods presented.

(e)  The pro forma does not reflect an adjustment to income tax expense as the pro forma combined income expense would not be materially different from the historical stand alone income tax expense of the Company and Apex

Combined Financial Statements

APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc.

July 31, 2011 and 2010

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc.

We have audited the accompanying combined balance sheets of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and July 31, 2010, and the related combined statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. as of July 31, 2011 and July 31, 2010, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

February 27, 2012	/s/ Grant Thornton LLP
Hamilton, Canada Chartered Accountants	Licensed Public Accountants

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Income
(Amounts in Canadian $)

Years Ended July 31	2011	2010

Revenue
Consulting fees	$1,457,615	$1,744,454
License and support	946,894	877,060
Equipment sales	498,308	802,511
Wireless data network services	76,358	61,140
Travel income	57,216	35,760
	3,036,391	3,520,925

Direct costs
Wages and benefits	385,129	388,120
Equipment purchases for resale	283,837	436,138
Licenses and support	152,902	149,268
Network services expenses	69,695	72,342
Project travel	56,178	48,180
	947,741	1,094,048

Gross profit	2,088,650	2,426,877

Expenses
Management salaries	1,014,031	987,537
Rental of facilities	184,569	185,083
Insurance	40,631	31,041
Professional fees	30,275	22,350
Office expenses	24,575	24,631
Administrative salaries	28,988	23,541
Telephone and communications	12,014	18,011
Amortization	10,851	13,934
Promotion	10,173	30,233
Vehicle	6,464	7,719
Human resources	5,101	8,980
	1,367,672	1,353,060

Income before other income and income taxes	720,978	1,073,817

Interest income	27,509	15,316
Foreign exchange gain (loss)	27,019	(9,596)
	54,528	5,720

Income before income taxes	775,506	1,079,537

Income taxes (Note 7)	182,995	231,414

Net income	$592,511	$848,123

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Balance Sheets
(Amounts in Canadian $)

July 31	2011	2010

Assets
Current
Cash and cash equivalents	$2,362,856	$2,935,062
Accounts receivable	239,933	364,337
Income taxes recoverable (Note 7)	10,576	10,259
Inventory	26,874	-
Prepaid expenses	43,191	13,994
	2,683,430	3,323,652

Property, plant and equipment (Note 3)	34,755	42,450
Licences and rights	19,250	36,250
	$2,737,435	$3,402,352

Liabilities
Current
Accounts payable	$44,199	$331,722
Government remittances payable	126,382	72,425
Dividends payable	552,795	-
Customer deposits	10,000	38,000
Deferred revenue	392,384	388,246
	1,125,760	830,393

Deferred income tax liability	8,000	8,000

Stockholders’ Equity
Share capital (Note 5)	1,000	1,000
Retained earnings	1,602,675	2,562,959

	1,603,675	2,563,959

	$2,737,435	$3,402,352

Commitment (Note 9)
Subsequent events (Note 10)

On behalf of the Board

Director	Director

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Changes in Stockholders’ Equity
(Amounts in Canadian $)

Years Ended July 31

	Share	Retained
	capital	earnings	Total

Balance at
July 31, 2009	$1,000	$1,714,836	$1,715,836

Net Income	-	848,123	848,123

Balance at
July 31, 2010	1,000	2,562,959	2,563,959

Net Income	-	592,511	592,511

Dividends	-	(1,552,795)	(1,552,795)

Balance at
July 31, 2011	$1,000	$1,602,675	$1,603,675

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Combined Statements of Cash Flows
(Amounts in Canadian $)

Years Ended July 31,	2011	2010

Increase (decrease) in cash and cash equivalents

Operating
Net income	$592,511	$848,123
Amortization	10,851	13,934
	603,362	862,057

Change in non-cash working capital items
Accounts receivable	124,404	(89,137)
Inventory	(26,874)	24,832
Prepaids	(29,197)	3,200
Income taxes	(317)	4,188
Accounts payable	(287,523)	73,975
Government remittances payable	53,957	43,860
Deposits	(28,000)	(217,875)
Deferred revenue	4,138	(55,854)
	413,950	649,246

Financing
Dividends	(1,000,000)	-

Investing
Purchase of property, plant and equipment	(3,156)	(2,514)
Proceeds on disposal of licenses and rights	17,000	-
	13,844	(2,514)

Net (decrease) increase in cash and cash equivalents	(572,206)	646,732

Cash and cash equivalents
Beginning of year	2,935,062	2,288,330

End of year	$2,362,856	$2,935,062

See accompanying notes to the combined financial statements.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

1.	Nature of operations

APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc. are suppliers of wireless mobile work force solutions. They are incorporated under the laws on Ontario.

2.	Summary of significant accounting policies

Basis of accounting
The Company maintains its records on the accrual basis of accounting in accordance with accounting policies generally accepted in the United States.

Basis of presentation
The combined financial statements include the assets, liabilities, equity and operating results of APEX Systems Integrators Inc. and APEX Systems Integrators (USA) Inc., two companies controlled by related shareholders, after elimination of intercompany balances and transactions.

Revenue recognition
Consulting fees, license, equipment sales, wireless data network services and travel income are recognized when services are performed and goods are delivered and the title and risks of ownership pass to the customer and the collection of the resulting receivables are reasonably assured.

Support revenue is recognized ratably over the term of the support contract.

Inventories
Inventories are stated at the lower of cost and net realizable value using the first-in, first-out method of accounting.

Cash and cash equivalents
The Company maintains cash balances at various financial institutions.

For purposes of the Statement of Cash Flows, the Company considers all money-market instruments to be cash equivalents as all money market deposits are cashable at amounts recorded in the balance sheet.

Accounts receivable
The Company’s accounts receivable contain no allowance for doubtful accounts, as all accounts are determined to be collectible.

For the year ended July 31, 2011 bad debt expense net of the change in the allowance for doubtful accounts was $ nil (2010 - $ nil).

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

2.	Summary of Significant Accounting Policies (Continued)

Property, plant and equipment
Property, plant and equipment are stated at cost.  The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets.  Depreciation expense is calculated using the declining balance method.  The annual rates range from 20% to 30%. Maintenance and repairs are charged to operations when incurred.  Renewals and replacements of a routine nature are charged to expense, while those that improve or extend the life of existing properties are capitalized.

Licenses and rights
Intangible assets consist of licenses and rights. The intangibles are not amortized as they have an infinite life.

Impairment of property, plant and equipment
Property, plant and equipment are tested for impairment upon occurrence of a triggering event that indicates the carrying value of such asset is no longer recoverable. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, and a significant change in the operations of the business.

The Company has determined that there were no adverse changes in our markets or other triggering events that could affect the valuation of its assets during the fiscal years ended July 31, 2011 and July 31, 2010.

Impairment of licenses and rights
The Company annually reviews the carrying value of licenses and rights to determine whether impairment may exist. Accounting Standards Codification (“ASC”) 350 “ Intangibles-Goodwill and Other ” requires that certain intangible assets be assessed annually for impairment using fair value measurement techniques.

As of July 31, 2011 and July 31, 2010, it was determined that the fair value of the licenses and rights exceeded their carrying amounts and the second step of the impairment testing was therefore not necessary.

Fair value of financial instruments
The carrying amounts of the Company’s cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments.

Foreign currency translation
The Company uses the Canadian Dollar as its functional currency and reporting currency. Assets and liabilities denominated in foreign currencies are translated into Canadian Dollars at the rate of exchange at the balance sheet date, while revenue and expenses are translated at the weighted average rates prevailing during the respective periods.  Components of stockholders’ equity are translated at historical rates.  Exchange gains and losses resulting from translation are reflected in the statements of income.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

2.	Summary of Significant Accounting Policies (Continued)

Income taxes
Deferred income taxes are recorded to reflect certain items of income and expense recognized in different periods for financial reporting than for tax purposes.  The principal source of temporary differences is differences in methods of depreciation.   The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.   ASC 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect or expected for the year in which the differences are expected to reverse. A valuation allowance is recognized, if necessary, to measure tax benefits to the extent that, based on available evidence, it is more likely than not that they will be realized.

3.	Property, plant and equipment

			2011
		Accumulated	Net
	Cost	Amortization	Book Value

Office furniture and equipment	$68,096	$52,618	$15,478
Tools and equipment	31,083	18,487	12,596
Computer hardware	17,634	14,168	3,466
Vehicle	22,502	19,287	3,215

	$139,315	$104,560	$34,755

			2010
		Accumulated	Net
	Cost	Amortization	Book Value

Office furniture and equipment	$68,096	$48,748	$19,348
Tools and equipment	31,083	15,338	15,745
Computer hardware	14,477	11,712	2,765
Vehicle	22,502	17,910	4,592

	$136,158	$93,708	$42,450

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

4.	Related party transactions

APEX Systems Integrators Inc. leases premises as described in Note 9 from an entity controlled by the spouse of a shareholder. Rent expense for the year included in the Combined Statement of Income was $185,000 (2010 - $185,000).

In addition, during the July 31, 2011 year end, a licence was sold to a stockholder for $17,000. At July 31, 2011, this amount remains unpaid and is included in accounts receivable.

These transactions have been recorded at the exchange amount, being the amounts agreed upon by the parties.

At July 31, 2011, APEX Systems Integrators Inc. purchased the support contracts entered into by APEX Systems Integrators USA Inc. and assumed the liability to carry-out these contracts. These contracts were transferred at the value of the related deferred revenue.

5.	Stockholders’ equity

Authorized:

The Company is authorized to issue an unlimited number of common shares and unlimited special shares.  The preference shares are issuable in series with rights and conditions to be determined by directors other than as follows:

(a)	8%, double-voting, non-cumulative Series A Special Shares.

Issued:	2011	2010

500 Common shares of APEX Systems
Integrators Inc.	$500	$500
500 Common shares of APEX Systems
Integrators (USA) Inc.	500	500
	$1,000	$1,000

6.	Measurement uncertainty

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates included in the preparation of these financial statements include the assumptions used in determining the useful lives of long-lived assets and the assumptions used in determining whether assets are impaired. Actual results could differ from those estimates.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

6.	Measurement uncertainty (Continued)

As well, these financial statements include deferred revenue relating to consulting work that was completed and delivered, but for which a liability remained. This amount is subject to significant uncertainty due to the level of judgment required in determining the consulting work that remains to be completed at each year end.

In addition, the Company has unrecognized tax benefits from uncertain tax positions of $170,000 (2010 - $115,000). This amount is subject to significant uncertainty due to the likelihood of the outcome in the event of a potential Canada Revenue Agency audit.

7.	Income taxes

	2011	2010
Income before income taxes	$775,506	$1,079,537

Differences between financial statement income and
taxable income
Capital cost allowance in excess of amortization	(4,000)	(5,000)
Scientific research and development claims, net	21,000	(40,000)
Other	11,494	15,463

Taxable income	$804,000	$1,050,000

Expected tax at statutory rates of 15.5% (2010 – 16.5%)	$124,000	$170,000
Unrecognized tax benefits from uncertain tax positions	55,000	74,000
Other	3,995	(12,586)

Provision for income taxes	$182,995	$231,414

Current income tax liability	$(155,959)	$(174,741)
Scientific research and experimental development
tax credit	166,535	185,000

Income taxes recoverable	$10,576	$10,259

Deferred income tax liability	$8,000	$8,000

The deferred tax liability consists of differences between the book value and the tax value of specific assets.

The Company has unrecognized tax benefits of approximately $170,000 as at July 31, 2011 (2010 - $115,000) associated with tax positions taken in the current and prior year, all of which, if recognized, would impact the effective tax rate. The Company did not incur any income tax related interest expense or penalties related to uncertain tax positions during the years ended July 31, 2011 and July 31, 2010.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

8.	Financial instruments

Fair value of financial instruments
The fair values of cash and cash equivalents, accounts receivables and accounts payables are assumed to approximate their carrying amounts because of their short term to maturity.

Financial risk
The financial risk to the Company’s earnings arises from fluctuations in foreign exchange rates and the degree of volatility of those rates.  The Company does not use derivative instruments to reduce its exposure to foreign exchange risk as management does not consider such risks to be material.

The Company’s exposure to foreign currency is as follows:

(in U.S. dollars)	2011	2010

Cash and cash equivalents	$844,383	$312,064
Accounts payable	(9,809)	(78,628)
Gross balance sheet exposure	$834,574	$233,436

A one cent increase in the Canadian dollar against the U.S. dollar at July 31, 2011, would have decreased equity and net income by $8,346 (2010 - $2,334). This analysis assumes that all other variables remain constant (a one cent weakening of the Canadian dollar against the U.S. dollar at July 31, 2011 or July 31, 2010, would have had the equal but opposite effect).

Credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash equivalents and accounts receivable.  The Company has deposited cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote.  Credit risks associated with trade receivables are limited by the Company’s credit granting policies and an insurance policy which covers possible losses for certain of the Company’s customers.

APEX Systems Integrators Inc. and APEX Systems
Integrators (USA) Inc.
Notes to the Combined Financial Statements
July 31, 2011 and July 31, 2010

9.	Commitment

The Company has the following annual operating lease commitment with a related party as described in Note 4 with respect to premises:

2012	$192,000
2013	210,000
2014	219,000
2015	237,000
2016	159,000

10.	Subsequent events

Subsequent to the 2011 year end, the stockholder group entered into discussions with a U.S. corporation for the purchase of the shares of APEX Systems Integrators Inc. The sale is expected to close in the first quarter of calendar 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,661
Legal fees and expenses	$100,000
Accounting fees and expenses	$40,000
Miscellaneous expenses	$10,000
Total	$151,661

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On December 20, 2012, we entered into and closed a securities purchase agreement (the “Series D Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which we sold an aggregate of 633,600 shares of Series D Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D First Closing”).  On December 31, 2012, we sold an additional 70,600 shares of Series D Preferred Stock (the “Series D Second Closing”) pursuant to the Series D Purchase Agreement for an aggregate of 704,200 shares of Series D Preferred Stock sold.  The Placement Agent acted as the placement agent for the Series D Second Closing as well. We paid the Placement Agent $56,480 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent Placement Agent Warrants to purchase 70,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Second Closing for an aggregate of 704,200 such warrants.

On November 15, 2012, issued to the holders of the Series C Preferred Stock an aggregate of 175,364 shares of common stock as an antidilution adjustment.

On July 31, 2012, the Company issued 617,284 shares of common stock to MacroSolve, Inc. as part of the consideration for the acquisition of assets.

On June 15, 2011, the Company entered into a Plan of Arrangement (the “Plan of Arrangement”) and Plan of Merger (the “Merger Agreement”) among the Company, 2259736 Ontario Inc., a wholly-owned subsidiary of Comamtech which was incorporated under the laws of the Province of Ontario, Canada (the “Purchaser”) and DecisionPoint Systems, Inc., a Delaware corporation (“Old DecisionPoint”).  Pursuant to the Merger Agreement and Plan of Arrangement under Section 182 of the Ontario Business Corporation Act, on June 15, 2011 (the “Effective Date”), Old DecisionPoint merged (the “Merger”) into the Purchaser becoming a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company changed its name to DecisionPoint Systems, Inc. and the Purchaser changed its name to DecisionPoint Systems International, Inc. (hereinafter referred to as “DecisionPoint Systems International”). Pursuant to the Plan of Arrangement and Merger Agreement, the Company acquired all of the issued and outstanding capital stock of Old DecisionPoint from its shareholders in exchange for 4,593,660 shares of the Company’s common stock, resulting in an exchange ratio of one share for every eight shares of common stock tendered (1:8). The Company also acquired all of Old DecisionPoint’s issued and outstanding Series A Cumulative Convertible Preferred Shares and Series B Cumulative Convertible Preferred Shares in exchange for 243,750 and 118,750 of the Company’s Cumulative Convertible Preferred Shares, respectively. In connection therewith, the Company issued to Sigma Opportunity Fund II, LLC 105,700 shares of common stock as an antidilution adjustment.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1.

Exhibit Number	Description
2.1	Share Purchase Agreement between 2314505 Ontario Inc., Company, Karen Dalicandro, Donald Dalicandro and 2293046 Ontario Inc. (7)
2.2	Asset Purchase Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (10)
3.1	Certificate of Incorporation of DecisionPoint Systems, Inc. dated June 15, 2011. (1)
3.2	Bylaws (6)
3.3	Certificate of Designation of Preferences Rights and Limitations of Series A Cumulative Convertible Preferred.(6)
3.4	Certificate of Designation of Preferences Rights and Limitations of Series B Cumulative Convertible Preferred.(6)
3.5
Certificate of Designation, of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Cumulative Convertible Preferred Stock. (2)

3.6	Certificate of Amendment to Certificate of Designations of Series C Preferred Stock (11)
3.7	Amendment No. 2 to Certificate of Designation of Series C Preferred Stock (12)
3.8	Certificate of Designation of Series D Preferred Stock (13)
3.9	Amendment No. 1 to Certificate of Designation of Series A Preferred Stock (13)
3.10	Amendment No. 1 to Certificate of Designation of Series B Preferred Stock (13)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP *
10.1
Arrangement Agreement among DecisionPoint Systems, Inc., Comamtech Inc. and 2259736 Ontario Inc., dated October 20, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)

10.2	Amendment No. 1 to the Arrangement Agreement, dated December 23, 2010, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.3	Amendment No. 2 to the Arrangement Agreement, dated March 22, 2011, incorporated by reference to the Current Report on Form 8-K filed on March 24, 2011. (1)
10.4	Amendment No. 3 to the Arrangement Agreement, dated April 8, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 14, 2011. (1)

10.5	Amendment No. 4 to the Arrangement Agreement, dated April 13, 2011, incorporated by reference to the Current Report on Form 8-K filed on April 19, 2011. (1)
10.6	Ontario Superior court of Justice Commercial List. (1)
10.7	Exchange Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II LLC. (2)
10.8	Investor Rights Agreement between DecisionPoint Systems, Inc. and Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC. (2)
10.9	Agreement between DecisionPoint Systems, Inc., Sigma Opportunity Fund II, LLC and Donald W. Rowley. (2)
10.10	Limited Waiver and Amendment to Loan and Security Agreement between Silicon Valley Bank, DecisionPoint Systems Group Inc., DecisionPoint Systems and CMAC, Inc. (3)
10.11	Employment Agreement between DecisionPoint Systems Inc. and Ralph S. Hubregsen. (4)
10.12	Transfer and Payment Agreement by and among Empresario Inc., Omar Solis and the Company. (5)
10.13	2010 Stock Option Plan (6)
10.14	Employment Agreement between Apex Systems Integrators Inc., Donald Dalicandro and the Company. (7)
10.15	Form of Convertible Note (7)
10.16	Form of DPS Guarantee by and between Company., Karen Dalicandro and 2293046 Ontario Inc. (7)
10.17	General Security Agreement between Apex Systems Integrators Inc., Karen Dalicandro and 2293046 Ontario Inc. (7)
10.18	Escrow Agreement between 2314505 Ontario Inc., Company, Karen Dalicandro, 2293046 Ontario Inc. and McMillan LLP (7)
10.19	Noncompetition Agreement between Donald Dalicandro, Karen Dalicandro and 2314505 Ontario Inc. (7)
10.20	IP Assignment Agreement between Donald Dalicandro and Apex Systems Integrators Inc. (7)
10.21	IP Assignment Agreement between Karen Dalicandro and Apex Systems Integrators Inc. (7)
10.22	Credit Agreement between Royal Bank of Canada, Company, 2314505 Ontario Inc. and Apex Systems Integrators Inc. (7)
10.23	General Security Agreement between Royal Bank of Canada and Apex Systems Integrators Inc. (7)
10.24	General Security Agreement between Royal Bank of Canada and 2314505 Ontario Inc. (7)
10.25	Security Agreement between Royal Bank of Canada and the Company (7)
10.26	Guarantee between the Company and Royal Bank of Canada (7)
10.27	Guaranty between Apex Systems Integrators Inc. and Royal Bank of Canada (7)
10.28	Loan Agreement between BDC Capital Inc., the Company, 2314505 Ontario Inc. and Apex Systems Integrators Inc. (7)
10.29	General Security Agreement between BDC Capital Inc. and Apex Systems Integrators Inc. (7)
10.30	General Security Agreement between BDC Capital Inc. and 2314505 Ontario Inc. (7)
10.31	Guarantee between Apex Systems Integrators Inc. and BDC Capital Inc. (7)
10.32	Guarantee between the Company and BDC Capital Inc. (7)
10.33	Subordination Agreement between BDC Capital Inc. and Silicon Valley Bank (7)
10.34	Consent and Waiver Agreement among the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley (7)

10.35	Subordination Agreement between Royal Bank of Canada and Silicon Valley Bank (7)
10.36	Subordination and Priorities Agreement among Royal Bank of Canada, BDC Capital Inc., Apex Systems Integrators Inc. and 2314505 Ontario Inc. (7)
10.37	Lease Agreement, dated May 7, 2012, between the Company and Nausser Fathollahi and Alladin Doroudi (8)
10.38	Separation Agreement and General Release (9)
10.39	Accounts Payable Payment Plan (9)
10.40	License Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (10)
10.41	Non-Competition Agreement between the Company and MacroSolve, Inc. dated July 31, 2012 (10)
10.42	Consent and Waiver Amendment by and among the Company, Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley dated as of October 3, 2012 (11)
10.43	Agreement, dated November 15, 2012, by and among the Company, Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC (12)
10.44	Form of Securities Purchase Agreement of Series D Preferred Stock (13)
10.45	Warrant to Purchase Common Stock, dated December 20, 2012, issued to Placement Agent (13)
21	Subsidiaries *
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Crowe Horwath, LLP, Independent Registered Public Accounting Firm*
23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm*
23.4	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*
EX-101.INS	XBRL Instance Document*
EX-101.SCH	XBRL Taxonomy Extension Schema Document*
EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase*
EX-101.LAB	XBRL Taxonomy Extension Labels Linkbase*
EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase*

(1)  Incorporated by Reference to the Current Report on form 8-K Filed by the Company on June 21, 2011.
(2)  Incorporated by Reference to the Current Report on form 8-K Filed by the Company on July 7, 2011.
(3)  Incorporated by Reference to the Current Report on form 8-K Filed by the Company on October 13, 2011.
(4)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on September 15, 2011.
(5)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on September 9, 2011.
(6)  Incorporated by Reference to the Annual Report on Form 10-K Filed by the Company on March 30, 2012.
(7)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on June 7, 2012.
(8)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on June 19, 2012.
(9)  Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on July 27, 2012.
(10) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on August 6, 2012.
(11) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on October 10, 2012.
(12) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on November 21, 2012.
(13) Incorporated by Reference to the Current Report on Form 8-K Filed by the Company on December 26, 2012.

*Filed herewith

ITEM 17. UNDERTAKINGS.

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 12, 2013.

DECISIONPOINT SYSTEMS, INC.

By:	/s/ Nicholas R. Toms
Nicholas R. Toms, Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Nicholas R. Toms	Chairman and Chief Executive Officer	February 12, 2013
Nicholas R. Toms	(Principal Executive Officer)

/s/ Paul Ross	Interim Chief Financial Officer	February 12, 2013
Paul Ross	(Principal Financial Officer and Principal Accounting Officer)

/s/ David M. Rifkin	Director	February 12, 2013
David M. Rifkin

/s/ Jay B. Sheehy	Director	February 12, 2013
Jay B. Sheehy

/s/ Robert M. Chaiken	Director	February 12, 2013
Robert M. Chaiken

/s/ Marc Ferland	Director	February 12, 2013
Marc Ferland

/s/ Lawrence Yelin	Director	February 12, 2013
Lawrence Yelin

	Director	February 12, 2013
Donald Dalicandro